                                                                     Exhibit 2.1


                              COMBINATION AGREEMENT

                               CALPINE CORPORATION

                                       AND

                                ENCAL ENERGY LTD.




                     DATED EFFECTIVE AS OF FEBRUARY 7, 2001


                               TABLE OF CONTENTS

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                                                                                     ----
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COMBINATION AGREEMENT................................................................  1

RECITALS          ...................................................................  1

ARTICLE 1         GENERAL............................................................  1

           1.1    Plan of Arrangement................................................  1

           1.2    Exchange Ratio.....................................................  2

           1.3    Dissenting Shares..................................................  2

           1.4    Other Effects of the Arrangement...................................  2

           1.5    Proxy Circular; Registration Statements............................  2

           1.6    Material Adverse Effect............................................  4

           1.7    Currency...........................................................  4

           1.8    CCo Sub............................................................  4

           1.9    Exhibits...........................................................  4

ARTICLE 2         REPRESENTATIONS AND WARRANTIES OF ECO..............................  5

           2.1    Organization and Standing..........................................  5

           2.2    Agreement Authorized and its Effect on Other Obligations...........  5

           2.3    Governmental and Third Party Consents..............................  6

           2.4    Capitalization.....................................................  7

           2.5    Securities Reports and Financial Statements, Books and Records.....  8

           2.6    Liabilities........................................................  9

           2.7    Information Supplied...............................................  9

           2.8    No Defaults........................................................  9

           2.9    Litigation; Investigations.........................................  9

           2.10   Absence of Certain Changes and Events.............................. 10

           2.11   Additional ECo Information......................................... 10

           2.12   Certain Agreements................................................. 11

           2.13   Employee Benefit Plans............................................. 11

           2.14   Intellectual Property.............................................. 12

           2.15   Title to Properties................................................ 12

           2.16   Environmental Matters.............................................. 13

           2.17   Compliance With Other Laws......................................... 14

           2.18   Taxes.............................................................. 14
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                                      -i-

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           2.19   Vote Required..................................................... 14

           2.20   Brokers and Finders............................................... 15

           2.21   Disclosure........................................................ 15

           2.22   Fairness Opinion.................................................. 15

           2.23   Restrictions on Business Activities............................... 15

           2.24   Books and Records................................................. 15

           2.25   Pooling Matters................................................... 16

           2.26   Engineering Report................................................ 16

           2.27   United States Operations.......................................... 16

           2.28   Insurance......................................................... 16

           2.29   Operations........................................................ 17

ARTICLE 3         REPRESENTATIONS AND WARRANTIES OF CCO............................. 17

           3.1    Organization and Standing......................................... 17

           3.2    Agreement Authorized and its Effect on Other Obligations.......... 17

           3.3    Governmental and Third Party Consents............................. 18

           3.4    Capitalization.................................................... 19

           3.5    Securities Reports and Financial Statements, Books and Records.... 20

           3.7    Information Supplied.............................................. 20

           3.8    No Defaults....................................................... 21

           3.9    Litigation; Investigations........................................ 21

           3.10   Absence of Certain Changes and Events............................. 21

           3.11   Compliance With Laws.............................................. 21

           3.12   Brokers and Finders............................................... 21

           3.13   Disclosure........................................................ 22

           3.14   CCo Sub........................................................... 22

           3.15   Pooling Matters................................................... 22

           3.16   Ownership of ECo Shares........................................... 22

           3.17   Title to Properties............................................... 22

           3.18   Environmental Matters............................................. 23

           3.19   Employee Benefit Plans............................................ 23

ARTICLE 4         OBLIGATIONS PENDING EFFECTIVE DATE................................ 24
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                                      -ii-

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           4.1    Agreements of CCo and ECo.....................................  24

           4.2    Additional Agreements of ECo..................................  25

           4.3    Additional Agreements of CCo..................................  29

           4.4    Public Announcements..........................................  30

           4.5    Comfort Letters...............................................  30

ARTICLE 5         CONDITIONS PRECEDENT TO OBLIGATIONS...........................  31

           5.1    Conditions Precedent to Obligations of Each Party.............  31

           5.2    Conditions Precedent to Obligations of ECo....................  32

           5.3    Conditions Precedent to Obligations of CCo....................  33

           5.4    Pooling Accounting............................................  34

ARTICLE 6         TERMINATION...................................................  35

           6.1    Termination...................................................  35

           6.2    Notice of Termination.........................................  36

           6.3    Effect of Termination.........................................  37

           6.4    Termination Fee...............................................  37

ARTICLE 7         ADDITIONAL AGREEMENTS.........................................  38

           7.1    Meetings......................................................  38

           7.2    The Closing...................................................  38

           7.3    Ancillary Documents/Reservation of Shares.....................  38

           7.4    Exchange of Options...........................................  39

           7.5    Indemnification and Related Matters...........................  39

           7.6    Affiliate Agreements..........................................  41

           7.7    Employment Agreements.........................................  41

ARTICLE 8         MISCELLANEOUS.................................................  42

           8.1    No Survival of Representations and Warranties.................  42

           8.2    Notices.......................................................  42

           8.3    Interpretation................................................  42

           8.4    Severability..................................................  42

           8.5    Counterparts..................................................  43

           8.6    Miscellaneous.................................................  43

           8.7    Governing Law.................................................  43
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                                     -iii-

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           8.8    Amendment and Waivers.........................................  43

           8.9    Expenses......................................................  43

           8.10   Further Assurances............................................  44

           8.11   U.S. Taxation of Arrangement..................................  44

                              COMBINATION AGREEMENT

        THIS COMBINATION AGREEMENT (this "Agreement") is entered into effective as of February 7, 2001, between Calpine Corporation, a Delaware corporation ("CCo"), and Encal Energy Ltd., an Alberta corporation ("ECo").

                                    RECITALS

        WHEREAS, the respective boards of directors of CCo and ECo each deem it advisable and in the best interests of their respective stockholders to combine their respective businesses by CCo, through CCo Sub (as hereinafter defined), acquiring common shares of ECo pursuant to the Plan of Arrangement (as hereinafter defined).

        WHEREAS, in furtherance of such combination, the respective boards of directors of CCo and ECo have approved the transactions contemplated by this Agreement, and the board of directors of ECo has agreed to submit the Plan of Arrangement and the other transactions contemplated hereby to its shareholders and optionholders (together, "securityholders") and the Court of Queen's Bench of Alberta (the "Court") for approval.

        WHEREAS, it is intended that the transactions contemplated hereby will be treated as a "pooling of interests" under United States generally accepted accounting principles.

        NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE 1
                                    GENERAL

1.1     PLAN OF ARRANGEMENT

        As promptly as practicable after the Proxy Circular (as hereinafter defined) is prepared, ECo will apply to the Court pursuant to Section 186 of the Business Corporations Act (Alberta) (the "ABCA") for an interim order in form and substance reasonably satisfactory to CCo (the "Interim Order") providing for, among other things, the calling and holding of the ECo Shareholders Meeting (as hereinafter defined) for the purpose of considering and, if deemed advisable, approving the arrangement (the "Arrangement") under Section 186 of the ABCA and pursuant to this Agreement and the Plan of Arrangement substantially in the form of Exhibit A (the "Plan of Arrangement"). If the ECo securityholders approve the Arrangement, ECo will take the necessary steps to submit the Arrangement to the Court and apply for a final order of the Court approving the Arrangement in such fashion as the Court may direct (the "Final Order"). At 12:01 a.m. (the "Effective Time") on the date (the "Effective Date") shown on the articles of arrangement filed with the Registrar under the ABCA (which articles of arrangement will not be filed with the Registrar under the ABCA during any 15 business day cure period referred to in Section 6.1 (b) or
(c) hereof) giving effect to the Arrangement and other transactions set out in clauses (a) through (d), inclusive, of Section 2.1 of the Plan of Arrangement, the Arrangement and such other transactions shall occur and shall be deemed to occur in the order set out therein without any further act or formality.

1.2     EXCHANGE RATIO

        (a) Pursuant, and subject, to the Plan of Arrangement, each of the outstanding common shares of ECo will be exchanged for a number of Exchangeable Shares (as defined in the Plan of Arrangement) equal to Cdn. $12.00 divided by the CCo Average Price (as defined in the Plan of Arrangement). This number will be determined by the parties based on the foregoing formula prior to the Effective Time and will, before the articles of arrangement are filed with the Registrar under the ABCA, be inserted in the filed copy of the Plan of Arrangement in place of the "bullet" and the "Note to Draft" in the definition of "Exchange Ratio" in the Plan of Arrangement attached hereto as Exhibit A.

        (b) The Exchange Ratio (as defined in the Plan of Arrangement) shall be adjusted to reflect fully the effect of any stock split, reverse stock split, dividend (including any dividend or distribution of cash, property, stock or securities convertible into CCo Common Stock (as defined in the Plan of Arrangement) or ECo Common Shares (as defined in the Plan of Arrangement)), merger, reorganization, recapitalization or other like change with respect to CCo Common Stock or ECo Common Shares occurring after the date hereof and prior to the Effective Time.

        (c) Options to purchase ECo Common Shares will be treated in the manner described in the Plan of Arrangement.

1.3     DISSENTING SHARES

        Holders of ECo Common Shares and options to acquire ECo Common Shares ("ECo Options") may exercise rights of dissent with respect to such shares in connection with the Arrangement pursuant to and in the manner set forth in
Section 184 of the ABCA and Section 3.1 of the Plan of Arrangement (such holders referred to as "Dissenters" or as "Dissenting Shareholders" when referring exclusively to ECo Shareholders). ECo shall give CCo (i) prompt notice of any written demands of a right of dissent, withdrawals of such demands, and any other instruments served pursuant to the ABCA and received by ECo and (ii) the opportunity to participate in all negotiations and proceedings with respect to such rights. Without the prior written consent of CCo, except as required by applicable law, ECo shall not make any payment with respect to any such rights or offer to settle or settle any such rights.

1.4     OTHER EFFECTS OF THE ARRANGEMENT

        At the Effective Time: (a) each ECo Common Share and each ECo Option outstanding immediately prior to the Effective Time will be exchanged as provided in the Plan of Arrangement; and (b) the Arrangement will, from and after the Effective Time, have all of the effects provided by applicable law, including the ABCA.

1.5     PROXY CIRCULAR; REGISTRATION STATEMENTS

        (a) As promptly as practicable after execution of this Agreement, CCo and ECo shall prepare a management information circular (the "Proxy Circular") of ECo with respect to the meeting of securityholders of ECo relating to the Arrangement and the approval of certain matters in connection therewith (the "ECo Shareholders Meeting"). As promptly as practicable after the Proxy Circular is prepared and the Interim Order granted, ECo shall cause the Proxy Circular to be mailed to each of ECo's securityholders entitled to vote at the ECo Shareholders Meeting. As promptly as practicable, CCo shall prepare and file (i) a registration statement on Form S-3 (the "S-3 Registration Statement") with the United States Securities and Exchange Commission (the "SEC") to register the CCo Common Stock to be issued from time to time after the Effective Time upon exchange of the exchangeable shares to be issued by CCo Sub (as defined hereafter) as contemplated in the Plan of Arrangement (the "Exchangeable Shares") and CCo shall use its reasonable best efforts to cause the S-3 Registration Statement to become effective prior to the Closing, and (ii) a registration statement on Form S-8 (the "S-8 Registration Statement" and together with the S-3 Registration Statement, the "Registration Statements") with the SEC to register the CCo Common Stock to be issued from time to time after the Effective Time upon exercise of New Options (as defined hereafter). If such Registration Statements become effective, CCo will use its reasonable best efforts to maintain the effectiveness of the S-3 Registration Statement for so long as any Exchangeable Shares remain outstanding and the S-8 Registration Statement for so long as any New Options remain outstanding or, in each case, until such earlier time as CCo determines to be sufficient on the written advice of its outside counsel.

        (b) Each party shall promptly furnish to the other party all information concerning such party and its securityholders as may be reasonably required in connection with any action contemplated by this Section 1.5. The Proxy Circular and the Registration Statements shall comply in all material respects with all applicable requirements of law. Whenever any event occurs which should, in the opinion of CCo, be set forth in an amendment or supplement to a Registration Statement, ECo shall promptly provide information reasonably requested by CCo to enable CCo to file with the SEC such amendment or supplement. Whenever any event occurs which should, in the opinion of ECo, be set forth in an amendment or supplement to the Proxy Circular, CCo shall promptly provide information reasonably requested by ECo to enable ECo to prepare and file such amendment or supplement.

        (c) CCo and ECo shall take any action required to be taken under any applicable provincial or state securities laws (including "blue sky" laws) in connection with the issuance of the CCo Common Stock and the Arrangement; provided, however, that with respect to any such laws, neither CCo nor ECo shall be required to register or qualify as a foreign corporation or reporting issuer where any such entity is not now so registered or qualified except as to matters and transactions arising solely from the offer and sale of the CCo Common Stock or the issuance of the Exchangeable Shares.

1.6     MATERIAL ADVERSE EFFECT

        In this Agreement, the term "Material Adverse Effect" used with respect to any party means any event, change or effect that is or would reasonably be expected to be materially adverse to the financial condition, operations, assets, liabilities, or business of such party and its subsidiaries, taken as a whole, provided that:

        (a) a Material Adverse Effect shall not include any adverse effect resulting from (i) any decline in crude oil, natural gas, gas liquids or electrical power prices on a current or forward basis,
               (ii) changes in general economic, financial, currency exchange, securities or commodity market conditions in the United States or elsewhere, or (iii) the drilling, completion or testing after the date hereof of any wells, where the drilling of such wells commenced after January 1, 2001, establishing that any such wells or the related prospects are not commercially viable or are less successful than anticipated by ECo; and

        (b) a Material Adverse Effect shall, notwithstanding (a) above, include a change in law or regulation or in the application of law or regulation that is or would reasonably be expected to be materially adverse as aforesaid.

1.7     CURRENCY

        Unless otherwise specified, all references in this Agreement to "dollars" or "$" shall mean United States dollars.

1.8     CCO SUB

        (a) On or prior to the Effective Date, CCo shall cause a new or, subject to the consent of ECo, not to be unreasonably withheld, an existing corporation under the ABCA ("CCo Sub") to include the following provisions in its articles of incorporation:

               (i) a class of exchangeable shares (the "Exchangeable Shares"), unlimited in number and having the terms and conditions set forth in Exhibit B; and

               (ii)   those other provisions set forth in Exhibit B.

        (b) CCo shall cause CCo Sub to complete the transactions contemplated herein.

1.9     EXHIBITS

        The following Exhibits attached hereto are incorporated herein by reference:

(a)     Exhibit A - Plan of Arrangement;

(b) Exhibit B - Exchangeable Share Provisions and other provisions to be included in the Articles of Incorporation of CCo Sub;

(c)     Exhibit C - Support Agreement;

(d)     Exhibit D - Voting and Exchange Trust Agreement;

(e)     Exhibit E - ECo Affiliates Agreement; and

(f)     Exhibit F - CCo Affiliates Agreement.

                                   ARTICLE 2
                      REPRESENTATIONS AND WARRANTIES OF ECO

        Except as set forth in a letter dated the date of this Agreement and delivered by ECo to CCo concurrently herewith (the "ECo Disclosure Letter"), ECo hereby represents and warrants to, and agrees with, CCo that:

2.1     ORGANIZATION AND STANDING

        ECo and each body corporate, partnership, joint venture, association or other business entity of which more than 50% of the total voting power of shares of stock or units of ownership or beneficial interest entitled to vote in the election of directors (or members of a comparable governing body) is owned or controlled, directly or indirectly, by ECo (the "ECo Subsidiaries"), is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has full requisite power and authority to carry on its business as it is currently conducted, and to own, lease and operate the properties currently owned, leased and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation or organization authorized to do business in all jurisdictions in which the character of the properties owned or leased or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect on ECo. The ECo Disclosure Letter sets forth a complete list, as at the date hereof, of the ECo Subsidiaries and the percentage of each subsidiary's outstanding capital stock or other ownership interest owned by ECo or another ECo Subsidiary.

2.2     AGREEMENT AUTHORIZED AND ITS EFFECT ON OTHER OBLIGATIONS

        (a) ECo has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and, subject to approval of ECo's securityholders and the Court as provided in this Agreement, to consummate the Arrangement and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by ECo and, subject to approval of ECo's securityholders and the Court as provided in this Agreement, the consummation by ECo of the Arrangement and the other transactions contemplated hereby have been unanimously approved by the board of directors of ECo and have been duly authorized by all other necessary corporate action on the part of ECo. This Agreement has been duly executed and delivered by ECo and is a valid and binding obligation of ECo, enforceable in accordance with its terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors' rights generally, (ii) general equitable principles, and (iii) the qualifications that the consummation of the Arrangement is subject to approval of ECo's securityholders and the Court as provided in this Agreement and that Alberta courts will only render monetary judgements expressed in Canadian dollars.

        (b) Neither the execution, delivery or performance of this Agreement or the Arrangement by ECo, nor the consummation of the transactions contemplated hereby or thereby by ECo nor compliance with the provisions hereof or thereof by ECo will: (i) conflict with, or result in any violations of, the articles of amalgamation or bylaws of ECo or any equivalent document of any of the ECo Subsidiaries; or (ii) result in any breach of or cause a default (with or without notice or lapse of time, or both) under, give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any benefit or the incurrence of any cost (including, but not limited to, rentals, royalties, excess royalty, overriding royalty interests, production payments, pipeline and production imbalances and penalties, governmental authority curtailment of hydrocarbon production and seismic data transfer fees) under, or result in the creation of any lien, charge, mortgage, security interest, option, preferential purchase right or other right or interest of any other person (collectively, an "Encumbrance") upon any of the properties or assets of ECo or any of the ECo Subsidiaries under, any term, condition or provision of any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to ECo or any of the ECo Subsidiaries or their respective properties or assets, other than any such breaches, defaults, rights, losses, or Encumbrances which, individually or in the aggregate, would not have a Material Adverse Effect on ECo.

2.3     GOVERNMENTAL AND THIRD PARTY CONSENTS

        (a) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (each a "Governmental Entity"), is required to be obtained by ECo or any of the ECo Subsidiaries in connection with the execution and delivery of this Agreement or the Plan of Arrangement or the consummation of the transactions contemplated hereby or thereby, except for: (i) the filing with the applicable Canadian provincial securities commissions or regulatory authorities (the "Commissions"), the Court and the mailing to securityholders of ECo of the Proxy Circular relating to the ECo Shareholders Meeting; (ii) the furnishing to the SEC of such reports and information under the Exchange Act and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby (the "SEC Filings"); (iii) approval by the Court of the Arrangement and the filings of the articles of arrangement and other required arrangement or other documents as required by the ABCA; (iv) such filings, authorizations, orders and approvals as may be required under any other applicable Canadian or United States federal, provincial or state securities laws and the rules of the NYSE or The Toronto Stock Exchange

               ("TSE"); (v) such filings and notifications as may be necessary under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (vi) such notices and filings as may be necessary under the Investment Canada Act and under the Competition Act (Canada); (vii) such notice, filings, orders and approvals as may be necessary under the Public Utilities Board Act (Alberta), Gas Utilities Act (Alberta) or similar legislation in other applicable provinces; and (viii) where the failure to obtain such consents, approvals, etc., would not prevent or delay the consummation of the Arrangement or otherwise prevent ECo from performing its obligations under this Agreement and would not reasonably be expected to have a Material Adverse Effect on ECo.

        (b) Other than as contemplated by Section 2.3(a), no consents, assignments, waivers, authorizations or other certificates from third parties are necessary or required in connection with the transactions contemplated hereby to provide for the continuation in full force and effect of all of ECo's material contracts or leases or for ECo to consummate the transactions contemplated hereby, except when the failure to receive such consents or other certificates would not have a Material Adverse Effect on ECo.

2.4     CAPITALIZATION

        (a) The authorized capital of ECo consists of an unlimited number of common shares ("ECo Common Shares"), an unlimited number of Class A preferred shares issuable in series and an unlimited number of Class B preferred shares issuable in series (collectively, the "Preferred Shares"). As of February 6, 2001, 109,857,279 ECo Common Shares were issued and outstanding and no Preferred Shares are issued and outstanding. As of February 6, 2001, an aggregate of 7,294,981 ECo Common Shares were reserved for issuance pursuant to outstanding ECo Options granted under the Stock Option Plan of ECo (the "ECo Option Plan") and, as at such date, no other ECo Shares are reserved for issuance pursuant to any outstanding rights or options and no Preferred Shares are reserved for issuance. The board of directors of ECo will not take any action to amend or to cause the early vesting of any of the ECo Options other than in accordance with pre-existing rights of the holders thereof. All of the issued and outstanding ECo Common Shares have been duly authorized and validly issued, are fully paid and non-assessable, were not issued in violation of the terms of any agreement or other understanding binding upon ECo and were issued in compliance with all applicable charter documents of ECo and all applicable federal, provincial and foreign securities laws, rules and regulations. There are, and have been, no preemptive rights with respect to the issuance of the ECo Common Shares or any other capital stock of ECo.

        (b) Other than as set forth above, there are no outstanding subscriptions, options, warrants, convertible securities, calls, commitments, agreements or rights (contingent or otherwise) of any character to purchase or otherwise acquire from ECo any shares of, or any securities convertible into, the capital stock of ECo.

        (c) ECo does not have a shareholders rights protection plan or similar plan or agreement.

2.5     SECURITIES REPORTS AND FINANCIAL STATEMENTS, BOOKS AND RECORDS

        (a) ECo has filed all forms, reports, annual reports and documents with the Commissions required to be filed by it pursuant to relevant Canadian securities statutes, regulations, policies and rules (collectively, the "ECo Canadian Securities Reports"), all of which have complied in all material respects with all applicable requirements of such statutes, regulations, policies and rules. None of the ECo Canadian Securities Reports, at the time filed or as subsequently amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of ECo contained in the ECo Canadian Securities Reports complied in all material respects with the then applicable accounting requirements and the published rules and regulations of the relevant Canadian securities statutes with respect thereto, were prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis during the periods involved (except as may have been indicated in the notes thereto or, in the case of unaudited statements, as permitted by applicable laws, rules or regulations) and fairly present in all material respects (subject, in the case of the unaudited statements, to normal, year-end audit adjustments) the consolidated financial position of ECo and its consolidated ECo Subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended.

        (b) ECo has filed all annual and quarterly reports and (except for any immaterial matters) all other forms, reports and documents with the SEC required to be filed by it pursuant to relevant United States securities statutes, regulations, policies and rules (collectively, the "ECo United States Securities Reports"; and together with the ECo Canadian Securities Reports, the "ECo Securities Reports"), all of which have complied in all material respects with all applicable requirements of such statutes, regulations, policies and rules. None of the ECo United States Securities Reports, at the time filed or as subsequently amended or supplemented, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of ECo contained in the ECo United States Securities Reports complied in all material respects with the then applicable accounting requirements and the published rules and regulations under the relevant United States securities statutes with respect thereto, were prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis during the periods involved (except as may have been indicated in the notes thereto or, in the case of unaudited statements, as permitted by applicable laws, rules or regulations) and fairly present in all material respects (subject, in the case of the unaudited statements, to normal, year-end audit adjustments) the consolidated financial position of ECo and its consolidated ECo Subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended.

        (c) There has been no change in ECo's accounting policies or the methods of making accounting estimates or changes in estimates that are material to such financial statements, except as described in the notes thereto.

2.6     LIABILITIES

        Neither ECo nor any ECo Subsidiary has any material liabilities or obligations, either accrued, absolute, contingent or otherwise, or has any knowledge of any potential material liabilities or obligations, other than those disclosed in the ECo Securities Reports or incurred in the ordinary course of business since September 30, 2000.

2.7     INFORMATION SUPPLIED

        None of the information supplied or to be supplied by ECo for inclusion or incorporation by reference in the Proxy Circular will, at the time the Proxy Circular is mailed to the securityholders of ECo or at the time of the ECo Shareholders Meeting contain any untrue statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading. None of the information supplied or to be supplied by ECo for inclusion or incorporation by reference in a Registration Statement will at the time such Registration Statement is declared or becomes effective contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. ECo will take all reasonable steps within its control to ensure that the Proxy Circular is prepared as to form in all material respects in compliance with the provisions of the ABCA and applicable United States and Canadian securities laws and the rules and regulations promulgated thereunder.

2.8     NO DEFAULTS

        Neither ECo nor any ECo Subsidiary is, or has received notice that it would be with the passage of time, in default or violation of any term, condition or provision of: (a) its articles or bylaws; (b) any judgment, decree or order applicable to it; or (c) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument to which ECo or any ECo Subsidiary is now a party or by which it or any of its properties or assets may be bound, except in the case of items (b) and (c) for defaults and violations which, individually or in the aggregate, would not have a Material Adverse Effect on ECo.

2.9     LITIGATION; INVESTIGATIONS

        There is no claim, action, suit or proceeding pending, or to the knowledge of ECo threatened against ECo or any of the ECo Subsidiaries, which would, if adversely determined, individually or in the aggregate, have a Material Adverse Effect on ECo, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against ECo or any of the ECo Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect. There is no investigation pending or, to the knowledge of ECo, threatened, against ECo or any of the ECo Subsidiaries before any Governmental Entity which could have such effect.

2.10    ABSENCE OF CERTAIN CHANGES AND EVENTS

        Since September 30, 2000, there has not been:

        (a)    Any Material Adverse Effect on ECo;

        (b) Any material damage, destruction, or loss to the business or properties of ECo and the ECo Subsidiaries, taken as a whole, not covered by insurance;

        (c) Any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of ECo, or any direct or indirect redemption, purchase or any other acquisition by ECo of any such stock;

        (d) Any change in the capital stock or in the number of shares or classes of ECo's authorized or outstanding capital stock as described in Section 2.4 (other than as a result of exercises of ECo Options described in Section 2.4 (a));

        (e) Any material labor dispute or charge of unfair labor practice (other than routine individual grievances) or, to the knowledge of ECo, any activity or proceeding by a labor union or by a representative thereof to organize any employees of ECo or any ECo Subsidiary or any campaign being conducted to solicit authorization from employees to be represented by such labor union; or

        (f) Any other event or condition known to ECo particularly pertaining to and adversely affecting the operations, assets or business of ECo or any of the ECo Subsidiaries (other than events or conditions which are of a general or industry-wide nature and of general public knowledge) which would constitute a Material Adverse Effect on ECo.

2.11    ADDITIONAL ECO INFORMATION

        The ECo Disclosure Letter contains true, complete and correct lists of the following items with respect to ECo and each of the ECo Subsidiaries, and ECo has furnished or made available to CCo true, complete and correct copies of all documents referred to in such lists:

        (a) All contracts which involve, or may involve, aggregate payments by any party thereto of $5 million or more, which payments or obligations are to be performed in whole or in part after the Effective Time and which are not cancellable or terminable by ECo without payment or penalty in excess of $5 million;

        (b) All option, bonus, incentive compensation, deferred compensation, indemnification agreements, employment agreements (including change of control agreements) and profit-sharing, retirement, pension, welfare, group insurance, death benefit and other fringe benefit plans, arrangements or trust agreements;

        (c) All material patents, trademarks, copyrights and other intellectual property rights (including, without limitation, those relating to seismic data) owned, licensed or used and all applications therefor;

        (d) All material trade names and fictitious names used or held, whether and where such names are registered and where used;

        (e) All long-term and short-term promissory notes, installment contracts, loan agreements, credit agreements, interest rate and currency derivatives, and operating and finance leases, in each case, having financial obligations in excess of $1 million, and any other material agreements relating thereto or with respect to collateral securing the same;

        (f) All indebtedness, liabilities and commitments of third parties (other than ECo Subsidiaries) and as to which it is a guarantor, endorser, co-maker, surety or accommodation maker or is contingently liable therefor (excluding liabilities as an endorser of checks and the like in the ordinary course of business) or has otherwise provided any form of financial assistance, and all letters of credit, in each case with a financial liability exposure in excess of $1 million, whether stand-by or documentary, issued by any third party; and

        (g) all material production transportation, marketing, sales and hedging contracts, other than production sales contracts terminable without penalty upon no more than 30 days notice.

2.12    CERTAIN AGREEMENTS

        Except for the ECo employment agreements and change of control agreements disclosed under Section 2.11 (b) or the acceleration of vesting of ECo Options, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (a) result in any payment (including severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee or independent contractor of ECo or any of the ECo Subsidiaries under any ECo Plan (as defined in Section 2.13) or otherwise; (b) materially increase any benefits otherwise payable under any ECo Plan or otherwise; or (c) result in the acceleration of the time of payment or vesting of any such benefits.

2.13    EMPLOYEE BENEFIT PLANS

        All employee benefits plans covering active, former or retired employees of ECo and the ECo Subsidiaries are listed in the ECo Disclosure Letter (the "ECo Plans"). ECo has made available to CCo true, complete and correct copies of each ECo Plan, any related trust agreement, annuity or insurance contract or other funding vehicle, and: (a) each ECo Plan has been maintained and administered in material compliance with its terms and is, to the extent required by applicable law or contract, fully funded without having any deficit or unfunded actuarial liability or adequate provision has been made therefor; (b) all required employer contributions under any such plans have been made and the applicable funds have been funded in accordance with the terms thereof; (c) each ECo Plan that is required or intended to be qualified under applicable law or registered or approved by a governmental agency or authority has been so qualified, registered or approved by the appropriate governmental agency or authority, and nothing has occurred since the date of the last qualification, registration or approval to adversely affect, or cause, the appropriate governmental agency or authority to revoke such qualification, registration or approval; (d) to the knowledge of ECo after due inquiry, there are no pending or anticipated material claims against or otherwise involving any of the ECo Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of ECo Plan activities) has been brought against or with respect to any ECo Plan; (e) all material contributions, reserves or premium payments required to be made to the ECo Plans have been made or provided for; and (f) neither ECo nor any ECo Subsidiary has any material obligations for retiree health and life benefits under any ECo Plan.

2.14    INTELLECTUAL PROPERTY

        ECo or the ECo Subsidiaries own or possess licenses to use all patents, patent applications, trademarks and service marks (including registrations and applications therefor), trade names, copyrights and written know-how, trade secrets and all other similar proprietary data and the goodwill associated therewith (collectively, the "ECo Intellectual Property") that are either material to the business of ECo or any ECo Subsidiary or that are necessary for the use, ownership, evaluation, operation, development, exploration, drilling and maintenance of their assets, and production, transportation and marketing of natural gas, crude oil gas liquids and petroleum products related to their operation. The ECo Intellectual Property is owned or licensed by ECo or the ECo Subsidiaries free and clear of any Encumbrance other than such Encumbrances that would not have a Material Adverse Effect on ECo. Except in the ordinary course of business, neither ECo nor any of the ECo Subsidiaries has granted to any other person any license to use any ECo Intellectual Property. Neither ECo nor any of the ECo Subsidiaries has received any notice of infringement, misappropriation or conflict with, the intellectual property rights of others in connection with the use by ECo and the ECo Subsidiaries of the ECo Intellectual Property.

2.15    TITLE TO PROPERTIES

        Except for assets and other property sold, used or otherwise disposed of since September 30, 2000 in the ordinary course of business for fair value, ECo and the ECo Subsidiaries have good and defensible title to all their properties, interests in properties and assets, real and personal, reflected in ECo's September 30, 2000 financial statements, free and clear of any Encumbrance, except: (a) Encumbrances reflected in the balance sheet of ECo as of September 30, 2000; (b) liens for current taxes not yet due and payable; and (c) such imperfections of title, easements and Encumbrances as would not have a Material Adverse Effect on ECo. All leases pursuant to which ECo or any ECo Subsidiary leases (whether as lessee or lessor) minerals, mineral interests, lands, surface, gas plants, pipelines, facilities and any other real or personal property of whatsoever kind and nature are in good standing, valid, and effective with ECo entitled to quiet enjoyment as lessee thereunder; and there is not, under any such leases, any existing or prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default by ECo or any ECo Subsidiary which, individually or in the aggregate, would have a Material Adverse Effect on ECo and in respect to which ECo or a ECo Subsidiary has not taken adequate steps to prevent a default from occurring. The buildings, gas plants, pipeline facilities and premises of ECo and each of the ECo Subsidiaries that are used in its business are in good operating condition and repair, subject only to ordinary wear and tear. All major items of operating equipment of ECo and the ECo Subsidiaries are in good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted, and are free from any known defects except as may be repaired by routine maintenance and such minor defects as do not substantially interfere with the continued use thereof in the conduct of normal operations.

2.16    ENVIRONMENTAL MATTERS

        (a) There are no environmental conditions or circumstances, such as the presence or release of any hazardous substance, on any property presently or, to the knowledge of ECo, previously owned or leased or occupied or controlled by ECo or any of the ECo Subsidiaries that could reasonably be expected to result in a Material Adverse Effect on ECo;

        (b) ECo and the ECo Subsidiaries have in full force and effect all material environmental permits, licenses, approvals and other authorizations required to conduct their operations and are operating in material compliance thereunder;

        (c) ECo's and the ECo Subsidiaries' operations and the use of their assets do not violate and have not violated any applicable Canadian or United States federal, provincial, state or local law, statute, ordinance, rule, regulation, order or notice requirement pertaining to (i) the condition or protection of air, groundwater, surface water, soil, or other environmental media;
               (ii) the environment, including natural resources or any activity which affects the environment; or (iii) the regulation of any pollutants, contaminants, waste or other substances (whether or not hazardous or toxic) (collectively the "Applicable Environmental Laws"), except for violations which, either individually or in the aggregate, would not result in a Material Adverse Effect on ECo;

        (d) To the knowledge of ECo, none of the operations or assets of ECo or any ECo Subsidiary has ever been conducted or used by ECo or any ECo Subsidiary in such a manner as to constitute a violation of any of the Applicable Environmental Laws, except for violations which, either individually or in the aggregate, would not result in a Material Adverse Effect on ECo or have been rectified;

        (e) No written notice has been served on ECo or any ECo Subsidiary from any entity, governmental agency or individual regarding any existing, pending or threatened investigation or inquiry related to alleged violations under any Applicable Environmental Laws, or regarding any claims for remedial obligations or contribution under any Applicable Environmental Laws, other than any of the foregoing which, either individually or in the aggregate, would not result in a Material Adverse Effect on ECo; and

        (f) ECo does not know of any reason that would preclude it from renewing or obtaining a reissuance of the material permits, licenses or other authorizations required pursuant to any Applicable Environmental Laws to operate and use any of ECo's or the ECo Subsidiaries' assets for their current purposes and uses.

2.17    COMPLIANCE WITH OTHER LAWS

        Neither ECo nor any ECo Subsidiary is in violation of or in default with respect to, or in alleged violation of or alleged default with respect to any other applicable law or any applicable rule or regulation, or any writ or decree of any court or any Governmental Entity or delinquent with respect to any report required to be filed with any Governmental Entity, except for violations, defaults and delinquencies which, either individually or in the aggregate, do not and are not expected to result in a Material Adverse Effect on ECo.

2.18    TAXES

        Except with respect to failures which, in the aggregate, would not result in a Material Adverse Effect on ECo, proper and accurate federal, provincial, state and local income, capital, withholding, value added, sales, use, franchise, ad valorem taxes, gross revenue, turnover, excise, payroll, property, employee withholding, labour taxes, unemployment insurance, social insurance taxes, customs duties and any and all other tax returns, reports, and estimates have been filed with appropriate governmental agencies, domestic and foreign, by ECo and each of the ECo Subsidiaries for each period for which any returns, reports, or estimates were due (taking into account any extensions of time to file before the date hereof); all taxes shown by such returns to be payable and any other taxes due and payable have been paid other than those being contested in good faith by ECo or a ECo Subsidiary; and the tax provision reflected in ECo's financial statements is adequate, in accordance with Canadian or United States (if applicable) generally accepted accounting principles, to cover liabilities of ECo and the ECo Subsidiaries for all taxes, including any interest, penalties and additions to taxes of any character whatsoever applicable to ECo and the ECo Subsidiaries or their assets or businesses. Neither ECo nor any ECo Subsidiary has received any notice of reassessment from the Internal Revenue Service, Canada Customs and Revenue Agency or Alberta Corporate Tax Administration or any other revenue or collection agency that would result in a Material Adverse Effect on ECo. There are no tax liens on any assets of ECo or the ECo Subsidiaries except for taxes not yet currently due and those which could not reasonably be expected to result in a Material Adverse Effect on ECo.

2.19    VOTE REQUIRED

        Except as may be provided in the Interim Order, at the ECo Shareholders Meeting at which a quorum is present, the affirmative vote of the holders of two-thirds of the securityholders present or represented by proxy, voting as a single class, is required to approve this Agreement, the Arrangement and the consummation of the transactions contemplated hereby.

2.20    BROKERS AND FINDERS

        Other than Merrill Lynch in accordance with the terms of its engagement letter dated January 3, 2001, a copy of which has been provided to CCo, none of ECo or any of the ECo Subsidiaries nor any of their respective directors, officers or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or similar payments in connection with the transactions contemplated by this Agreement. The ECo Disclosure Letter attaches a copy of the engagement letter and such letter includes a description of all of the fees and other financial obligations and commitments of ECo's engagement arrangement with Merrill Lynch.

2.21    DISCLOSURE

        No representation or warranty made by ECo in this Agreement or the ECo Disclosure Letter, nor any document, written information, written statement, financial statement, certificate or Exhibit prepared and furnished or to be prepared and furnished by ECo or its representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains or contained (as of the date made) any untrue statement of a material fact when made, or omits or omitted (as of the date made) to state a material fact necessary to make the statements or facts contained herein or therein not misleading, in any material way, in light of the circumstances under which they were made, except for such untrue statements or omissions (other than any in the representations or warranties made by ECo in this Agreement or the ECo Disclosure Letter) which were not intentional, and which, either individually or in the aggregate, do not constitute a Material Adverse Effect on Eco.

2.22    FAIRNESS OPINION

        ECo's board of directors has received an opinion as of February 6, 2001 (and have been advised that they will receive a written opinion) from Merrill Lynch that the Plan of Arrangement is fair from a financial point of view to ECo securityholders (the "ECo Fairness Opinion").

2.23    RESTRICTIONS ON BUSINESS ACTIVITIES

        There is no material agreement, judgment, injunction, order or court decree binding upon ECo or any ECo Subsidiary that has or could reasonably be expected to have the effect of prohibiting or materially impairing any current business practice of ECo or any ECo Subsidiary, any acquisition of property by ECo or any ECo Subsidiary, the conduct of any current business by ECo or any ECo Subsidiary or the transactions contemplated in this Agreement.

2.24    BOOKS AND RECORDS

        The books, records and accounts of ECo and the ECo Subsidiaries: (a) have been maintained in accordance with good business practices on a basis consistent with prior years; (b) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of ECo and the ECo Subsidiaries, and (c) accurately and fairly reflect the basis for the ECo financial statements. ECo has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (x) transactions are executed in accordance with management's general or specific authorization; and (y) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with Canadian generally accepted accounting principles or any other criteria applicable to such statements and (ii) to maintain accountability for assets.

2.25    POOLING MATTERS

        Neither ECo nor any of its Affiliates (as defined in Section 7.6) or the ECo Subsidiaries has taken or agreed to take any action that, without giving effect to any action taken or agreed to be taken by CCo or any of its affiliates or subsidiaries, would prevent CCo from accounting for the business combination to be effected by the Arrangement on a pooling of interests accounting basis under United States generally accepted accounting principles. ECo's board of directors has received written advice, a copy of which has been provided to CCo, from Ernst & Young LLP that they are not presently aware of any matters which, in the opinion of Ernst & Young LLP, would prevent CCo from accounting for the business combination to be effected by the Arrangement on such pooling of interests accounting basis under United States generally accepted accounting principles. Neither ECo nor any of the ECo Subsidiaries have any reason to believe that the business combination to be effected by the Arrangement cannot qualify as a pooling of interests for accounting purposes under United States generally accepted accounting principles.

2.26    ENGINEERING REPORT

        ECo has provided to Gilbert Lausten Jung Associates Ltd. ("Gilbert"), independent geological and petroleum engineering consultants, all material information concerning land descriptions and well data which is in ECo's possession or control respecting the oil and gas assets of ECo evaluated by Gilbert in the Gilbert Report prepared effective December 31, 2000, a copy of which has been provided to CCo and, in particular, all material information respecting ECo's interests in such oil and gas assets and the royalty burdens and net profits interest burdens thereon and ECo is not aware, after due enquiry, of any information not provided to Gilbert that would have a material adverse impact on the Gilbert Report, taken as a whole and none of the oil and gas assets to which Alberta Royalty Tax Credits were attributed in the Gilbert Report is a "restricted resource property".

2.27    UNITED STATES OPERATIONS

        Direct sales by ECo, if any, into the United States in calendar year 2000 were less than $25 million (U.S.) in the aggregate and the assets of ECo located in the United States, if any, have an aggregate value less than $15 million (U.S.).

2.28    INSURANCE

        Policies of insurance are in force as of the date hereof naming ECo and the ECo Subsidiaries as insureds which adequately cover all risks as are customarily covered by oil and gas producers in the industry in which ECo and the ECo Subsidiaries operate. All such policies shall remain in force and effect and shall not be canceled or otherwise terminated as a result of the transactions contemplated by this Agreement.

2.29    OPERATIONS

        To ECo's knowledge, all operations in respect of ECo and the ECo Subsidiaries, including without limitation the drilling, completion, operations and abandonment of wells and production marketing and transportation, have been and will be conducted in accordance with good oilfield practices in all material respects.

                                   ARTICLE 3
                      REPRESENTATIONS AND WARRANTIES OF CCO

        CCo hereby represents and warrants to, and agrees with, ECo that:

3.1     ORGANIZATION AND STANDING

        CCo and each material body corporate, partnership, joint venture, association or other business entity of which more than 50% of the total voting power of shares of stock or units of ownership or beneficial interest entitled to vote in the election of directors (or members of a comparable governing body) is owned or controlled, directly or indirectly, by CCo (the "CCo Subsidiaries"), is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has full requisite power and authority to carry on its business as it is currently conducted, and to own, lease and operate the properties currently owned, leased and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation or organization authorized to do business in all jurisdictions in which the character of the properties owned or leased or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect on CCo.

3.2     AGREEMENT AUTHORIZED AND ITS EFFECT ON OTHER OBLIGATIONS

        (a) CCo has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the Arrangement and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by CCo and the consummation by CCo of the Arrangement and the other transactions contemplated hereby have been unanimously approved by the board of directors of CCo and have been duly authorized by all other necessary corporate action on the part of CCo. This Agreement has been duly executed and delivered by CCo and is a valid and binding obligation of CCo, enforceable in accordance with its terms, except that such enforceability may be subject to: (i) bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors' rights generally; (ii) general equitable principles; and (iii) the qualification that Alberta courts will only render monetary judgments expressed in Canadian dollars.

        (b) Neither the execution, delivery or performance of this Agreement or the Arrangement by CCo, nor the consummation of the transactions contemplated hereby or thereby by CCo nor compliance with the provisions hereof or thereof by CCo will: (i) conflict with, or result in any violations of, the Certificate of Incorporation or bylaws of CCo or any equivalent document of any of the CCo

               Subsidiaries; or (ii) result in any breach of or cause a default (with or without notice or lapse of time, or both) under, give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit or incurrence of any material cost under, or result in the creation of any Encumbrance upon any of the material properties or assets of CCo or any of the CCo Subsidiaries under, any term, condition or provision of any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to CCo or any of the CCo Subsidiaries or their respective properties or assets, other than any such breaches, defaults, rights, losses, or Encumbrances which, individually or in the aggregate, would not have a Material Adverse Effect on CCo.

3.3     GOVERNMENTAL AND THIRD PARTY CONSENTS

        (a) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required to be obtained by CCo or any of the CCo Subsidiaries in connection with the execution and delivery of this Agreement or the Plan of Arrangement or the consummation of the transactions contemplated hereby or thereby, except for: (i) the filing and clearance of the S-3 Registration Statement with the SEC and the filing of the S-8 Registration Statement with the SEC (which shall become effective immediately upon such filing); (ii) approval by the Court of the Arrangement and the filings of the articles of arrangement and other required arrangement or other documents as required by the ABCA; (iii) such filings, authorizations, orders and approvals as may be required under applicable federal, provincial or state securities laws and the rules of the NYSE; (iv) such filings and notifications as may be necessary under the HSR Act; (v) such notices and filings as may be necessary under the Investment Canada Act and under the Competition Act (Canada); (vi) such notice, filings, orders and approvals as may be necessary under the Public Utilities Board Act (Alberta), Gas Utilities Act (Alberta) or similar legislation in other applicable provinces; and (vii) where the failure to obtain such consents, approvals, etc., would not prevent or delay the consummation of the Arrangement or otherwise prevent CCo from performing its obligations under this Agreement and would not reasonably be expected to have a Material Adverse Effect on CCo.

        (b) Other than as contemplated by Section 3.3(a), no consents, assignments, waivers, authorizations or other certificates from third parties are necessary or required in connection with the transactions contemplated hereby to provide for the continuation in full force and effect of all of CCo's material contracts or leases or for CCo to consummate the transactions contemplated hereby, except when the failure to receive such consents or other certificates would not have a Material Adverse Effect on CCo.

3.4     CAPITALIZATION

        (a) As of the date of this Agreement, the authorized capital stock of CCo consists of 500,000,000 shares of common stock, $0.001 par value ("CCo Common Stock", which term shall include for all purposes of this Agreement the related CCo Common Stock purchase rights issued or issuable under that certain Rights Agreement dated as of June 5, 1997 (the "CCo Rights Agreement"), between CCo and First Chicago Trust Company of New York, as Rights Agent, and 10,000,000 shares of preferred stock, par value $0.001 per share, issuable in series ("CCo Preferred Stock") of which 500,000 shares have been designated Series A Participating Preferred Stock. As of February 1, 2001, no shares of CCo Preferred Stock were issued or outstanding, 283,739,629 shares of CCo Common Stock were issued and outstanding and no shares of CCo Common Stock were held by CCo in its treasury. As of February 1, 2001, (i) 35,138,595 shares of CCo Common Stock were reserved or allocated for issuance upon the exercise of stock options then outstanding under CCo's stock option plans and for future issuance of options under CCo's stock option plans, (ii) 44,881,650 shares of CCo Common Stock were reserved or allocated for issuance upon exchange or conversion of the securities described in Section 3.4(b)(x), and (iii) CCo has in its authorized capital the number of shares of CCo Preferred Stock required to be issued upon the exercise of the rights provided by the CCo Rights Agreement in accordance with the terms and conditions thereof. All of the issued and outstanding shares of CCo Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, were not issued in violation of the terms of any agreement or other understanding binding upon CCo and were issued in compliance with all applicable charter documents of CCo and all applicable federal, state and foreign securities laws, rules and regulations. There are no preemptive rights with respect to the issuance of the shares of CCo Common Stock or any other capital stock of CCo.

        (b) Other than as set forth above, as of the date of this Agreement, there are no outstanding subscriptions, options, warrants, convertible securities, calls, commitments, agreements or rights (contingent or otherwise) of any character to purchase or otherwise acquire from CCo any shares of, or any securities convertible into, the capital stock of CCo ("CCo Securities"), except (x) the following securities: (i) 5,520,000 5 3/4% Remarketable Term Income Deferrable Equity Securities (the "HIGH TIDES"SM) of Calpine Capital Trust, a Delaware business trust, which are convertible into CCo's 5 3/4% Convertible Subordinated Debentures due 2029, which Debentures are exchangeable for shares of CCo Common Stock, (ii) 7,200,000 5 1/2% HIGH TIDES of Calpine Capital Trust II, a Delaware business trust, which are convertible into CCo's 5 1/2% Convertible Subordinated Debentures due 2030, which Debentures are exchangeable for shares of CCo Common Stock and (iii) 10,350,000 5% HIGH TIDES of Calpine Capital Trust III, a Delaware business trust, which are convertible into CCo's 5% Convertible Subordinated Debentures due 2030, which Debentures are exchangeable for shares of CCo Common Stock and (y) other CCo Securities issued or to be issued in connection with acquisition transactions in which the value of the underlying CCo Common Stock is less than $60 million.

3.5     SECURITIES REPORTS AND FINANCIAL STATEMENTS, BOOKS AND RECORDS

        CCo has filed all forms, reports, annual reports and documents required to be filed by it with the SEC pursuant to relevant United States securities statutes, regulations, policies and rules (collectively, the "CCo Securities Reports"), all of which have complied in all material respects with all applicable requirements of such statutes, regulations, policies and rules. None of the CCo Securities Reports, at the time filed or as subsequently amended or supplemented, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of CCo contained in the CCo Securities Reports complied in all material respects with the then applicable accounting requirements and the published rules and regulations under the relevant United States securities statutes with respect thereto, were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may have been indicated in the notes thereto or, in the case of unaudited statements, as permitted by applicable laws, rules or regulations) and fairly present in all material respects (subject, in the case of the unaudited statements, to normal, year-end audit adjustments) the consolidated financial position of CCo and its consolidated CCo Subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. There has been no change in CCo's accounting policies or the methods of making accounting estimates or changes in estimates that are material to such financial statements, except as described in the notes thereto.

3.6     MATERIAL LIABILITIES

        CCo and the CCo Subsidiaries have properly disclosed in the CCo Securities Reports all material liabilities of CCo and the CCo Subsidiaries required to be disclosed therein.

3.7     INFORMATION SUPPLIED

        None of the information supplied or to be supplied by CCo for inclusion or incorporation by reference in the Proxy Circular will, at the time the Proxy Circular is mailed to the shareholders of ECo and at the time of the ECo Securityholders Meeting, as may be adjourned from time to time, contain any untrue statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading. None of the information supplied or to be supplied by CCo for inclusion or incorporation by reference in a Registration Statement will at the time such Registration Statement is declared or becomes effective contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

3.8     NO DEFAULTS

        Neither CCo nor any CCo Subsidiary is, or has received notice that it would be with the passage of time, in default or violation of any term, condition or provision of: (a) its charter documents or bylaws; (b) any judgment, decree or order applicable to it; or (c) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument to which CCo or any CCo Subsidiary is now a party or by which it or any of its properties or assets may be bound, except in the case of items (b) and (c) for defaults and violations which, individually or in the aggregate, would not have a Material Adverse Effect on CCo.

3.9     LITIGATION; INVESTIGATIONS

        There is no claim, action, suit or proceeding pending, or to the knowledge of CCo threatened against CCo or any of the CCo Subsidiaries, which would, if adversely determined, individually or in the aggregate, have a Material Adverse Effect on CCo, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against CCo or any of the CCo Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect. There is no investigation pending or, to the knowledge of CCo, threatened, against CCo or any of the CCo Subsidiaries before any Governmental Entity which could have such effect.

3.10    ABSENCE OF CERTAIN CHANGES AND EVENTS

        Since September 30, 2000, there has not been any Material Adverse Effect on CCo that has not been publicly disclosed in accordance with applicable laws, widely reported to the general public in the United States or otherwise disclosed in the CCo Securities Reports.

3.11    COMPLIANCE WITH LAWS

        Neither CCo nor any CCo Subsidiary is in violation of or in default with respect to, or in alleged violation of or alleged default with respect to any other applicable law or any applicable rule or regulation, or any writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any Governmental Entity, except for violations, defaults and delinquencies which, either individually or in the aggregate, do not and are not expected to result in a Material Adverse Effect on CCo.

3.12    BROKERS AND FINDERS

        Other than Goldman, Sachs & Co., Scotia Capital Inc. and Ernst & Young Corporate Finance Inc., none of CCo or any of the CCo Subsidiaries nor any of their respective directors, officers or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or similar payments in connection with the transactions contemplated by this Agreement.

3.13    DISCLOSURE

        No representation or warranty made by CCo in this Agreement, nor any document, written information, written statement, financial statement, certificate or Exhibit prepared and furnished or to be prepared and furnished by CCo or its representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains or contained (as of the date made) any untrue statement of a material fact when made, or omits or omitted (as of the date made) to state a material fact necessary to make the statements or facts contained herein or therein not misleading, in any material way, in light of the circumstances under which they were made, except for such untrue statements or omissions (other than any in the representations or warranties made by CCo in this Agreement) which were not intentional and which, either individually or in the aggregate, do not constitute a Material Adverse Effect on CCo.

3.14    CCO SUB

        CCo Sub will be incorporated or will continue solely for the purpose of participating in the transactions contemplated herein and, through the Effective Time, will carry on no other business (except that CCo Sub may own shares in other indirect Canadian subsidiaries of CCo), and, except as contemplated herein or in any other document related to the transactions contemplated herein, will not have any liabilities or obligations, either accrued, absolute, contingent or otherwise as of the Effective Time.

3.15    POOLING MATTERS

        Neither CCo nor any of its Affiliates (as defined in Section 7.6) or the CCo Subsidiaries has taken or agreed to take any action that, without giving effect to any action taken or agreed to be taken by ECo or any of its affiliates or ECo Subsidiaries, would prevent CCo from accounting for the business combination to be effected by the Arrangement on a pooling of interests accounting basis under United States generally accepted accounting principles. CCo's board of directors has received written advice, a copy of which has been provided to ECo, from Arthur Andersen LLP that they are not presently aware of any matters which, in the opinion of Arthur Andersen LLP, would prevent CCo from accounting for the business combination to be effected by the Arrangement on such pooling of interests accounting basis under United States generally accepted accounting principles. Neither CCo nor any of the CCo Subsidiaries have any reason to believe that the business combination to be effected by the Arrangement cannot qualify as a pooling of interests for accounting purposes under United States generally accepted accounting principles.

3.16    OWNERSHIP OF ECO SHARES

        Neither CCo nor any of its affiliates own any ECo Common Shares, and neither CCo nor any of its affiliates will acquire any ECo Common Shares prior to the Effective Time.

3.17    TITLE TO PROPERTIES

        Except as shall be disclosed publicly by CCo in accordance with applicable law or in the CCo Securities Reports and except for assets and other property sold, used or otherwise disposed of by CCo since September 30, 2000 in the ordinary course of business for fair value, CCo and the CCo Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them (other than liens in favor of banks and other financing parties); and except as shall be disclosed publicly by CCo in accordance with applicable law or in the CCo Securities Reports, CCo and the CCo Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them and except for encumbrances and defects or exemptions which individually or in the aggregate would not have a Material Adverse Effect on CCo.

3.18    ENVIRONMENTAL MATTERS

        Except as shall be disclosed publicly by CCo in accordance with applicable law or in the CCo Securities Reports, neither CCo nor any of the CCo Subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect on CCo; and CCo has no knowledge of any pending investigation which might lead to such a claim.

3.19    EMPLOYEE BENEFIT PLANS

        Except as set forth in the CCo Securities Reports, all material employee benefits plans ("CCo Plans") covering current or former employees of CCo and the CCo Subsidiaries have been maintained and administered in material compliance with their terms and:

        (a) all material contributions and reserves or premium payments required to be made to the CCo Plans have been made or provided for;

        (b) each CCo Plan that is required to be registered or approved by a governmental agency or authority has been so registered or approved and to the knowledge of CCo, nothing has occurred since the date of the last registration or approval to adversely affect registration or approval; and

        (c) to the knowledge of CCo, there are no pending or anticipated material claims against any of the CCo Plans and no suit, action or other litigation has been brought against any CCo Plan (excluding claims for benefits incurred in the ordinary course of operation of the CCo Plans).

                                   ARTICLE 4
                       OBLIGATIONS PENDING EFFECTIVE DATE

4.1     AGREEMENTS OF CCO AND ECO

        CCo and ECo agree to take the following actions after the date hereof:

        (a) Each party will promptly execute and file or join in the execution and filing of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Entity which may be reasonably required, or which the other party may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. Each party will use its reasonable best efforts to promptly obtain such authorizations, approvals and consents. Without limiting the generality of the foregoing, as promptly as practicable after the execution of this Agreement, each party shall make any required filings under the HSR Act and shall make such filings as are necessary under the Investment Canada Act and the Competition Act (Canada);

        (b) CCo and ECo shall cooperate in the preparation of the Proxy Circular and the Registration Statements and of subsequent amendments, where appropriate, thereto and the prompt filing by CCo of the Registration Statements and subsequent amendments thereto with the SEC;

        (c) Each of CCo and ECo will promptly notify the other in writing (i) of any event occurring subsequent to the date of this Agreement which would render any representation and warranty of such party contained in this Agreement untrue or inaccurate in any material respect; (ii) of any event, change or effect having a Material Adverse Effect on such party; and (iii) of any breach by such party of any material covenant or agreement contained in this Agreement;

        (d) During the term of this Agreement, each of CCo and ECo will use its reasonable best efforts to satisfy or cause to be satisfied as soon as reasonably practicable all the conditions precedent that are set forth in Article 5 hereof, and each of CCo and ECo will use its reasonable best efforts to cause the Arrangement and the other transactions contemplated by this Agreement to be consummated as soon as reasonably practicable;

        (e) Subject to Section 5.4, each of CCo and ECo covenants and agrees that it will use its reasonable best efforts (including, without limitation, investigations and consultations with its professional advisors) such that it and its Affiliates (as defined in Section 7.6) will not take or agree to take any action that would prevent CCo from accounting for the business combination to be effected by the Arrangement as a pooling of interests in accordance with the United States generally accepted accounting principles and applicable rules and regulations of the SEC and each of ECo and CCo agrees to consult with the other and with their respective independent accountants concerning any potential transaction or other matter or action that might have such effect forthwith upon such potential transaction, matters or actions having been identified (after having made all its reasonable best efforts to make such identification); and

        (f) CCo and ECo shall use reasonable best efforts to obtain from Arthur Anderson LLP and Ernst & Young LLP, immediately before the commencement of the Measurement Period (as defined in the Plan of Arrangement) and a reconfirmation thereof on or before the Effective Date, opinions, in form and substance satisfactory to CCo and ECo, acting reasonably, that the Arrangement will be treated as a "pooling of interests" for accounting purposes under United States generally accepted accounting principles.

4.2     ADDITIONAL AGREEMENTS OF ECO

        ECo agrees that, except as expressly contemplated by this Agreement or as otherwise agreed to in writing by CCo or as set forth in the ECo Disclosure Letter, from the date hereof to the Effective Date it will, and will cause each of the ECo Subsidiaries to:

        (a) Other than as contemplated by this Agreement, operate its business only in the usual, regular and ordinary manner and, to the extent consistent with such operation, use all commercially reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationships with customers, suppliers, distributors and others having business dealings with it;

        (b) Maintain all of its property and assets in customary repair, order, and condition, reasonable wear and use and damage by fire or unavoidable casualty excepted;

        (c) Maintain its books of account and records in the usual, regular and ordinary manner, in accordance with generally accepted accounting principles applied on a consistent basis;

        (d) Duly comply in all material respects with all laws applicable to it and to the conduct of its business;

        (e) Not: (i) enter into any contracts of employment which cannot be terminated, or which provide for any severance payments or benefits covering a period beyond the termination date of such employment contract, except as may be required by law; or (ii) amend any employee benefit plan or stock option plan, except as may be required for compliance with this Agreement or applicable law;

        (f) Not incur any borrowings except: (i) the refinancing of indebtedness now outstanding or additional borrowings under its existing revolving credit facilities; (ii) the prepayment by customers of amounts due or to become due for goods sold or services rendered or to be rendered in the future; or (iii) trade payables incurred in the ordinary course of business;

        (g) Not commit to capital expenditures, except for individual (or project) capital expenditures of up to Cdn. $10 million which are contained in the 2001 capital budget of ECo, including in the budget unidentified expenditures contained therein for land and seismic of $20 million per quarter, a copy of which budget has been provided to CCo (and ECo shall not amend such budget), and except: (i) as may be necessary for the maintenance of existing facilities, machinery and equipment in good operating condition and repair in the ordinary course of business; or (ii) as may be required by law;

        (h) Not sell, dispose of, or encumber, any property or assets, except for sales or dispositions of oil and gas production in the ordinary course of business consistent with prior practice, and not enter into any new, or amend any existing, production sales contracts (other than contracts terminable without penalty within no more than 30 days) or production, interest or currency hedges or other derivatives;

        (i) Maintain insurance upon all its properties and with respect to the conduct of its business of such kinds and in such amounts as is customary in the type of business in which it is engaged, but not less than that presently carried by it;

        (j) Not amend its charter documents or bylaws or other organizational documents or merge or consolidate with or into any other corporation or change in any manner the rights of its capital stock or the character of its business;

        (k) Not issue or sell (except upon the exercise of outstanding options), or issue options or rights to subscribe to, except pursuant to outstanding commitments, or enter into any contract or commitment to issue or sell, any shares of its capital stock or subdivide or in any way reclassify any shares of its capital stock, or acquire, or agree to acquire, any shares of its capital stock;

        (l) Not declare or pay any dividend on shares of its capital stock or make any other distribution of assets to the holders thereof;

        (m) Deliver to CCo, before February 22, 2001, audited consolidated financial statements for the year ended December 31, 2000 and, within 30 days after the end of each fiscal quarter of ECo beginning on or after January 1, 2001, and through the Effective Date, unaudited consolidated balance sheets and related unaudited statements of income and changes in financial position as of the end of each fiscal quarter of ECo, and as of the corresponding fiscal quarter of the previous fiscal year. ECo hereby represents and warrants that such consolidated financial statements shall
               (i) be complete in all material respects (except, in the case of the unaudited financial statements, for the omission of notes and schedules contained in audited financial statements), (ii) present fairly in all material respects the financial condition of ECo as at the dates indicated and the results of operations for the respective periods indicated, (iii) shall have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis, except as noted therein and (iv) shall contain all adjustments which ECo considers necessary for a fair presentation of its results for each respective fiscal period;

        (n) ECo shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by ECo, any ECo Subsidiary or their officers, directors, employees, financial advisors, representatives and agents ("Representatives") with respect to an Acquisition Proposal (as defined herein) whether or not initiated by ECo and in connection therewith, ECo shall exercise all rights to require the return of information regarding ECo previously provided to such parties and shall exercise all rights to require the destruction of all materials including or incorporating any information regarding ECo. From and after the date hereof, ECo and the ECo Subsidiaries will not, and will not authorize or permit any of their Representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or participate in or take any other action to facilitate any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal from any person, or engage in any discussion, negotiations or inquiries relating thereto or accept any Acquisition Proposal; provided, however, that notwithstanding any other provision hereof, ECo may at any time prior to the time ECo's shareholders shall have voted to approve the Plan of Arrangement and the other transactions contemplated thereby (i) engage in discussions or negotiations with a third party who (without any solicitation, initiation or encouragement, directly or indirectly, by ECo, any ECo Subsidiary or the Representatives after the date hereof) seeks to initiate such discussions or negotiations and may furnish such third party information concerning ECo and its business, properties and assets which has previously been provided to CCo if, and only to the extent that: (A) the third party has first made a bona fide written Acquisition Proposal that is demonstrably financially superior to the shareholders of ECo as compared to the transactions contemplated by this Agreement (as determined in good faith by ECo's board of directors after receiving the advice of its outside financial advisors that is reflected in minutes of the board of directors) and has demonstrated that the funds or other consideration necessary for the Acquisition Proposal are available (as determined by ECo's board of directors in the same manner and with the same advice) and is not subject to any due diligence conditions other than confirmatory due diligence (a "Superior Proposal") and ECo's board of directors has concluded in good faith (after considering applicable law and the advice of outside counsel and outside financial advisors that is reflected in minutes of a meeting of board of directors) that such action is necessary for the ECo board of directors to act in a manner consistent with fiduciary duties under applicable law; (B) upon receipt of such written Acquisition Proposal, ECo provides prompt notice orally and in writing to CCo specifying the identity of such person or entity and prior to furnishing such information to or entering into discussions or negotiations with such person or entity, notifies CCo in writing that it is furnishing information to or entering into discussions or negotiations with such person or entity in respect to a Superior Proposal and receives from such person or entity an executed confidentiality agreement having confidentiality and standstill terms substantially similar to those contained in the confidentiality agreement executed by CCo, providing full details forthwith, and in any event within one business day, of all material terms and conditions of such Superior Proposal and any amendments thereto and confirming in writing the determination of ECo's board of directors that the Acquisition Proposal constitutes a Superior Proposal; (C) ECo provides notice forthwith and in any event within one business day to CCo at such time as it is terminating any such discussions or negotiations with such person or entity; and (D) ECo promptly provides to CCo any information provided to any such person or entity whether or not previously made available to CCo, (ii) comply with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer, if applicable, and similar rules under applicable Canadian securities laws relating to the provision of directors' circulars, and make appropriate disclosure with respect thereto to ECo's shareholders and (iii) accept, recommend, approve or implement a Superior Proposal from a third party, but only (in the case of this clause (iii)) if prior to such acceptance, recommendation, approval or implementation, ECo's board of directors shall have concluded in good faith, after considering provisions of applicable law and after giving effect to all proposals to adjust the terms and conditions of this Agreement and the Arrangement which may be offered by CCo during the five day notice period set forth below and after receiving the advice of outside counsel and financial advisors that is reflected in minutes of a meeting of board of directors, that such action is necessary for ECo's board of directors to act in a manner consistent with fiduciary duties under applicable law and ECo terminates this Agreement in accordance with Sections 6.1(j) and
               6.4 and concurrently therewith has paid the fees payable thereunder. ECo shall give CCo orally and in writing at least five days advance notice of any proposed decision by the board of directors of ECo to accept, recommend, approve or implement a Superior Proposal which notice shall identify the party making the Superior Proposal and shall provide full details of all material terms and conditions thereof and any amendments thereto. ECo shall inform CCo of the status (including all terms and conditions thereof) of any discussions and negotiations with such party. In addition ECo shall, and shall cause its respective financial and legal advisors to, negotiate in good faith with CCo to make such adjustments in the terms and conditions of this Agreement and of the Plan of Arrangement as would enable ECo to proceed with the transactions contemplated hereby. Prior to executing any agreement to implement a Superior Proposal, ECo shall provide CCo with copies of such agreement and related documentation executed by the party making the Superior Proposal. In the event CCo proposes to amend this Agreement and the Arrangement to provide financially equivalent or superior value (taking into account the risks associated with the form of consideration and transaction) as is provided under the Superior Proposal, then ECo shall not enter into any agreement regarding the Superior Proposal. As used herein, "Acquisition Proposal" shall mean a proposal or offer (other than by CCo), whether or not subject to a due diligence condition, and whether or not in writing, to acquire in any manner, directly or indirectly, beneficial ownership (as defined under Part XIII of the Securities Act (Alberta)) of all or a material portion of the assets of ECo or any material ECo Subsidiary or to acquire in any manner, directly or indirectly, more than 9.9% (and for the purposes of Section 6.4(c), 20%) of the outstanding voting shares of ECo whether by an arrangement, amalgamation, merger, consolidation or other business combination, by means of a sale of shares of capital stock, sale of assets, tender offer or exchange offer or similar transaction involving ECo or any material ECo Subsidiary including without limitation any single or multi-step transaction or series of related transactions which is structured to permit such third party to acquire beneficial ownership of all or a material portion of the assets of ECo or any material ECo Subsidiary or to acquire in any manner, directly or indirectly, more than 9.9% (and for the purposes of Section 6.4(c), 20%) of the outstanding voting shares of ECo (other than the transactions contemplated by this Agreement); and

        (o) ECo will allow CCo and its agents reasonable access, during normal business hours for due diligence purposes and for the purposes of providing an orderly transition of operations, to the files, books, records, offices and officers of itself and its subsidiaries, including any and all information relating to its tax matters, contracts, leases, licenses and real, personal and intangible property and financial condition. ECo will cause its accountants to cooperate with the other in making available to CCo all financial information reasonably requested, including the right to examine all working papers pertaining to tax matters and financial statements prepared or audited by such accountants. CCo will allow ECo reasonable access to the officers of CCo and to the books and records of CCO Sub during normal business hours for due diligence purposes. Notwithstanding the foregoing, except as expressly provided for herein, neither party shall be obligated to make available to the other party any of its' board of directors' materials relating to the assessment or evaluation of the transactions contemplated hereby or any alternative transactions nor any information supplied by any of its officers, directors, employees, financial advisors, legal advisors, representatives and agents in connection therewith. All information provided will be subject to the Confidentiality Agreements dated December 19, 2000 and January 24, 2001.

4.3     ADDITIONAL AGREEMENTS OF CCO

        CCo agrees that, except as expressly contemplated by this Agreement or otherwise agreed to in writing by ECo, from the date hereof to the Effective Date it will, and will cause each of the CCo Subsidiaries to:

        (a) Use its reasonable best efforts to cause: (i) the shares of CCo Common Stock to be issued from time to time after the Effective Time upon exchange of the Exchangeable Shares and upon exercise of the New Options to be listed upon the Closing on the NYSE; and
               (ii) with the cooperation and assistance of ECo, the Exchangeable Shares to be listed on the TSE or, in the event that a listing on the TSE is not available, on another recognized Canadian stock exchange;

        (b) CCo shall or shall cause CCo Sub to make application to the applicable securities regulatory authorities in Canada for an order(s) declaring that: (i) the first trade of

               Exchangeable Shares by a holder thereof; (ii) the issuance of CCo Common Stock on conversion of the Exchangeable Shares; (iii) the first trade of CCo Common Stock received on conversion of the Exchangeable Shares by a holder thereof; (iv) the issuance of CCo Common Stock on exercise of the ECo Options; and (v) the first trade of CCo Common Stock received on exercise of the ECo Options by a holder thereof is not a distribution subject to the registration and prospectus requirements of applicable securities legislation in Canada; and

        (c) CCo will not, during the Measurement Period, buy back any of its outstanding Common Stock.

4.4     PUBLIC ANNOUNCEMENTS

        Neither CCo nor ECo, nor any of their respective affiliates, shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Arrangement or the other transactions contemplated hereby or in respect of ECo's business and operations without the prior notice to and the consent (not to be unreasonably withheld) of the other party, except the filing of the Registration Statements and any Current Reports on Form 8-K with the SEC and except as may be required by law or by any listing agreement with the NYSE or TSE or any other national securities exchange or Canadian stock exchange.

4.5     COMFORT LETTERS

        (a) Upon request of CCo, ECo shall use its reasonable best efforts to cause to be delivered to CCo a letter (the "ECo Comfort Letter") of Ernst & Young LLP, Chartered Accountants, addressed to CCo and dated as of a date within five days before the earlier of (i) the date the Proxy Circular is first mailed to ECo's securityholders; and (ii) the date on which the S-3 Registration Statement shall become effective, in form and substance reasonably satisfactory to CCo and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with proxy circulars and registration statements similar to the Proxy Circular and the S-3 Registration Statement.

        (b) Upon request of ECo, CCo shall use its reasonable best efforts to cause to be delivered to ECo a letter (the "CCo Comfort Letter") of Arthur Anderson LLP, Independent Accountants, addressed to ECo and dated as of a date within five days before the earlier of (i) the date the Proxy Circular is first mailed to ECo's securityholders; and (ii) the date on which the S-3 Registration Statement shall become effective, in form and substance reasonably satisfactory to ECo and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with proxy circulars and registration statements similar to the Proxy Circular and the S-3 Registration Statement.

                                   ARTICLE 5
                       CONDITIONS PRECEDENT TO OBLIGATIONS

5.1     CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH PARTY

        The obligations of each party to consummate and effect the transactions contemplated hereunder shall be subject to the satisfaction or waiver on or before the Effective Date of the following conditions:

        (a) Securityholder Approval. The Arrangement and the other transactions contemplated hereby shall have been approved and adopted by the ECo securityholders in accordance with applicable law and ECo's articles and bylaws;

        (b) No Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Arrangement shall have been issued by any Governmental Entity and remain in effect; nor shall any proceeding seeking any of the foregoing be pending. There shall be no order, decree or ruling by any governmental agency or threat thereof, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Arrangement, which would prohibit or render illegal the transactions contemplated by this Agreement;

        (c) Court Approval. The Court shall have issued its final order approving the Arrangement in form and substance reasonably satisfactory to CCo and ECo (such approvals not to be unreasonably withheld or delayed by CCo or ECo) and reflecting the terms hereof;

        (d) Commissions, etc. All required orders shall have been obtained from the Commissions and other relevant United States and Canadian securities regulatory authorities in connection with the Arrangement. Any waiting periods required by HSR shall have expired with respect to the transactions contemplated by this Agreement, or early termination with respect thereto shall have been obtained, without the imposition of any governmental request or order requiring the sale or disposition or holding separate (through a trust or otherwise) of a material portion of the assets or businesses of ECo or CCo. CCo and ECo shall each have filed all notices and information (if any) required under Part IX of the Competition Act (Canada) and the applicable waiting periods and any extensions thereof shall have expired or the parties shall have received an Advance Ruling Certificate pursuant to Section 102 of the Competition Act (Canada) setting out that the Director under such Act is satisfied he would not have sufficient grounds on which to apply for an order in respect of the Arrangement. The Arrangement shall have received the allowance or approval or deemed allowance or approval by the responsible Minister under the Investment Canada Act in respect of the Arrangement, to the extent such allowance or approval is required, on terms and conditions satisfactory to the parties;

        (e) Securities Matters. The Registration Statements shall have been declared or become effective under the Securities Act on or before the Effective Date, and, each Registration Statement, at its effective date and on the Closing Date shall not be the subject of any SEC stop-order or SEC proceedings seeking a stop-order, and the Arrangement shall, on the Closing Date, not be subject to any similar proceedings commenced or threatened by the Commissions;

        (f) Listings. The CCo Common Stock to be issued from time to time after the Effective Time upon exchange of the Exchangeable Shares and exercise of the New Options shall have been approved for listing on the NYSE, and the Exchangeable Shares shall be listed on the TSE or, in the absence of a listing on the TSE, on another recognized Canadian stock exchange;

        (g) Consents of Certain Parties in Privity. CCo and ECo shall have received all written consents, assignments, waivers, authorizations or other certificates set forth in the ECo Disclosure Letter necessary to provide for the continuation in full force and effect of all their material contracts and leases and for them to consummate the transactions contemplated hereby, except when the failure to receive such consents or other certificates would not have a Material Adverse Effect on either CCo or ECo; and

5.2     CONDITIONS PRECEDENT TO OBLIGATIONS OF ECO

        The obligations of ECo to consummate and effect the transactions contemplated hereunder shall be subject to the satisfaction or waiver on or before the Effective Date of the following additional conditions:

        (a) Representations and Warranties. The representations and warranties of CCo contained in this Agreement shall be true and correct on the date hereof and (except to the extent any such representations and warranties speaks as of an earlier date) shall also be true and correct on and as of the Effective Date, with the same force and effect as if made on and as of the Effective Date, except where the underlying facts giving rise to the failure of such representations and warranties to be true and correct would not have a Material Adverse Effect on CCo and except where, if such failure would have a Material Adverse Effect on CCo, CCo has publicly disclosed (either by including the information in a CCo Securities Report filed with the SEC or in a press release disseminated over a recognized newswire service in the United States) the matter or matters giving rise to such failure, or such matter or matters have been otherwise widely reported to the general public in the United States, before the commencement of the Measurement Period (as defined in the Plan of Arrangement) after taking into account any postponement of the ECo Shareholder Meeting;

        (b) Covenants. CCo shall have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by CCo on or before the Effective Date;

        (c) Material Adverse Effects. There shall not have been any Material Adverse Effect on CCo since September 30, 2000 which has not been, or the facts giving rise to such Material Adverse Effect have not been, publicly disclosed (either by including the information in a CCo Securities Report filed with the SEC or in a press release disseminated over a recognized newswire service in the United States) or otherwise widely reported to the general public in the United States, prior to the commencement of the Measurement Period (as defined in the Plan of Arrangement) after taking into account any postponement of the ECo Shareholder Meeting;

        (d) Certificate. CCo shall have delivered to ECo a certificate, dated the Effective Date and signed by its chief executive officer and its chief financial officer, to the effect set forth in Sections
               5.2 (a), (b) and (c);

        (e) Securities Commission Orders. CCo shall have received an order or orders from applicable regulatory authorities in Canada as provided pursuant to Section 4.3(b) in a form acceptable to ECo acting reasonably; and

        (f) Pooling Letters. Subject to Section 5.4, ECo shall have received letters, at Closing, from Ernst & Young LLP and Arthur Anderson LLP, regarding such firms' concurrence with the conclusions of management of CCo and ECo as to the appropriateness of pooling of interests accounting for the Arrangement under APB 16 if the transactions contemplated under this Agreement and the Plan of Arrangement are consummated in accordance herewith and therewith; provided that ECo has not taken any action after the date hereof that has resulted in such letters not being received.

5.3     CONDITIONS PRECEDENT TO OBLIGATIONS OF CCO

        The obligations of CCo to consummate and effect the transactions contemplated hereunder shall be subject to the satisfaction or waiver on or before the Effective Date of the following additional conditions:

        (a) Representations and Warranties. The representations and warranties of ECo contained in this Agreement shall be true and correct on the date hereof and (except to the extent any such representations and warranties speaks as of an earlier date and except to give effect to the issuance of ECo Common Shares on exercise of outstanding options) shall also be true and correct on and as of the Effective Date, with the same force and effect as if made on and as of the Effective Date, except where the underlying facts giving rise to the failure of such representations and warranties to be true and correct would not have a Material Adverse Effect on ECo;

        (b) Covenants. ECo shall have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by ECo on or before the Effective Date;

        (c) Certificate. ECo shall have delivered to CCo a certificate, dated the Effective Date and signed by its chief executive officer and its chief financial officer, to the effect set forth in Sections
               5.3 (a) and (b);

        (d) Affiliates Agreements. ECo shall have furnished copies to CCo of the ECo affiliates agreements referred to Section 7.6(a); (e) Dissent Rights. ECo shall not have received on or prior to the Effective Time notice from the holders of more than 5% of the issued and outstanding ECo Common Shares and ECo Options, in aggregate, of their intention to exercise their rights of dissent, as granted in the Interim Order, under section 184 of the ABCA;

        (f) Pooling Letters. Subject to Section 5.4, CCo shall have received letters, at Closing, from Ernst & Young LLP and Arthur Anderson LLP, regarding such firms' concurrence with the conclusions of management of CCo and ECo as to the appropriateness of pooling of interests accounting for the Arrangement under APB 16 if the transactions contemplated under this Agreement and the Plan of Arrangement are consummated in accordance herewith and therewith; provided that CCo has not taken any action after the date hereof that has resulted in such letters not being received; and

        (g) Material Adverse Effect. There shall not have been any Material Adverse Effect since September 30, 2000 in respect of ECo.

5.4     POOLING ACCOUNTING

        If at any time prior to the ECo Shareholders Meeting, CCo shall determine, and shall publicly disclose (either by including the information in a CCo Securities Report filed with the SEC or in a press release disseminated over a recognized newswire service in the United States), that the transactions contemplated by this Agreement and the Plan of Arrangement will not be accounted for on a pooling of interests accounting basis under United States generally accepted accounting principles, then:

        (a)    the agreement of CCo and ECo in Section 4.1(e) shall terminate;
               and

        (b) so long as such public disclosure by CCo is made prior to the commencement of the Measurement Period (as defined in the Plan of Arrangement) after taking into account any postponement to the date of the ECo Shareholders Meeting, the conditions to completion of the transactions contemplated hereby set forth in Sections 5.2(f) and 5.3(f) shall be deemed to be waived as of the date of such public disclosure;

provided that, if the principal reason for such determination by CCo is the breach by ECo of its obligations under Section 4.1(e), then the obligations of ECo under such section shall not be terminated under Section 5.4(a) above and the condition to completion in favour of CCo under Section 5.3(f) shall not be deemed to be waived under Section 5.4(b) above (and, for greater certainty, the condition under Section 5.2(f) continues to be deemed to be waived under Section 5.4(b)).

                                   ARTICLE 6
                                   TERMINATION

6.1     TERMINATION

        This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the transactions contemplated hereby by the securityholders entitled to vote of ECo, as follows:

        (a)    by mutual agreement of ECo and CCo;

        (b) by ECo, if there has been a breach by CCo of any representation or warranty set forth in this Agreement on the part of CCo, or if any representation or warranty of CCo shall have become untrue, in either case which has or is reasonably expected to have a Material Adverse Effect on CCo, and which CCo fails to cure within 15 business days after written notice thereof from ECo (except that no cure period shall be provided for a breach by CCo which by its nature cannot be cured and in no event shall such cure period extend beyond the Termination Date); provided that a breach of such a representation or warranty or any such representation or warranty that shall have become untrue shall be deemed not to have and not to be reasonably expected to have a Material Adverse Effect on CCo for purposes of this Agreement if CCo has publicly disclosed (either by including the information in a CCo Securities Report filed with the SEC or in a press release disseminated over a recognized newswire service in the United States) the matter or matters giving rise to such breach or untruth, or such matter or matters have been otherwise widely reported to the general public in the United States, before the commencement of the Measurement Period (as defined in the Plan of Arrangement) after taking into account any postponement of the ECo Shareholder Meeting;

        (c) by ECo, if there has been a breach in any material respect by CCo of any covenant or agreement set forth in this Agreement on the part of CCo which CCo fails to cure within 15 business days after written notice thereof from ECo (except that no cure period shall be provided for a breach by CCo which by its nature cannot be cured and in no event shall such cure period extend beyond the Termination Date);

        (d) by CCo, if there has been a breach by ECo of any representation or warranty set forth in this Agreement on the part of ECo, or if any representation or warranty of ECo shall have become untrue, in either case which has or is reasonably expected to have a Material Adverse Effect on ECo, and which ECo fails to cure within 15 business days after written notice thereof from CCo (except that no cure period shall be provided for a breach by ECo which by its nature cannot be cured and in no event shall such cure period extend beyond the Termination Date);

        (e) by CCo, if there has been a breach in any material respect by ECo of any covenant or agreement set forth in this Agreement on the part of ECo which ECo fails to cure within 15 business days after written notice thereof from CCo (except that no cure period shall be provided for a breach by ECo which by its nature cannot be cured and in no event shall such cure period extend beyond the Termination Date);

        (f) by either party, if all the conditions for Closing the Arrangement for the benefit of such party shall not have been satisfied or waived on or before 5:00 p.m., Calgary, Alberta time on June 29, 2001 (the "Termination Date"), other than as a result of a breach of this Agreement by the terminating party;

        (g) by either party if the securityholders of ECo do not approve the Arrangement (and the other matters to be approved at such meeting as provided in Section 7.1 hereof) at the ECo Shareholders Meeting;

        (h) by either party if a final and non-appealable order shall have been entered in any action or proceeding before any Governmental Entity that prevents or makes illegal the consummation of the Arrangement;

        (i) by CCo if the ECo board of directors or any committee of the ECo board of directors shall (i) withdraw or modify in any adverse manner its approval or recommendation in respect of this Agreement, the Arrangement and the other transactions contemplated hereby or (ii) fails to reaffirm its approval or recommendation upon request, from time to time, by CCo to do so or upon an Acquisition Proposal in respect of ECo being publicly announced or proposed, offered or made to the ECo Shareholders or to ECo (such reaffirmation to be made within 10 days of such request being made or such Acquisition Proposal being publicly announced, proposed, offered or made or immediately prior to the meeting of ECo Shareholders, whichever occurs first);

        (j) by ECo, prior to the approval of this Agreement, the Arrangement and the other transactions contemplated hereby by the securityholders of ECo if, as a result of a Superior Proposal by a party other than CCo or any of its affiliates, ECo's board of directors determines in accordance with Section 4.2(n) to accept, recommend, approve or implement such Superior Proposal and ECo has otherwise complied with all of its representations, warranties, covenants and agreements herein contained including, without limitation, Sections 4.2(n) and 6.4; or

        (k) by either party if the CCo Average Price (as defined in the Plan of Arrangement) is less than $28 (such dollar amount being subject to adjustment in the same manner as is set forth in
               Section 1.2(b)).

6.2     NOTICE OF TERMINATION

        Any termination of this Agreement under Section 6.1 above will be effected by the delivery of written notice by the terminating party to the other party hereto.

6.3     EFFECT OF TERMINATION

        Subject to Section 6.4, in the event of termination of this Agreement by either ECo or CCo pursuant to Section 6.1, this Agreement shall forthwith become void and have no effect, and there shall be no liability or obligation on the part of CCo or ECo or their respective officers or directors, except that: (i) the provisions of Section 6.4(c) shall survive such termination; (ii) the provisions of the Confidentiality Agreements dated December 19, 2000 and January 24, 2001 shall survive any such termination; and (iii) no party shall be released or relieved from any liability arising from the willful breach by such party of any of its representations, warranties, covenants or agreements as set forth in this Agreement (and, in the case of wilful breach, the termination fees payable, if any, under section 6.4 shall not be treated as liquidated damages).

6.4     TERMINATION FEE

        (a) If this Agreement is terminated by ECo pursuant to Section 6.1(c), then CCo shall pay to ECo a cash termination fee of $30 million at the time of such termination;

        (b) If this Agreement is terminated by CCo pursuant to Section 6.1(d) or Section 6.1(e), then ECo shall pay to CCo a cash termination fee of $30 million at the time of such termination;

        (c) If: (x) an Acquisition Proposal in respect of ECo is publicly announced or is proposed, offered or made to the ECo Shareholders or to ECo prior to the ECo Shareholders Meeting; (y) this Agreement is terminated by either party pursuant to Section 6.1(g); and (z) either within 12 months following such termination ECo enters into, directly or indirectly, an agreement, commitment or understanding with respect to such Acquisition Proposal or such Acquisition Proposal is consummated or within six months following such termination ECo enters into an Acquisition Proposal or an Acquisition Proposal is consummated, then ECo shall pay to CCo a cash termination fee of $30 million, payable immediately upon satisfaction of the requirements contained in (x), (y) and (z).

        (d) If this Agreement is terminated by CCo pursuant to Section 6.1(i), then ECo shall pay to CCo upon such termination a cash termination fee of $30 million at the time of such termination.

        (e) If this Agreement is terminated by ECo pursuant to Section 6.1(j), then ECo shall pay to CCo upon such termination a cash termination fee of $30 million at the time of such termination.

        (f) CCo and ECo each agree that the agreements contained in Sections 6.4(a) through 6.4(e) are an integral part of the transactions contemplated by this Agreement. If either party fails to promptly pay the other party any fee due under such Sections 6.4(a) through 6.4(e), it shall pay the other party's costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate from time to time of Chase Manhattan Bank from the date such fee was first due.

                                   ARTICLE 7
                              ADDITIONAL AGREEMENTS

        CCo and ECo each agree to take the following actions after the execution of this Agreement.

7.1     MEETINGS

        ECo shall duly call a meeting of its securityholders entitled to vote to be held within 45 days after the Proxy Circular is prepared for the purpose of voting upon the Agreement and the Plan of Arrangement and the transactions contemplated hereby and thereby; and ECo shall, through its board of directors, recommend to its securityholders in the Proxy Circular approval of such matters and shall coordinate and cooperate with respect to the timing of such meetings. ECo may only change such recommendation in the event that the board of directors of ECo concludes, in good faith, after receiving the advice of outside counsel and financial advisors that is reflected in the minutes of a meeting of the board of directors, that such action is necessary for the board of directors to act in a manner consistent with its fiduciary duty or applicable law and, in the event that Section 4.2(n) is applicable, if ECo and its board of directors are in compliance with that Section; however, notwithstanding any change in such recommendation, ECo will not, subject to compliance with applicable law, postpone or cancel the holding of the meeting of its security holders, provided that ECo may postpone the meeting if, after consultation with CCo, there is a reasonable basis to expect that there are conditions in Section 5.1 or 5.2 to completion of the transactions contemplated hereunder (other than the conditions in Section 5.1(a), (b) and (c)) which are unlikely to be satisfied in order for completion of the transactions to occur within 5 business days after the meeting of the securityholders. Notwithstanding the foregoing, ECo will, in any event whatsoever, hold the meeting of its securityholders no later than June 25, 2001.

7.2     THE CLOSING

        Subject to the termination of this Agreement as provided in Article 6, the Closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Macleod Dixon LLP, Suite 3700, 400 - 3rd Avenue S.W., Calgary, Alberta, T2P 4H2 on a date (the "Closing Date") and at a time to be mutually agreed upon by the parties, which date shall be no later than the first business day after all conditions to Closing set forth herein shall have been satisfied or waived, unless another place, time and date is mutually selected by ECo and CCo. Concurrently with the Closing, the Plan of Arrangement will be filed with the Registrar under the ABCA.

7.3     ANCILLARY DOCUMENTS/RESERVATION OF SHARES

        (a) Provided all other conditions of this Agreement have been satisfied or waived, ECo shall, on the Closing Date, file Articles of Arrangement pursuant to Section 186 of the ABCA to give effect to the Plan of Arrangement.

        (b)    On the Effective Date:

               (i) CCo and CCo Sub shall execute and deliver a Support Agreement containing the terms and conditions set forth in Exhibit C, together with such other terms and conditions as may be agreed to by the parties hereto acting reasonably; and

               (ii) CCo, CCo Sub and a Canadian trust company to be mutually agreeable to CCo and ECo, acting reasonably, shall execute and deliver a Voting and Exchange Trust Agreement containing the terms and conditions set forth in Exhibit D, together with such other terms and conditions as may be agreed to by the parties hereto acting reasonably.

        (c) On or before the Effective Date, CCo will reserve for issuance such number of shares of CCo Common Stock as shall be necessary to give effect to the exchanges of options contemplated hereby.

7.4     EXCHANGE OF OPTIONS

        Promptly after the Effective Time, CCo will notify in writing each holder of a ECo Option of the exchange of such ECo Option for an option to purchase CCo Common Stock in accordance with the Plan of Arrangement, and CCo will confirm its agreement to honour such options in accordance with their terms.

7.5     INDEMNIFICATION AND RELATED MATTERS

        (a) CCo agrees that all rights to indemnification existing in favor of the present or former directors and officers of ECo (as such) or any of the ECo Subsidiaries or present or former directors and officers (as such) of ECo or any of the ECo Subsidiaries serving or who served at ECo's or any of the ECo Subsidiaries' request as a director, officer, employee, agent or representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (each such present or former director or officer of ECo or any of the ECo Subsidiaries, an "Indemnified Party"), as provided by contract or in ECo's charter or bylaws or similar documents of any of the ECo Subsidiaries in effect as of the date hereof with respect to matters occurring prior to the Effective Time, shall survive and shall continue in full force and effect and without modification for a period of not less than the statutes of limitations applicable to such matters.

        (b) From and after the Effective Time, CCo and ECo, jointly and severally, shall and CCo shall cause ECo to indemnify and hold harmless to the fullest extent permitted under the ABCA, each Indemnified Party against any costs and expenses (including reasonable attorney's fees), judgments, fines, losses, claims and damages and liabilities, and amounts paid in settlement thereof with the consent of the indemnifying party, such consent not to be unreasonably withheld, in connection with any actual or threatened claim, action, suit, proceeding or investigation that is based on, or arises out of, the fact that such person is or was a director or officer of ECo or any ECo Subsidiary (including without limitation with respect to any of the transactions contemplated hereby or the Arrangement) or who is serving or who served at ECo's or any of the ECo Subsidiaries' request as a director, officer, employee, agent or representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. In the event of any such claim, action, suit, proceeding or investigation, CCo shall cause ECo to pay the reasonable fees and expenses of counsel in advance of the final disposition of any such claim, action, suit, proceeding or investigation to the fullest extent permitted by law subject to the limitations imposed by the ABCA. Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties, (i) the Indemnified Parties may retain counsel reasonably satisfactory to CCo and, subject to limitations imposed by the ABCA, ECo shall (or CCo shall cause ECo to) pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; and (ii) CCo will use all reasonable efforts to assist in the defense of such matter; provided, however, that neither ECo nor CCo shall be liable for any settlement effected without its prior written consent which shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 7.5(b), upon learning of any such claim, action, suit, proceeding or investigation, shall notify CCo (but the failure to so notify shall not relieve a party from any liability which it may have under this Section 7.5(b) unless such failure results in actual prejudice to such party and then only to the extent of such prejudice). The Indemnified Parties as a group may retain only one law firm in any jurisdiction to represent them with respect to each such matter unless such counsel determines that there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which event additional counsel may be required to be retained by the Indemnified Parties.

        (c) Subject to limitations imposed by the ABCA, provided the Arrangement becomes effective, ECo shall (or CCo shall cause ECo to) pay all expenses, including reasonable attorney's fees, as the same may be incurred by any Indemnified Parties in any action by any Indemnified Party or parties seeking to enforce the indemnity or other obligations provided for in this Section 7.5; provided, however, that ECo will be entitled to reimbursement for any advances made under this Section 7.5 to any Indemnified Party who ultimately proves unsuccessful in enforcing the indemnity as finally determined by a non-appealable judgment in a court of competent jurisdiction, and payment of such expenses in advance of the final disposition of the action shall be made only upon receipt of any undertaking by the Indemnified Party to reimburse all amounts advanced if such action ultimately proves unsuccessful.

        (d) Provided the Arrangement becomes effective, for a period of six years after the Effective Date, CCo shall continue in effect director and officer liability insurance for the benefit of the Indemnified Parties in such amounts, and with such deductibles, retained amounts, coverages and exclusions as ECo provides for its own directors and officers at the date hereof.

        (e) This Section 7.5, which shall survive the consummation of this Agreement and the Arrangement, is intended to benefit each person or entity indemnified hereunder.

7.6     AFFILIATE AGREEMENTS

        (a) ECo will use its reasonable best efforts to have its Affiliates sign and deliver to CCo the ECo Affiliate Agreements in the form of Exhibit E concurrently with the execution hereof. For purposes of this Agreement, an "Affiliate" shall have the meaning referred to in SEC Accounting Series Releases 130 and 135 and in Rule 145 under the Securities Act. In the event that ECo does not succeed in getting its respective Affiliates to sign and deliver the Affiliate Agreements, such party shall continue to use its reasonable best efforts to have its Affiliates sign and deliver the Affiliate Agreements.

        (b) CCo agrees that it shall publicly release the combined financial results (including combined sales and net income) of CCo and ECo for the period ending at the end of the first full calendar month of post-combination combined operations of CCo and ECo as soon as reasonably practicable following Closing, notwithstanding that such release may not coincide with a financial quarterly report or be in the form of a report filed with the SEC on Form 10-Q.

7.7     EMPLOYMENT AGREEMENTS

        (a) CCo covenants and agrees that, after the Effective Time, it will and will cause ECo, as the case may be, (and any successor) to honour and comply with the terms of the existing executive employee agreements of ECo which ECo has disclosed in writing to CCo and covenants and agrees that it will not terminate the employment of any executive officer of ECo, other than for Just Cause (as that term is defined in the executive employment agreements) for a period of not less than 45 days.

        (b)    this Section 7.7 is:

               (i) intended for the benefit of employees of ECo and shall be enforceable by each such person and his or her heirs, executors, administrators and other legal representatives (collectively, the "Third Party Beneficiaries") and ECo and any successors shall hold the rights and benefits of this Section 7.7 in trust for and on behalf of the Third Party Beneficiaries and ECo and any successor hereby accepts such trust and agrees to hold the benefit of and enforce performance of such covenants on behalf of Third Party Beneficiaries; and

               (ii) are in addition to and not in substitution for, any other rights that the Third Party Beneficiaries may have by contract or otherwise.

                                   ARTICLE 8
                                  MISCELLANEOUS

8.1     NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES

        All representations and warranties of the parties contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement, until the earlier of the valid termination of this Agreement or the Closing Date, whereupon such representations and warranties will expire and be of no further force or effect. All agreements and covenants of the parties shall survive the Closing Date, except as otherwise set forth in this Agreement.

8.2     NOTICES

        All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by recognized overnight courier, by facsimile (receipt confirmed) or mailed by certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a) if to CCo to: Calpine Corporation, 50 West San Fernando Street, 5th Floor, San Jose, California, 95113, Attention: General Counsel, Facsimile No. 408-975-4648, with a copy to Macleod Dixon LLP, Suite 3700, 400 - 3rd Avenue S.W., Calgary, Alberta, T2P 4H2, Attention: A. G. Love, Facsimile No. 403-264-5973 and to Covington & Burling, 1330 Avenue of the Americas, New York, NY 10019, Attention: William R. Collins, Facsimile No. 212-841-1010.

        (b) if to ECo to: Encal Energy Ltd., 1800, 421 Seventh Avenue S.W., Calgary, Alberta, T2P 4K9, Attention: President, Facsimile No. 403-750-3896, with a copy to Bennett Jones LLP, 4500 Bankers Hall East, 855 - 2nd Street S.W., Calgary, Alberta, T2K 4K7,
               Attention: C.P. Spitznagel, Facsimile No. 403-265-7219 and to Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, NY 10019, Attention: Edwin S. Maynard, Facsimile No. 212-757-3990.

8.3     INTERPRETATION

        When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used therein shall be deemed in each case to be followed by the words "without limitation." Any references in this Agreement to "the date hereof" refers to the date of execution of this Agreement. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

8.4     SEVERABILITY

        If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such person or circumstance in any other jurisdiction or to other persons or circumstances in any jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable.

8.5     COUNTERPARTS

        This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to each of the other parties, it being understood that all parties need not sign the same counterpart.

8.6     MISCELLANEOUS

        This Agreement, which includes the ECo Disclosure Letter and the Exhibits hereto and the Confidentiality Agreements dated December 19, 2000 and January 24, 2001 between CCo and ECo, and any other documents referred to herein or contemplated hereby (a) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder (except that Section 7.5 is for the benefit of ECo's directors and officers and is intended to confer rights on such persons); and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

8.7     GOVERNING LAW

        This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including without limitation validity, construction, effect, performance and remedies.

8.8     AMENDMENT AND WAIVERS

        Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby which writing expressly refers to this Agreement and the operation of the provisions of this Section 8.8. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Agreement may be amended by the parties hereto at any time before or after approval of the ECo securityholders, or the CCo stockholders, but, after such approval, no amendment will be made which by applicable law requires the further approval of the ECo securityholders or the CCo stockholders without obtaining such further approval.

8.9     EXPENSES

        Except as otherwise provided herein, each party will bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated hereby.

8.10    FURTHER ASSURANCES

        Each of the parties hereto will from time to time execute and deliver all such further documents and instruments and do all such acts and things as the other parties may reasonably require to effectively carry out or better evidence or perfect the terms and provisions of this Agreement. The parties agree to amend the structure of the transactions contemplated hereby if necessary to have the transactions treated as "pooling of interests" under United States generally accepted accounting principles, provided that any such amendment will not have a Material Adverse Effect on either party.

8.11    U.S. TAXATION OF ARRANGEMENT

        It is acknowledged that CCo may or may not, in its sole discretion, structure the transactions contemplated hereby as a taxable transaction for United States tax purposes.

        IN WITNESS WHEREOF, CCo and ECo have caused this Agreement to be signed by their respective officers thereunder duly authorized, all as of the date first written above.



                                   CALPINE CORPORATION


                                   Per:   /s/ PETER CARTWRIGHT
                                         --------------------------------------
                                         Peter Cartwright
                                         President and Chief Executive Officer


                                   ENCAL ENERGY LTD.


                                   Per:   /s/ DAVID JOHNSON
                                         --------------------------------------
                                         David Johnson
                                         President and Chief Executive Officer


                                   Per:   /s/ STEVEN ALLAIRE
                                         --------------------------------------

                                    EXHIBIT A

                           FORM OF PLAN OF ARRANGEMENT
                                UNDER SECTION 186
                   OF THE BUSINESS CORPORATIONS ACT (ALBERTA)
                         INVOLVING AND AFFECTING ECO AND
                  THE HOLDERS OF ITS COMMON SHARES AND OPTIONS


                                    ARTICLE 1
                                 INTERPRETATION

1.1     DEFINITIONS

        In this Plan of Arrangement unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

        "ABCA" means the Business Corporations Act (Alberta), as amended;

        "Arrangement" means the arrangement under Section 186 of the ABCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments thereto made (i) in accordance with Section
        8.8 of the Combination Agreement; (ii) in accordance with Section 5.1 hereof or (iii) at the direction of the Court in the Final Order;

        "Arrangement Resolution" means the special resolution passed by the Shareholders and the Optionholders at the Meeting;

        "Automatic Redemption Date" has the meaning provided in the Exchangeable Share Provisions;

        "Business Day" has the meaning provided in the Exchangeable Share Provisions;

        "Canadian Dollar Exchange Rate" means, with respect to determining the exchange rate from U.S. dollars to Canadian dollars on a particular day, the noon buying rate (expressed to the fourth decimal place) as reported by the Bank of Canada for such day or, if the day of the calculation is a holiday or other day on which the Bank of Canada is not reporting such rate, then the Federal Reserve Bank of New York Noon Buying Rate (expressed to the fourth decimal place) shall be used instead on such day;

        "CCo" has the meaning provided in the Exchangeable Share Provisions;

        "CCo Average Price" means the weighted average trading price of the shares of CCo Common Stock on The New York Stock Exchange (as reported by The New York Stock Exchange and converted, as hereinafter provided, to Canadian dollars and expressed to the fourth decimal place) for the Measurement Period. For these purposes, (i) the U.S. dollar/Canadian dollar exchange rate for determining the CCo Average Price shall be based upon the average of the Canadian Dollar Exchange Rate (expressed to the fourth decimal place) for each of the trading days in the Measurement Period; and (ii) the "weighted average trading price" shall be determined by dividing the aggregate sale price of all shares of CCo Common Stock sold on The New York Stock Exchange during the Measurement Period by the total number of shares of CCo Common Stock sold;

        "CCo Common Stock" has the meaning provided in the Exchangeable Share Provisions;

        "CCo Sub" means, a corporation organized and existing under the laws of Alberta and any successor corporation;

        "Combination Agreement" means the combination agreement by and between CCo and ECo dated effective as of February 7, 2001, as amended and restated from time to time, providing for, among other things, this Plan of Arrangement and the Arrangement;

        "Court" means the Court of Queen's Bench of Alberta;

        "Depositary" means CIBC Mellon Trust Company at its principal transfer offices in Calgary, Alberta and Toronto, Ontario;

        "Dissent Procedures" has the meaning provided in Section 3.1;

        "ECo" means Encal Energy Ltd., a corporation organized and existing under the ABCA;

        "ECo Common Shares" means the common shares in the capital of ECo;

        "Effective Date" means the registration date shown on the registration statement issued upon the filing of the Articles of Arrangement under the ABCA giving effect to the Arrangement;

        "Effective Time" means 12:01 a.m. (Calgary time) on the Effective Date;

        "Exchange Ratio" means the ratio of ~ [NOTE TO DRAFT: THIS NUMBER IS DETERMINED AS SET FORTH IN SECTION 1.2 OF THE COMBINATION AGREEMENT] Exchangeable Shares for each whole ECo Common Share, subject to adjustment as provided in accordance with Section 1.2 of the Combination Agreement;

        "Exchangeable Share Provisions" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares;

        "Exchangeable Shares" means the Exchangeable Shares in the capital of CCo Sub;

        "Final Order" means the final order of the Court approving the Arrangement, as such order may be amended by the Court at any time and from time to time prior to the Effective Time;

        "Interim Order" means the interim order of the Court in relation to the Arrangement, as such order may be amended by the Court at any time and from time to time;

        "ITA" means the Income Tax Act (Canada), as amended;

        "Measurement Period" means the period of 10 consecutive trading days ending on the third trading day prior to the date of the Meeting (including any adjournment thereof);

        "Meeting" means the special meeting of the Shareholders and of the Optionholders of ECo to be held to consider this Plan of Arrangement;

        "Options" means all options to purchase ECo Common Shares outstanding as at the Effective Date, including all options outstanding under ECo's stock option plan;

        "Optionholders" means holders of Options;

        "Proxy Circular" means the Management Information Circular of ECo prepared in connection with the Arrangement;

        "Shareholders" means holders of ECo Common Shares;

        "Support Agreement" means the agreement so entitled between CCo and CCo Sub to be dated as of the Effective Date and provided for in the Combination Agreement;

        "Transfer Agent" means the duly appointed transfer agent for the time being of the Exchangeable Shares, and, if there is more than one such transfer agent, then the principal Canadian transfer agent;

        "Voting and Exchange Trust Agreement" means the agreement so entitled between CCo, CCo Sub and the Trustee named therein to be dated as of the Effective Date and provided for in the Combination Agreement; and

        "Voting Share" has the meaning ascribed to such term in the Voting and Exchange Trust Agreement.

1.2     SECTIONS AND HEADINGS

        The division of this Plan of Arrangement into sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to a Section refers to the specified Section of this Plan of Arrangement.

1.3     NUMBER, GENDER AND PERSONS

        In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, bodies corporate, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

1.4     DATE FOR ANY ACTION

        In the event that any date on or by which any action is required or permitted to be taken hereunder is not a Business Day, such action shall be required or permitted to be taken on or by the next succeeding day which is a Business Day.

1.5     CURRENCY

        Unless otherwise expressly stated herein, all references to currency and payments in cash or money in this Plan of Arrangement are to United States dollars.

1.6     STATUTORY REFERENCES

        Any reference in this Plan of Arrangement to a statute includes such statute as amended, consolidated or re-enacted from time to time, all regulations made thereunder, all amendments to such regulations from time to time, and any statute or regulation which supersedes such statute or regulations.

                                    ARTICLE 2
                                   ARRANGEMENT

2.1     ARRANGEMENT

        At the Effective Time, the following transactions shall occur and shall be deemed to occur in the following order without any further act or formality:

        (a) each of the outstanding ECo Common Shares (other than ECo Common Shares held by Shareholders who have exercised their right of dissent in accordance with Article 3 hereof and are ultimately entitled to be paid the fair value of their ECo Common Shares) will, without any further action on behalf of the Shareholders, be transferred to CCo Sub in consideration for a number of Exchangeable Shares determined in accordance with the Exchange Ratio;

        (b) each Shareholder will receive only a whole number of Exchangeable Shares resulting from the transfer of such Shareholder's ECo Common Shares to CCo Sub. In lieu of fractional Exchangeable Shares, each Shareholder who otherwise would be entitled to receive such fractional share shall be paid by CCo Sub an amount determined in accordance herewith in full satisfaction of such fractional entitlement;

        (c)    upon the transfer of shares referred to in Section 2.1(a) above:
               (i) each Shareholder shall cease to be such a holder of ECo Common Shares, shall have his name removed from the register of holders of ECo Common Shares and shall become a holder of the number of fully paid Exchangeable Shares to which he is entitled as a result of the transfer of shares referred to in Section 2.1(a) and such Shareholder's name shall be added to the register of holders of such securities accordingly; and (ii) CCo Sub shall become the legal and beneficial owner of all of the ECo Common Shares so transferred;

        (d) each of the outstanding Options (other than Options held by holders who have exercised their rights of dissent in accordance with Section 3.1 hereof and who are ultimately entitled to be paid the fair value for such Options) will, without any further action on the part of any Optionholder: (i) vest in accordance with the rights of the holder thereof; and (ii) be converted into or exchanged for an option to purchase the number of shares of CCo Common Stock determined by multiplying the number of ECo Common Shares subject to such Option at the Effective Time by the Exchange Ratio, at an exercise price per share of CCo Common Stock equal to the exercise price per share of such Option immediately prior to the Effective Time divided by the Exchange Ratio, and expressed in U.S. dollars. For the purposes of determining the exercise price per share of CCo Common Stock, the exercise price per share of ECo Common Shares subject to such Option shall be adjusted using the average of the Canadian Dollar Exchange Rate (expressed to the fourth decimal point) for each of the trading days in the Measurement Period. If the foregoing calculation results in a converted Option being exercisable for a fraction of a share of CCo Common Stock, then the number of shares of CCo Common Stock subject to such Option will be rounded down to the nearest whole number of shares, and the exercise price per whole share of CCo Common Stock will be as determined above. The obligations of ECo under the Options as so converted shall be assumed by CCo and CCo shall be substituted for ECo under, and as sponsor of, ECo's stock option plan. Except as provided in this paragraph (d), the term and all other terms and conditions of the Options in effect immediately prior to giving effect to the Arrangement shall govern the Options; and

        (e) holders of ECo Common Shares who are residents of Canada for the purposes of the ITA and who receive Exchangeable Shares under
               Section 2.1(a) shall be entitled to make an income tax election pursuant to subsection 85(1) of the ITA with respect to the transfer of their ECo Common Shares to CCo Sub by providing two signed copies of the necessary election forms to CCo Sub within 90 days following the Effective Date, duly completed with the details of the number of shares transferred and the applicable agreed amounts for the purposes of such elections. Thereafter, subject to the election forms complying with the provisions of the ITA, the forms will be signed by CCo Sub and returned to such holders of ECo Common Shares for filing with Revenue Canada, Customs, Excise and Taxation.

2.2     ALLOCATION OF CONSIDERATION

        A Shareholder who has transferred his ECo Common Shares to CCo Sub as contemplated under Section 2.1(a) shall be considered to have disposed of a portion (the "share portion") of such Shareholder's ECo Common Shares solely in consideration for Exchangeable Shares and to have disposed of the remaining portion of such ECo Common Shares for all other ancillary rights and benefits (the "Ancillary Rights") associated with the Exchangeable Shares and the Voting Share under the Exchangeable Share Provisions, the Voting and Exchange Trust Agreement and the Support Agreement. The share portion (expressed as a number) shall be equal to the number of ECo Common Shares obtained when the total number of ECo Common Shares held by the Shareholder is multiplied by the aggregate fair market value of the Exchangeable Shares received by the Shareholder divided by the sum of such aggregate fair market value and the aggregate fair market value of the Ancillary Rights received by the Shareholder.


                                    ARTICLE 3
                                RIGHTS OF DISSENT

3.1     RIGHTS OF DISSENT

        Registered Shareholders and Optionholders may exercise rights of dissent with respect to their ECo Common Shares or Options pursuant to and in the manner set forth in Section 184 of the ABCA (as modified by the Interim Order) and this
Section 3.1 (the "Dissent Procedures") in connection with the Arrangement, and holders who duly exercise such rights of dissent and who:

        (a) are ultimately entitled to be paid fair value for the ECo Common Shares or Options shall be deemed to have transferred such ECo Common Shares or Options to ECo for cancellation on the Effective Date; or

        (b) are ultimately not entitled, for any reason, to be paid the fair value for their ECo Common Shares or Options shall be deemed to have participated in the Arrangement on the same basis as any nondissenting Shareholder or Optionholder, as the case may be, but in no case shall ECo be required to recognize such holders as Shareholders or Optionholders on and after the Effective Time, and the names of such persons shall be deleted from the registers of Shareholders or Optionholders on the Effective Time.

                                    ARTICLE 4
                       CERTIFICATES AND FRACTIONAL SHARES

4.1     ISSUANCE OF CERTIFICATES REPRESENTING EXCHANGEABLE SHARES

        At or promptly after the Effective Time, CCo Sub shall deposit with the Depositary, for the benefit of the Shareholders who exchanged their ECo Common Shares pursuant to the Arrangement, certificates representing the Exchangeable Shares issued pursuant to the Arrangement upon the exchange. Upon surrender to the Depositary of a certificate which immediately prior to the Effective Time represented outstanding ECo Common Shares, and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall forthwith deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of Exchangeable Shares which such holder has the right to receive pursuant to the Arrangement (together with any dividends or distributions with respect thereto pursuant to Section 4.2 and any cash in lieu of fractional Exchangeable Shares pursuant to Section 4.3), and any certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of ECo Common Shares which is not registered in the transfer records of ECo, a certificate representing the proper number of Exchangeable Shares (together with any dividends or distributions with respect thereto pursuant to Section 4.2 and any cash in lieu of fractional Exchangeable Shares pursuant to Section 4.3) shall be delivered to a transferee if the certificate representing such ECo Common Shares is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this Section 4.1, each certificate which immediately prior to the Effective Time represented outstanding ECo Common Shares shall be deemed at any time after the Effective Time, but subject to Section 4.5, to represent only the right to receive upon such surrender (a) the certificate representing Exchangeable Shares as contemplated by this Section 4.1, (b) a cash payment in lieu of any fractional Exchangeable Shares as contemplated by Section 4.3 and (c) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to Exchangeable Shares as contemplated by Section 4.2.

4.2     DIVIDENDS AND OTHER DISTRIBUTIONS

        No dividends or other distributions declared or made after the Effective Time with respect to the Exchangeable Shares with a record date after the Effective Time shall be paid to the holder of any formerly outstanding ECo Common Shares which were not exchanged pursuant to Section 2.1, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 4.3 (and no interest will be earned and payable thereon), unless and until the certificate representing such ECo Common Shares shall be surrendered in accordance with Section 4.1. Subject to applicable law and to Section 4.5, at the time of such surrender of any such certificate (or, in the case of clause
(c) below, at the appropriate payment date), there shall be paid to the holder of the Exchangeable Shares resulting from such exchange, in all cases without interest, (a) the amount of any cash payable in lieu of a fractional Exchangeable Share to which such holder is entitled pursuant to Section 4.3, (b) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such Exchangeable Shares, and
(c) the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender or a payment date subsequent to surrender payable with respect to such Exchangeable Shares.

4.3     NO FRACTIONAL SHARES

        No certificates or scrip representing fractional Exchangeable Shares shall be issued upon the surrender for exchange of certificates pursuant to
Section 4.1, and such fractional interests shall not entitle the owner thereof to vote or to possess or exercise any rights as a security holder of CCo Sub. In lieu of any such fractional interests, each person entitled thereto will receive an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (a) such fractional interest, multiplied by (b) the CCo Average Price, such amount to be provided to the Depositary by CCo Sub upon request.

4.4     LOST CERTIFICATES

        If any certificate which immediately prior to the Effective Time represented outstanding ECo Common Shares which were exchanged pursuant to
Section 2.1 has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, certificates representing Exchangeable Shares (together with any dividends or distributions with respect thereto pursuant to Section 4.2 and any cash in lieu of fractional Exchangeable Shares pursuant to Section 4.3) deliverable in respect thereof as determined in accordance with Section 2.1. When seeking such certificate and payment in exchange for any lost, stolen or destroyed certificate, the person to whom certificates representing Exchangeable Shares are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to CCo Sub, CCo and the Transfer Agent, as the case may be, in such sum as CCo Sub may direct or otherwise indemnify CCo Sub, CCo and the Transfer Agent in a manner satisfactory to CCo Sub, CCo and the Transfer Agent against any claim that may be made against CCo Sub, CCo or the Transfer Agent with respect to the certificate alleged to have been lost, stolen or destroyed.

4.5     EXTINGUISHMENT OF RIGHTS

        Any certificate which immediately prior to the Effective Time represented outstanding ECo Common Shares which were exchanged pursuant to
Section 2.1 and has not been deposited, with all other instruments required by
Section 4.1, on or prior to the tenth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature as a Shareholder or a holder of Exchangeable Shares or shares of CCo Common Stock. On such date, the Exchangeable Shares (and any dividends or distributions with respect thereto and any cash pursuant to Section 4.3) to which the former registered holder of the certificate referred to in the preceding sentence was ultimately entitled (or, if the Automatic Redemption Date has occurred, the resulting shares of CCo Common Stock) shall be deemed to have been surrendered to CCo Sub (or, in the event that the Automatic Redemption Date has occurred, CCo), together with all entitlements to dividends, distributions, cash and interest thereon held for such former registered holder, for no consideration and such shares shall thereupon be canceled and the name of the former registered holder shall be removed from the register of holders of such shares.


                                    ARTICLE 5
                                    AMENDMENT

5.1     PLAN OF ARRANGEMENT AMENDMENT

        ECo reserves the right to amend, modify and/or supplement this Plan of Arrangement from time to time at any time prior to the Effective Time provided that any such amendment, modification or supplement must be contained in a written document that is (a) agreed to by CCo and CCo Sub, (b) filed with the Court and, if made following the Meeting, approved by the Court and (c) communicated to Shareholders and Optionholders in the manner required by the Court (if so required).

        Any amendment, modification or supplement to this Plan of Arrangement may be proposed by ECo at any time prior to or at the Meeting (provided that CCo and CCo Sub shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the persons voting at the Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

        Any amendment, modification or supplement to this Plan of Arrangement which is approved by the Court following the Meeting shall be effective only (a) if it is consented to by ECo, (b) if it is consented to by CCo and CCo Sub and
(c) if required by the Court or applicable law, it is consented to by the Shareholders, Optionholders or the holders of Exchangeable Shares, as the case may be.

                                   EXHIBIT B

               EXCHANGEABLE SHARE PROVISIONS AND OTHER PROVISIONS
           TO BE INCLUDED IN THE ARTICLES OF INCORPORATION OF CCO SUB

                                A. SHARE CAPITAL

                 PROVISIONS ATTACHING TO THE EXCHANGEABLE SHARES

        The Exchangeable Shares in the capital of the Corporation shall have the following rights, privileges, restrictions and conditions:


                                    ARTICLE 1
                                 INTERPRETATION

1.1     FOR THE PURPOSES OF THESE RIGHTS, PRIVILEGES, RESTRICTIONS AND
        CONDITIONS:

        "Act" means the Business Corporations Act (Alberta), as amended, consolidated or reenacted from time to time.

        "Aggregate Equivalent Vote Amount" means, with respect to any matter, proposition or question on which holders of CCo Common Stock are entitled to vote, consent or otherwise act, the product of (i) the number of Exchangeable Shares then issued and outstanding and held by holders (other than CCo and its Subsidiaries) multiplied by (ii) the number of votes to which a holder of one share of CCo Common Stock is entitled with respect to such matter, proposition or question.

        "Automatic Redemption Date" means the date for the automatic redemption by the Corporation of Exchangeable Shares pursuant to Article 7 of these share provisions, which date shall be the first to occur of (a) the date, if any, selected pursuant to this clause (a) by the Board of Directors of the Corporation in its sole discretion, such date to be no earlier than 12 months following the Effective Date, (b) the date selected by the Board of Directors of the Corporation in its sole discretion at a time when less than five percent (5%) of the number of Exchangeable Shares issuable on the Effective Date (other than Exchangeable Shares held by CCo and its Subsidiaries, and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issuance or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into or carrying rights to acquire Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction involving or affecting the Exchangeable Shares), are outstanding, (c) the Business Day prior to the record date for any meeting or vote of the shareholders of the Corporation to consider any matter on which the holders of Exchangeable Shares would be entitled to vote as shareholders of the Corporation, but, except as provided in clause (d) below, excluding any meeting or vote held pursuant to Section 10 of these Share Provisions, (d) the Business Day following the day on which the holders of Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares, if and to the extent such action is required, to approve or disapprove, as applicable, any change to, or in the rights of the holders of, Exchangeable Shares, if the approval or disapproval, as applicable, of such change would be required to maintain the economic and legal equivalence of the Exchangeable Shares and the CCo Common Stock, or (e) the date on which the share purchase rights issued pursuant to the Rights Agreement, dated as of June 5, 1997, between CCo and First Chicago Trust Company of New York, as Rights Agent (or pursuant to any similar successor or replacement rights agreement) would separate from the shares of CCo Common Stock and become exercisable.

        "Board of Directors" means the board of directors of the Corporation and any committee thereof acting within its authority.

        "Business Day" means any day other than a Saturday, a Sunday or a day when banks are not open for business in either or both of San Jose, California and Calgary, Alberta.

        "CCo" means Calpine Corporation, a corporation organized and existing under the laws of the State of Delaware and includes any successor corporation or any corporation in which the holders of CCo Common Stock hold securities resulting from the application of Section 2.7 of the Support Agreement;

        "CCo Call Notice" has the meaning provided in Section 6.3.

        "CCo Common Stock" means the shares of common stock of CCo, with a par value of U.S. $0.001 per share, having voting rights of one vote per share, and any other securities resulting from the application of
        Section 2.7 of the Support Agreement.

        "CCo Dividend Declaration Date" means the date on which the board of directors of CCo declares any dividend on the CCo Common Stock.

        "CCo Holdco" has the meaning provided in the Voting and Exchange Trust Agreement.

        "CCo Special Share" means the one share of Special Voting [Preferred] Stock of CCo, with a par value of U.S. $0.001, and having voting rights at meetings of holders of CCo Common Stock equal to the Aggregate Equivalent Voting Amount.

        "Common Shares" means the common shares in the capital of the Corporation.

        "Corporation" means ___ Alberta Ltd., a corporation organized and existing under the Act and includes any successor corporation.

        "Current Market Price" means, in respect of a share of CCo Common Stock on any date, the average of the closing sale prices per share (computed and rounded to the third decimal point) of shares of CCo Common Stock during the period of 20 consecutive trading days ending not more than five trading days before such date on the New York Stock Exchange, or, if CCo Common Stock is not then traded on the New York Stock Exchange, on such other principal U.S. stock exchange or automated quotation system on which the CCo Common Stock is then listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if, in the opinion of the Board of Directors the public distribution or trading activity of CCo Common Stock during such period does not create a market which reflects the fair market value of a share of CCo Common Stock, then the Current Market Price of a share of CCo Common Stock shall be determined by the Board of Directors based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate, and provided further than any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

        "ECo" means Encal Energy Ltd., a corporation organized and existing under the Act.

        "Effective Date" has the meaning ascribed thereto in the Plan of Arrangement.

        "Exchange Put Date" has the meaning provided in Section 8.2.

        "Exchange Put Right" has the meaning provided in Section 8.1.

        "Exchangeable Share Consideration" means, with respect to each Exchangeable Share, for any acquisition of or redemption of or distribution of assets of the Corporation in respect of or purchase pursuant to these share provisions, the Plan of Arrangement, the Support Agreement or the Voting and Exchange Trust Agreement:

        (a) the Current Market Price of one share of CCo Common Stock deliverable in connection with such action;

        (b) a cheque or cheques payable at par at any branch of the bankers of the payor in the amount of all declared, payable and unpaid, and all undeclared but payable, cash dividends deliverable in connection with such action; and

        (c) such stock or other property constituting any declared and unpaid, and all undeclared and unpaid but payable, non-cash dividends deliverable in connection with such action,

        provided that (i) that part of the consideration which represents (a) above, shall be fully paid and satisfied by the delivery of one share of CCo Common Stock, such share to be duly issued as a fully paid and non-assessable share, (ii) that part of the consideration which represents (c), above, shall be fully paid and satisfied by delivery of such non-cash items, (iii) any such consideration shall be delivered free and clear of any lien, claim, encumbrance, security interest or adverse claim or interest and (iv) any such consideration shall be paid less any tax required to be deducted and withheld therefrom and without interest.

        "Exchangeable Share Price" means, for each Exchangeable Share, an amount equal to the aggregate of:

        (a)    the Current Market Price of a share of CCo Common Stock; plus

        (b) an additional amount equal to the full amount of all cash dividends declared, payable and unpaid, on such Exchangeable Share; plus

        (c) an additional amount equal to all dividends declared and payable on CCo Common Stock which have not been declared or paid on Exchangeable Shares in accordance herewith; plus

        (d) an additional amount representing non-cash dividends declared, payable and unpaid, on such Exchangeable Share.

        "Exchangeable Shares" means the Exchangeable Shares of the Corporation having the rights, privileges, restrictions and conditions set forth herein.

        "Liquidation Amount" has the meaning provided in Section 5.1.

        "Liquidation Call Purchase Price" has the meaning provided in Section 5.5(a).

        "Liquidation Call Right" has the meaning provided in Section 5.5(a).

        "Liquidation Date" has the meaning provided in Section 5.1.

        "Plan of Arrangement" means the plan of arrangement involving and affecting ECo, CCo, the Corporation and the holders of common shares and options of ECo under Section 186 of the Act contemplated in the Combination Agreement by and among CCo and ECo, dated effective as of _______, 2001, as further amended and restated from time to time.

        "Purchase Price" has the meaning provided in Section 6.3.

        "Redemption Call Purchase Price" has the meaning provided in Section 7.5(a).

        "Redemption Call Right" has the meaning provided in Section 7.5(a).

        "Redemption Price" has the meaning provided in Section 7.1.

        "Retracted Shares" has the meaning provided in Section 6.1(a).

        "Retraction Call Right" has the meaning provided in Section 6.1(c).

        "Retraction Date" has the meaning provided in Section 6.1(b).

        "Retraction Price" has the meaning provided in Section 6.1.

        "Retraction Request" has the meaning provided in Section 6.1.

        "Subsidiary", in relation to any person, means any body corporate, partnership, joint venture, association or other entity of which more than 50% of the total voting power of shares of stock or units of ownership or beneficial interest entitled to vote in the election of directors (or members of a comparable governing body) is owned or controlled, directly or indirectly, by such person.

        "Support Agreement" means the Support Agreement between CCo and the Corporation, made as of the Effective Date.

        "Transfer Agent" means the duly appointed transfer agent for the time being of the Exchangeable Shares, and, if there is more than one such transfer agent, then the principal Canadian transfer agent.

        "Trustee" means the Trustee appointed under the Voting and Exchange Trust Agreement, and any successor trustee.

        "Unpaid Dividends" means all declared, payable and unpaid, and all undeclared but payable, cash and non-cash dividends in respect of Exchangeable Shares on a specified date.

        "Voting and Exchange Trust Agreement" means the Voting and Exchange Trust Agreement among the Corporation, CCo and the Trustee, made as of the Effective Date.


                                    ARTICLE 2
                         RANKING OF EXCHANGEABLE SHARES

2.1 The Exchangeable Shares shall be entitled to a preference over the Common Shares and any other class or series of shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs.


                                    ARTICLE 3
                                    DIVIDENDS

3.1 A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each CCo Dividend Declaration Date, declare a dividend on each Exchangeable Share (a) in the case of a cash dividend declared on the CCo Common Stock, in an amount in cash for each Exchangeable Share equal to the cash dividend declared on each share of CCo Common Stock, (b) in the case of a stock dividend declared on the CCo Common Stock to be paid in CCo Common Stock, in such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of shares of CCo Common Stock to be paid on each share of CCo Common Stock, (c) in the case of a dividend declared on the CCo Common Stock in property other than cash or securities of CCo, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors in the manner described in the Support Agreement) the type and amount of property declared as a dividend on each share of CCo Common Stock or (d) in the case of a dividend declared on the CCo Common Stock to be paid in securities of CCo other than CCo Common Stock, in such number of either such securities or economically equivalent securities of the Corporation (as determined by the Board of Directors in the manner described in the Support Agreement), for each Exchangeable Share as is equal to the number of securities of CCo to be paid on each share of CCo Common Stock. Such dividends (less any tax required to be deducted and withheld from such dividends) shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation.

3.2 Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by
Section 3.1(a) hereof and the sending of such a cheque to each holder of an Exchangeable Share (less any tax required to be deducted and withheld from such dividends paid or credited by the Corporation) shall satisfy the cash dividends represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by Sections 3.1(b) or (d) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby or dividend payable in other securities represented thereby. Such other type and amount of property in respect of any dividends contemplated by Section 3.1(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. In all cases, any such dividends shall be subject to any reduction or adjustment for tax required to be deducted and withheld from such dividends, and the Corporation shall be entitled to liquidate some of the property which would otherwise be deliverable in payment of such dividends to a particular holder of Exchangeable Shares to fund any statutory withholding obligation. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend which is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or which otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

3.3 The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under

Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the CCo Common Stock.

3.4 If on any payment date for any dividends declared on the Exchangeable Shares under Section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends which remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

3.5 Except as provided in this Article 3, the holders of Exchangeable Shares shall not be entitled to receive dividends in respect thereof.

3.6 Payment of the Exchangeable Share Consideration shall satisfy in full all Unpaid Dividends relating to the Exchangeable Shares in respect of which the Exchangeable Share Consideration was paid.


                                    ARTICLE 4
                              CERTAIN RESTRICTIONS

4.1 So long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Article 10 of these share provisions:

        (a) pay any dividends on the Common Shares, or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in any such other shares ranking junior to the Exchangeable Shares;

        (b) redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution;

        (c) redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution; or

        (d) amend the articles or by-laws of the Corporation, in either case in any manner that would affect the rights or privileges of the holders of the Exchangeable Shares.

        The restrictions in Sections 4.1(a), 4.1(b) and 4.1(c) above shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared with a record date on or following the effective date of the Plan of Arrangement on the CCo Common Stock shall have been declared on the Exchangeable Shares and paid in full. Nothing herein shall be interpreted to restrict the Corporation from issuing additional Common Shares or Exchangeable Shares.


                                    ARTICLE 5
                           DISTRIBUTION ON LIQUIDATION

5.1 In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, provided that neither CCo nor CCo Holdco shall have exercised the Liquidation Call Right, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date of such liquidation, dissolution or winding-up (the "Liquidation Date"), before any distribution of any part of the assets of the Corporation to the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount equal to the Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date (the "Liquidation Amount") in accordance with Section 5.2. In connection with payment of the Liquidation Amount, the Corporation shall be entitled to liquidate some of the CCo Common Stock which would otherwise be deliverable as Exchangeable Share Consideration to any particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation.

5.2 On or promptly after the Liquidation Date, and subject to the exercise by CCo or CCo Holdco of the Liquidation Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under applicable law and the articles and by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in Schedule A hereto or by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or by holding for pick up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in Schedule A hereto or by notice to the holders of Exchangeable Shares, on behalf of the Corporation of the Exchangeable Share Consideration representing such holder's pro rata portion of the total Liquidation Amount. On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time on or after the Liquidation Date to deposit or cause to be deposited the Exchangeable Share Consideration in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account or for safe keeping, in the case of non-cash items, with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Exchangeable Share Consideration, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be the holders of the CCo Common Stock delivered to them. Notwithstanding the foregoing, until such payment or deposit of such Exchangeable Share Consideration, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

5.3 After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

5.4 If CCo or CCo Holdco exercises the Liquidation Call Right, each holder of Exchangeable Shares shall be obligated to sell the Exchangeable Shares held by such holder to CCo or CCo Holdco, as the case may be, on the Liquidation Date on payment to such holder by CCo or CCo Holdco, as the case may be, of the Exchangeable Share Consideration representing the Liquidation Call Purchase Price for each Exchangeable Share.

5.5     (a)    Each of CCo and CCo Holdco shall have the overriding right (the
               "Liquidation Call Right"), in the event of and notwithstanding any proposed liquidation, dissolution or winding-up of the Corporation as referred to in this Article 5, to purchase from all but not less than all of the holders (other than CCo or any Subsidiary thereof) of Exchangeable Shares on the Liquidation
               Date all but not less than all of the Exchangeable Shares held by such holders on payment by CCo or CCo Holdco, as the case may be, to each holder such holder's proportionate share of the Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date (the "Liquidation Call Purchase
               Price") in accordance with Section 5.5(c). In the event of the exercise of the Liquidation Call Right by CCo or CCo Holdco, each holder shall be obligated to sell all the Exchangeable Shares held by such holder to CCo or CCo Holdco, as the case may be, on the Liquidation Date on payment by CCo or CCo Holdco, as the case may be, to the holder of the Liquidation Call Purchase Price for each such share.

        (b) To exercise the Liquidation Call Right, CCo or CCo Holdco, as the case may be, must notify the Transfer Agent in writing, as agent for the holders of Exchangeable Shares, and the Corporation of its intention to exercise such right at least 55 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of the Corporation and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of the Corporation. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not CCo or CCo Holdco has exercised the Liquidation Call Right forthwith after the expiry of the date by which the same may be exercised by CCo or CCo Holdco. If CCo or CCo Holdco exercises the Liquidation Call Right, on the Liquidation Date, CCo or CCo Holdco, as the case may be, will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

        (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, CCo or CCo Holdco, as the case may be, shall deposit with the Transfer Agent, on or before the Liquidation Date, the Exchangeable Share Consideration representing the total Liquidation Call Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, on and after the Liquidation Date, the right of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Liquidation Call Purchase Price payable by CCo or CCo Holdco, as the case may be, without interest, upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall, on and after the Liquidation Date, be considered and deemed for all purposes to be the holder of the CCo Common Stock delivered to such holder. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the articles and by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of CCo or CCo Holdco, as the case may be, shall deliver to such holder, the Exchangeable Share Consideration to which such holder is entitled. If neither CCo nor CCo Holdco exercises the Liquidation Call Right in the manner described above, on the Liquidation Date, the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the liquidation price otherwise payable by the Corporation in connection with the liquidation, dissolution or winding-up of the Corporation pursuant to this Article 5. Notwithstanding the foregoing, until such Exchangeable Share Consideration is delivered to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.


                                    ARTICLE 6
                   RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

6.1 A holder of Exchangeable Shares shall be entitled at any time, subject to applicable law and the exercise by CCo or CCo Holdco of the Retraction Call Right (which, if exercised by CCo or CCo Holdco, shall be binding on the holder of Exchangeable Shares) and otherwise upon compliance with the provisions of this Article 6, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount equal to the Exchangeable Share Price applicable on the last Business Day prior to the Retraction Date (the "Retraction Price") which, as set forth in Section 6.4, shall be fully paid and satisfied by the delivery by or on behalf of the Corporation of the Exchangeable Share Consideration representing such holder's Retraction Price. In connection with payment of the Retraction Price, the Corporation shall be entitled to liquidate some of the CCo Common Stock that would otherwise be deliverable as Exchangeable Share Consideration to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation. To effect such redemption, the holder shall present and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in Schedule A hereto or by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under applicable law and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, and together with a duly executed statement (the "Retraction Request") in the form of Schedule "A" hereto or in such other form as may be acceptable to the Corporation:

        (a) specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "Retracted Shares") redeemed by the Corporation;

        (b) stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the "Retraction Date"), provided that the Retraction Date shall be not less than five Business Days nor more than 10 Business Days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the tenth Business Day after the date on which the Retraction Request is received by the Corporation; and

        (c) acknowledging the overriding right (the "Retraction Call Right") of CCo or CCo Holdco to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares in accordance with the Retraction Call Right on the terms and conditions set out in Section 6.3 below.

6.2 Subject to the exercise by CCo or CCo Holdco of the Retraction Call Right, upon receipt by the Corporation or the Transfer Agent in the manner specified in
Section 6.1 hereof of a certificate or certificates representing the number of Exchangeable Shares which the holder desires to have the

Corporation redeem, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in
Section 6.7, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price with respect to such shares in accordance with
Section 6.4 hereof. If only a part of the Exchangeable Shares represented by any certificate are redeemed or purchased by CCo or CCo Holdco pursuant to the Retraction Call Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

6.3 Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify CCo and CCo Holdco thereof. In order to exercise the Retraction Call Right, CCo or CCo Holdco must notify the Corporation in writing of its determination to do so (the "CCo Call Notice") within two Business Days of such notification. If CCo or CCo Holdco does not so notify the Corporation within such two Business Days, the Corporation will notify the holder as soon as possible thereafter that neither CCo nor CCo Holdco will exercise the Retraction Call Right. If CCo or CCo Holdco delivers the CCo Call Notice within such two Business Days, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7 hereof, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to CCo or CCo Holdco, as the case may be, in accordance with the Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Shares and CCo or CCo Holdco, as the case may be, shall purchase from such holder and such holder shall sell to CCo or CCo Holdco, as the case may be, on the Retraction Date the Retracted Shares for a purchase price per share (the "Purchase Price") equal to the Retraction Price, which, as set forth in Section
6.4 hereof, shall be fully paid and satisfied by the delivery by or on behalf of CCo or CCo Holdco, as the case may be, of the Exchangeable Share Consideration representing such holder's Purchase Price. For the purposes of completing a purchase pursuant to the Retraction Call Right, CCo or CCo Holdco, as the case may be, shall deposit with the Transfer Agent, on or before the Retraction Date, the Exchangeable Share Consideration representing the total Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that CCo or CCo Holdco, as the case may be, does not deliver a CCo Call Notice within two Business Days or otherwise comply with these Exchangeable Share provisions in respect thereto, and provided that the Retraction Request is not revoked by the holder in the manner specified in
Section 6.7 hereof, the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

6.4 Subject to receipt by the Corporation of a Retraction Request, the Corporation, CCo or CCo Holdco, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in Schedule A hereto or by notice to the holders of Exchangeable Shares, the Exchangeable Share Consideration representing the total Retraction Price or the total Purchase Price, as the case may be, and such delivery of such Exchangeable Share Consideration to the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, except as to any cheque included therein which is not paid on due presentation.

6.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive such holder's proportionate part of the total

Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total applicable Retraction Price or the total Purchase Price, as the case may be, shall not be made, in which case the rights of such holder shall remain unaffected until the Exchangeable Share Consideration representing the total applicable Retraction Price or the total Purchase Price, as the case may be, has been paid. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the Exchangeable Share Consideration representing the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by CCo or CCo Holdco shall thereafter be considered and deemed for all purposes to be a holder of the CCo Common Stock delivered to it. Notwithstanding the foregoing, until such payment of such Exchangeable Share Consideration to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

6.6 Notwithstanding any other provision of this Article 6, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to liquidity or solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that neither CCo nor CCo Holdco shall have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to liquidity or solvency requirements or other provisions of applicable law, the Corporation shall redeem Retracted Shares in accordance with Section 6.2 of these share provisions on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to Sections 6.2 or 6.6 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7 hereof, the holder of any such Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 hereof as a result of liquidity or solvency requirements or applicable law shall be deemed by giving the Retraction Request to require CCo or CCo Holdco, as the case may be, to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by CCo or CCo Holdco, as the case may be, to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided in the Voting and Exchange Trust Agreement, and CCo or CCo Holdco, as the case may be, shall make such purchase.

6.7 A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to CCo or CCo Holdco, as the case may be, shall be deemed to have been revoked.


                                    ARTICLE 7
                     REDEMPTION OF EXCHANGEABLE SHARES BY THE CORPORATION

7.1 Subject to applicable law, and if neither CCo or CCo Holdco exercises the Redemption Call Right (which, if exercised, shall be binding on the holders of Exchangeable Shares), the Corporation shall on the Automatic Redemption Date redeem all of the then outstanding Exchangeable Shares for an amount equal to the Exchangeable Share Price applicable on the last Business Day prior to the Automatic Redemption Date (the "Redemption Price") which, as set forth in
Section 7.3 hereof, shall be fully paid and satisfied by the delivery by or on behalf of the Corporation of the Exchangeable Share Consideration representing the total Redemption Price. In connection with payment of the Exchangeable Share Consideration representing the Redemption Price, the Corporation shall be entitled to liquidate some of the CCo Common Stock which would otherwise be deliverable as Exchangeable Share Consideration to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation.

7.2 In any case of a redemption of Exchangeable Shares under this Article 7, the Corporation, or the Transfer Agent on behalf of the Corporation, shall, at least 45 days before an Automatic Redemption Date (or as soon as reasonably practicable after the Corporation has knowledge of the occurrence of an Automatic Redemption Date, if not known 45 days before the Automatic Redemption
Date) or before a possible Automatic Redemption Date which may result from a failure of the holders of Exchangeable Shares to take necessary action as described in clause (d) of the definition of Automatic Redemption Date, send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption or possible redemption by the Corporation or the purchase by CCo or CCo Holdco under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. Such notice shall set out the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Automatic Redemption Date and, if applicable, particulars of the Redemption Call Right. In the case of any notice given in connection with a possible Automatic Redemption Date, such notice will be given contingently and will be withdrawn if the contingency does not occur.

7.3 On or after the Automatic Redemption Date, and subject to the exercise by CCo or CCo Holdco of the Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Exchangeable Share Consideration representing the Redemption Price for each such Exchangeable Share upon presentation and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under applicable law and the articles and by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register or at any office of the Transfer Agent as may be specified by the Corporation in such notice, on behalf of the Corporation, of the Exchangeable Share Consideration representing the total Redemption Price. On and after the Automatic Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the Exchangeable Share Consideration representing such holder's proportionate share of the total Redemption Price, unless payment of the Exchangeable Share Consideration representing such holder's proportionate share of the total Redemption Price for such Exchangeable Shares shall not be made upon such holder's presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of such holder shall remain unaffected until the Exchangeable Share Consideration representing such holder's proportionate share of the total Redemption Price has been paid to such holder. The Corporation shall have the right, at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid, to deposit or cause to be deposited the Exchangeable Share Consideration with respect to the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account or for safe keeping, in the case of non-cash items, with any chartered bank or trust company in Canada named in such notice. Upon the later of such deposit being made and the Automatic Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or

Automatic Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the Exchangeable Share Consideration representing the total Redemption Price for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Exchangeable Share Consideration, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the CCo Common Stock delivered to them. Notwithstanding the foregoing, until such payment or deposit of such Exchangeable Share Consideration is made, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

7.4 If CCo or CCo Holdco exercises the Redemption Call Right, each holder of Exchangeable Shares shall be obligated to sell all the Exchangeable Shares held by such holder to CCo or CCo Holdco, as the case may be, on the Automatic Redemption Date against payment to such holder by CCo or CCo Holdco, as the case may be, of the Exchangeable Share Consideration representing the Redemption Call Purchase Price for each such share.

7.5     (a)    Each of CCo and CCo Holdco shall have the overriding right (the
               "Redemption Call Right"), notwithstanding any proposed redemption of the Exchangeable Shares by the Corporation pursuant to this
               Article 7, to purchase from all but not less than all of the holders (other than CCo or any Subsidiary thereof) of Exchangeable Shares on the Automatic Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by CCo or CCo Holdco, as the case may be, to the holder such holder's proportionate share of the Exchangeable
               Share Price applicable on the last Business Day prior to the Automatic Redemption Date (the "Redemption Call Purchase Price") in accordance with Section 7.5(c). In the event of the exercise of the Redemption Call Right by CCo or CCo Holdco, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to CCo or CCo Holdco, as the case may be, on the Automatic Redemption Date on payment by CCo or CCo Holdco, as the case may be, to the holder of the Redemption Call Purchase Price for each such share.

        (b) To exercise the Redemption Call Right, CCo or CCo Holdco, as the case may be, must notify the Transfer Agent in writing, as agent for the holders of Exchangeable Shares, and the Corporation of its intention to exercise such right not later than the date by which the Corporation is required to give notice of the Automatic Redemption Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not CCo or CCo Holdco has exercised the Redemption Call Right forthwith after the date by which the same may be exercised by CCo or CCo Holdco. If CCo or CCo Holdco exercises the Redemption Call Right, on the Automatic Redemption Date, CCo or CCo Holdco, as the case may be, will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price.

        (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, CCo or CCo Holdco, as the case may be, shall deposit with the Transfer Agent, on or before the Automatic Redemption Date, the Exchangeable Share Consideration representing the total Redemption Call Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, on and after the Automatic Redemption Date, the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Redemption Call Purchase Price payable by CCo or CCo Holdco, as the case may be, upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Automatic Redemption Date be considered and deemed for all purposes to be the holder of the CCo Common Stock delivered to such holder. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the articles and by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of CCo or CCo Holdco, as the case may be, shall deliver to such holder, the Exchangeable Share Consideration to which such holder is entitled. If neither CCo nor CCo Holdco exercises the Redemption Call Right in the manner described above, on the Automatic Redemption Date, the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by the Corporation in connection with the redemption of the Exchangeable Shares pursuant to this Article 7. Notwithstanding the foregoing, until such Exchangeable Share Consideration is delivered to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.


                                    ARTICLE 8
                               EXCHANGE PUT RIGHT

8.1 Upon and subject to the terms and conditions contained in these share provisions and the Voting and Exchange Trust Agreement:

        (a) a holder of Exchangeable Shares shall have the right (the "Exchange Put Right") at any time to require CCo to purchase all or any part of the Exchangeable Shares of the holder, provided that, upon the exercise of such right, CCo may, at its option, cause CCo Holdco to purchase such shares; and

        (b) upon the exercise by the holder of the Exchange Put Right, the holder shall be required to sell to CCo or CCo Holdco, as the case may be, and CCo shall be required to purchase, or cause CCo Holdco to purchase, from the holder, that number of Exchangeable Shares in respect of which the Exchange Put Right is exercised, in consideration of the payment by CCo or CCo Holdco, as the case may be, of the Exchangeable Share Price applicable thereto (which shall be the Exchangeable Share Price applicable on the last Business Day prior to receipt of notice required under Section
               8.2 hereof) and delivery by or on behalf of CCo or CCo Holdco, as the case may be, of the Exchangeable Share Consideration representing the total applicable Exchangeable Share Price. In connection with payment of the Exchangeable Share Consideration, the Corporation shall be entitled to liquidate some of the CCo Common Stock which would otherwise be deliverable to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation.

8.2 The Exchange Put Right provided in Section 8.1 hereof and in Article 5 of the Voting and Exchange Trust Agreement may be exercised at any time by notice in writing given by the holder to and received by the Trustee (the date of such receipt, the "Exchange Put Date") and accompanied by presentation and surrender of the certificates representing such Exchangeable Shares, together with such documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the articles and by-laws of the Corporation and such additional documents and instruments as the Trustee may reasonably require, at the principal transfer offices in Calgary, Alberta or Toronto, Ontario of the Trustee, or at such other office or offices of the Trustee or of other persons designated by the Trustee for that purpose as may from time to time be maintained by the Trustee for that purpose. Such notice shall be in the form of Schedule B or such other form as may be acceptable to the Trustee, shall stipulate the number of Exchangeable Shares in respect of which the right is exercised (which may not exceed the number of shares represented by certificates surrendered to the Trustee), shall be irrevocable unless the exchange is not completed in accordance herewith and with the Voting and Exchange Trust Agreement and shall constitute the holder's authorization to the Trustee (and such other persons aforesaid) to effect the exchange on behalf of the holder.

8.3 The completion of the sale and purchase referred to in section 8.1 hereof shall occur on the terms and conditions described in Section 5.6 of the Voting and Exchange Trust Agreement.

8.4 If only a part of the Exchangeable Shares represented by any certificate are to be sold and purchased pursuant to the exercise of the Exchange Put Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

8.5 On and after the close of business on the Exchange Put Date, the holder of the Exchangeable Shares in respect of which the Exchange Put Right is exercised shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the total applicable Exchangeable Share Price, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the Exchangeable Share Consideration shall not be made, in which case the rights of such holder shall remain unaffected until such payment has been made. On and after the close of business on the Exchange Put Date provided that presentation and surrender of certificates and payment of the Exchangeable Share Consideration has been made in accordance with the foregoing provisions, the holder of the Exchangeable Shares so purchased by CCo or CCo Holdco, as the case may be, shall thereafter be considered and deemed for all purposes to be a holder of the CCo Common Stock delivered to it. Notwithstanding the foregoing, until payment of the Exchangeable Share Consideration to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.


                                    ARTICLE 9
                                  VOTING RIGHTS

9.1 Except as required by applicable law and the provisions hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.


                                   ARTICLE 10
                             AMENDMENT AND APPROVAL

10.1 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but, except as hereinafter provided, only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

10.2 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than 66 2/3% of the votes cast on such resolution by persons represented in person or by proxy at a meeting of holders of Exchangeable Shares (excluding Exchangeable Shares beneficially owned by CCo or its Subsidiaries) duly called and held at which the holders of at least 20% of the outstanding Exchangeable Shares at that time are present or represented by proxy. If at any such meeting the holders of at least 20% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than 10 days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting, the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than 66 2/3% of the votes cast on such resolution by persons represented in person or by proxy at such meeting (excluding Exchangeable Shares beneficially owned by CCo or its Subsidiaries) shall constitute the approval or consent of the holders of the Exchangeable Shares. For the purposes of this Section, any spoiled votes, illegible votes, defective votes and abstinences shall be deemed to be votes not cast.


                                   ARTICLE 11
             RECIPROCAL CHANGES, ETC. IN RESPECT OF CCO COMMON STOCK

11.1    (a)    Each holder of an Exchangeable Share acknowledges that the
               Support Agreement provides, in part, that CCo will not:

               (i) issue or distribute shares of CCo Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of CCo Common Stock) to the holders of all or substantially all of the then outstanding shares of CCo Common Stock by way of stock dividend or other distribution; or

               (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of CCo Common Stock entitling them to subscribe for or to purchase shares of CCo Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of CCo Common Stock); or

               (iii) issue or distribute to the holders of all or substantially all of the then outstanding shares of CCo Common Stock (A) shares or securities of CCo of any class other than CCo Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire shares of CCo Common Stock), (B) rights, options or warrants other than those referred to in Section 11.1(a)(ii) above, (C) evidences of indebtedness of CCo or (D) assets of CCo;

               unless

               (iv) one or both of CCo and the Corporation is permitted under applicable law to issue or distribute the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets to the holders of the Exchangeable Shares; and

               (v) one or both of CCo and the Corporation shall issue or distribute the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets simultaneously to the holders of the Exchangeable Shares.

        (b) Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that CCo will not:

               (i) subdivide, redivide or change the then outstanding shares of CCo Common Stock into a greater number of shares of CCo Common Stock; or

               (ii) reduce, combine or consolidate or change the then outstanding shares of CCo Common Stock into a lesser number of shares of CCo Common Stock; or

               (iii) reclassify or otherwise change the shares of CCo Common Stock or effect an amalgamation, merger, reorganization or other transaction involving or affecting the shares of CCo Common Stock;

               unless

               (iv) the Corporation is permitted under applicable law to simultaneously make the same or an economically equivalent change to, or in the rights of the holders of, the Exchangeable Shares; and

               (v) the same or an economically equivalent change is simultaneously made to, or in the rights of the holders of, the Exchangeable Shares.

        The Support Agreement further provides, in part, that, with the exception of certain ministerial amendments, the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Article 10 of these share provisions.


                                   ARTICLE 12
               ACTIONS BY THE CORPORATION UNDER SUPPORT AGREEMENT

12.1 The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by CCo with all provisions of the Support Agreement, the Voting Trust and Exchange Agreement and CCo's Certificate of Incorporation applicable to the CCo Special Share in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant thereto.

12.2 The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement, the Voting Trust and Exchange Agreement or CCo's Certificate of Incorporation applicable to the CCo Special Share without the approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 hereof other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purpose of:

        (a) adding to the covenants of the other party or parties to such agreement for the protection of the Corporation or the holders of Exchangeable Shares; or

        (b) making such provisions or modifications not inconsistent with such agreement or certificate as may be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

        (c) making such changes in or corrections to such agreement or certificate which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.


                                   ARTICLE 13
                                     LEGEND

13.1 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend, in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the provisions of the articles of the Corporation relating to the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, and the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights and exchange provisions thereunder).


                                   ARTICLE 14
                                  MISCELLANEOUS

14.1 Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by facsimile or by delivery to the registered office of the Corporation and addressed to the attention of the President. Any such notice, request or other communication, if given by mail, facsimile or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

14.2 Any presentation and surrender by a holder of Exchangeable Shares to the Corporation or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction, redemption or exchange of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office of the Transfer Agent as may be specified by the Corporation, in each case addressed to the attention of the President of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation or the Transfer Agent, as the case may be, and the method of any such presentation and surrender of certificates shall be at the sole risk of the holder.

14.3 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last address of such holder known to the Corporation. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the fifth Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be or intended to be taken by the Corporation.

14.4 For greater certainty, the Corporation shall not be required for any purpose under these share provisions to recognize or take account of persons who are not so recorded in such securities register.

14.5 All Exchangeable Shares acquired by the Corporation upon the redemption or retraction thereof shall be cancelled.

14.6 For greater certainty, any payments to the holders of Exchangeable Shares shall be net of applicable taxes, if any, and the payor shall not be obliged to gross up or increase the amount of such payment which would otherwise be made to take into account such taxes. Any such taxes which have been withheld or deducted by the payor thereof shall be remitted to the applicable tax authority within the time required for such remittance.

                                  SCHEDULE "A"
                               RETRACTION REQUEST


To:     _____________, (the "Corporation") and ____________ ("CCo")
        and _____________ ("CCo Holdco")

        This request is given pursuant to Article 6 of the provisions (the "Share Provisions") attaching to the Exchangeable Shares of the Corporation and all capitalized words and expressions used in this request which are defined in the Share Provisions have the meaning attributed to such words and expressions in such Share Provisions.

        The undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below, the undersigned requests the Corporation to redeem in accordance with Article 6 of the Share Provisions:

        [ ]:   all share(s) represented by the accompanying certificate(s); or

        [ ]:   ______ share(s) only.

        The undersigned hereby notifies the Corporation that the Retraction Date shall be ____________.

        NOTE: The Retraction Date must be a Business Day and must not be less than five Business Days nor more than 10 Business Days after the date upon which this notice and the accompanying shares are received at the registered office of the Corporation or at any office of the Transfer Agent as may be specified in this Retraction Request or as may be specified by the Corporation by notice to the holders of the Exchangeable Shares. In the event that no such Business Day is correctly specified above, the Retraction Date shall be deemed to be the tenth Business Day after the date on which this request is received by the Corporation.

        The undersigned acknowledges the Retraction Call Right of CCo and CCo Holdco (as defined in the Share Provisions) to purchase all but not less than all the Retracted Shares from the undersigned and that this request shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to CCo or CCo Holdco, as the case may be, in accordance with the Retraction Call Right on the Retraction Date for the Retraction Price and on the other terms and conditions set out in Section 6.3 of the Share Provisions. If neither CCo or CCo Holdco, as the case may be, determines to exercise the Retraction Call Right, the Corporation will notify the undersigned of such fact as soon as possible. This retraction request, and offer to sell the Retracted Shares to CCo or CCo Holdco, as the case may be, may be revoked and withdrawn by the undersigned by notice in writing given to the Corporation at any time before the close of business on the Business Day immediately preceding the Retraction Date.

        The undersigned acknowledges that if, as a result of liquidity or solvency provisions of applicable law, the Corporation is unable to redeem all Retracted Shares, the undersigned will be deemed to have exercised the Exchange Put Right so as to require CCo to purchase, or cause CCo Holdco to purchase, the unredeemed Retracted Shares.

        The undersigned hereby represents and warrants to the Corporation and CCo that the undersigned has good title to, and owns, the share(s) represented by the accompanying certificate free and clear of all liens, claims, encumbrances, security interests and adverse claims or interests.

-------------------   -------------------------------   ------------------------
      (Date)            (Signature of Shareholder)       Guarantee of Signature

[ ] Please check box if the legal or beneficial owner of the Retracted Shares is a non-resident of Canada.

[ ] Please check box if the securities and any cheque(s) or other non-cash assets resulting from the retraction of the Retracted Shares are to be held for pick-up by the shareholder at the principal transfer offices of ____________ (the "Transfer Agent") in Calgary, Alberta or Toronto, Ontario, failing which the securities and any cheque(s) or other non-cash assets will be delivered to the shareholder in accordance with the Share Provisions.

NOTE: This panel must be completed and the accompanying share certificate(s), together with such additional documents as the Transfer Agent may require, must be deposited with the Transfer Agent at its principal transfer offices in Calgary, Alberta or Toronto, Ontario. The securities and any cheque(s) or other non-cash assets resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, or transferred into, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities, cheque(s) and other non-cash assets resulting from such retraction or purchase will be delivered to the shareholder in accordance with the Share Provisions unless the form appearing immediately below is duly completed.

----------------------------------------------       ---------------------------
Name of Person in Whose Name Securities or                      Date
Cheque(s) or Other Non-cash Assets Are To Be
Registered, Issued or Delivered (please print)



----------------------------------------------       ---------------------------
         Street Address or P.O.  Box                  Signature of Shareholder



----------------------------------------------       ---------------------------
               City, Province                         Signature Guaranteed by

NOTE: If this retraction request is for less than all of the share(s) represented by the accompanying certificate, a certificate representing the remaining shares of the Corporation will be issued and registered in the name of the shareholder as it appears on the register of the Corporation or its lawful transferee.

                                  SCHEDULE "B"
                    NOTICE OF EXERCISE OF EXCHANGE PUT RIGHT

To:     _____________, (the "Corporation") and _____________ ("CCo")
        and _____________ ("CCo Holdco") and _____________ (the "Trustee")

        This Notice is given pursuant to Article 8 of the provisions (the "Share Provisions") attaching to the Exchangeable Shares of the Corporation and all capitalized words and expressions used in this request which are defined in the Share Provisions have the meaning attributed to such words and expressions in such Share Provisions.

        The undersigned hereby irrevocably instructs the Trustee to exercise the Exchange Put Right so as to require CCo or CCo Holdco to purchase from the undersigned:

        [ ]:   all share(s) represented by the accompanying certificate(s); or

        [ ]:   ______share(s) only.

        The undersigned hereby represents and warrants to the Corporation and CCo that the undersigned has good title to, and owns, the share(s) represented by the accompanying certificate free and clear of all liens, claims, encumbrances, security interests and adverse claims or interests.

-------------------   -------------------------------   ------------------------
      (Date)            (Signature of Shareholder)       Guarantee of Signature


[ ] Please check box if the legal or beneficial owner of the put shares is a non-resident of Canada.

[ ] Please check box if the securities and any cheque(s) or other non-cash assets resulting from the exchange of the put shares are to be held for pick-up by the shareholder at the principal transfer offices of ______________ (the "Transfer Agent") in Calgary, Alberta or Toronto, Ontario, failing which the securities and any cheque(s) or other non-cash assets will be delivered to the shareholder in accordance with the Share Provisions.

NOTE: This panel must be completed and the accompanying share certificate(s), together with such additional documents as the Transfer Agent may require, must be deposited with the Transfer Agent at its principal transfer offices in Calgary, Alberta or Toronto, Ontario. The securities and any cheque(s) or other non-cash assets resulting from the exercise of the Exchange Put Right will be issued and registered in, and made payable to, or transferred into, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities, cheque(s) and other non-cash assets resulting from such retraction or purchase will be delivered to the shareholder in accordance with the Share Provisions unless the form appearing immediately below is duly completed.

----------------------------------------------       ---------------------------
Name of Person in Whose Name Securities or                      Date
Cheque(s) or Other Non-cash Assets Are To Be
Registered, Issued or Delivered (please print)



----------------------------------------------       ---------------------------
         Street Address or P.O.  Box                  Signature of Shareholder



----------------------------------------------       ---------------------------
               City, Province                         Signature Guaranteed by

NOTE: If this election to exchange is for less than all of the share(s) represented by the accompanying certificate, a certificate representing the remaining shares of the Corporation will be issued and registered in the name of the shareholder as it appears on the register of the Corporation or its lawful transferee.

                               B. OTHER PROVISIONS

1.1     MEETINGS

        Meetings of shareholders of the Corporation shall be held in the location determined by the directors of the Corporation, and may be held in San Jose, California, or at any location within Alberta.

                                    EXHIBIT C

                            FORM OF SUPPORT AGREEMENT

        THIS SUPPORT AGREEMENT is entered into as of __________, 2001, between Calpine Corporation, a Delaware corporation ("CCo"), and __________, an Alberta corporation ("CCo Sub").

                                    RECITALS

        WHEREAS, pursuant to a Combination Agreement dated effective as of _________, 2001, by and between CCo and Encal Energy Ltd. ("ECo") (such agreement, as it may be amended or restated, is hereinafter referred to as the "Combination Agreement"), the parties agreed that on the Effective Date (as defined in the Combination Agreement), CCo and CCo Sub would execute and deliver a Support Agreement containing the terms and conditions set forth in Exhibit C to the Combination Agreement together with such other terms and conditions as may be agreed to by the parties to the Combination Agreement acting reasonably;

        AND WHEREAS, pursuant to an arrangement (the "Arrangement") effected by Articles of Arrangement dated ~, 2001 filed pursuant to the Business Corporations Act (Alberta) (or any successor or other corporate statute by which ECo may in the future be governed) (the "Act") each issued and outstanding common share of ECo (an "ECo Common Share") was exchanged for Exchangeable Shares of CCo Sub (the "Exchangeable Shares");

        AND WHEREAS, the Articles of Incorporation of CCo Sub set forth the rights, privileges, restrictions and conditions (collectively, the "Exchangeable Share Provisions") attaching to the Exchangeable Shares;

        AND WHEREAS, the parties hereto desire to make appropriate provision and to establish a procedure whereby CCo will take certain actions and make certain payments and deliveries necessary to ensure that CCo Sub will be able to make certain payments and to deliver or cause to be delivered shares of CCo Common Stock in satisfaction of the obligations of CCo Sub under the Exchangeable Share Provisions with respect to the payment and satisfaction of dividends, Liquidation Amounts, Retraction Prices and Redemption Prices, all in accordance with the Exchangeable Share Provisions;

        NOW, THEREFORE, in consideration of the respective covenants and agreements provided in this agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:


                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

1.1     DEFINED TERMS

        Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning attributed thereto in the Exchangeable Share Provisions, unless the context requires otherwise.

1.2     INTERPRETATION NOT AFFECTED BY HEADINGS, ETC.

The division of this agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement.

1.3     NUMBER, GENDER, ETC.

Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

1.4     DATE FOR ANY ACTION

        If any date on which any action is required to be taken under this agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.


                                    ARTICLE 2
                          COVENANTS OF CCO AND CCO SUB

2.1     COVENANTS OF CCO REGARDING EXCHANGEABLE SHARES

So long as any Exchangeable Shares are outstanding, CCo will:

        (a) not declare or pay any dividend on CCo Common Stock unless (i) CCo Sub will have sufficient assets, funds and other property available to enable the due declaration and the due and punctual payment in accordance with applicable law of an equivalent dividend on the Exchangeable Shares and (ii) Section 2.1(b) shall have been complied with in connection with such dividend;

        (b) cause CCo Sub to declare simultaneously with the declaration of any dividend on CCo Common Stock an equivalent dividend on the Exchangeable Shares and, when such dividend is paid on CCo Common Stock, cause CCo Sub to pay simultaneously therewith such equivalent dividend on the Exchangeable Shares, in each case in accordance with the Exchangeable Share Provisions;

        (c) advise CCo Sub sufficiently in advance of the declaration by CCo of any dividend on CCo Common Stock and take all such other actions as are necessary, in cooperation with CCo Sub, to ensure that the respective declaration date, record date and payment date for a dividend on the Exchangeable Shares shall be the same as the record date, declaration date and payment date for the corresponding dividend on CCo Common Stock and that such dividend on the Exchangeable Shares will correspond with any requirement of the principal stock exchange on which the Exchangeable Shares are listed;

        (d) ensure that the record date for any dividend declared on CCo Common Stock is not less than ten Business Days after the declaration date for such dividend;

        (e) take all such actions and do all such things as are necessary or desirable to enable and permit CCo Sub, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of CCo Sub or any other distribution of the assets of CCo Sub for the purpose of winding-up its affairs, including without limitation all such actions and all such things as are necessary or desirable to enable and permit CCo Sub to cause to be delivered shares of CCo Common Stock to the holders of Exchangeable Shares in accordance with the provisions of Article 5 of the Exchangeable Share Provisions;

        (f) take all such actions and do all such things as are necessary or desirable to enable and permit CCo Sub, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Retraction Price and the Redemption Price, including without limitation all such actions and all such things as are necessary or desirable to enable and permit CCo Sub to cause to be delivered shares of CCo Common Stock to the holders of Exchangeable Shares, upon the retraction or redemption of the Exchangeable Shares in accordance with the provisions of Article 6 or Article 7 of the Exchangeable Share Provisions, as the case may be;

        (g) not exercise its vote as a direct or indirect shareholder to initiate the voluntary liquidation, dissolution or winding-up of CCo Sub nor take any action that, or omit to take any action the omission of which (i) is designed to result in the liquidation, dissolution or winding-up of CCo Sub or (ii) would result in a meeting or vote of the shareholders of CCo Sub to consider any matter on which the holders of Exchangeable Shares would be entitled to vote as shareholders of CCo Sub, other than a meeting as described in clause (d) of the definition of "Automatic Redemption Date" in the Exchangeable Share Provisions; and

        (h) use its best efforts to take all such actions and do all such things as are necessary to ensure that there is no meeting or vote of the shareholders of CCo Sub to consider any matter on which the holders of Exchangeable Shares would be entitled to vote as shareholders of CCo Sub, other than a meeting as described in clause (d) of the definition of "Automatic Redemption Date" in the Exchangeable Share Provisions.

2.2     DUE PERFORMANCE

        On and after the Effective Date, CCo shall duly and timely perform all of its obligations provided for in connection with the Plan of Arrangement and the Articles of Incorporation of CCo Sub, including any obligations that may arise upon the exercise of CCo's rights under the Exchangeable Share Provisions.

2.3     RESERVATION OF SHARES OF CCO COMMON STOCK

        CCo hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of shares of CCo Common Stock (or other shares or securities into which CCo Common Stock may be reclassified or changed as contemplated by Section
2.7 hereof) (i) as is equal to the sum of (A) the number of Exchangeable Shares issued and outstanding from time to time and (B) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (ii) as are now and may hereafter be required to enable and permit CCo Sub to meet its obligations hereunder, under the Voting and Exchange Trust Agreement, under the Exchangeable Share Provisions and under any other security or commitment pursuant to the Arrangement with respect to which CCo may now or hereafter be required to issue shares of CCo Common Stock.

2.4     NOTIFICATION OF CERTAIN EVENTS

        In order to assist CCo to comply with its obligations hereunder, CCo Sub will give CCo notice of each of the following events at the time set forth below:

        (a) immediately, in the event of any determination by the Board of Directors of CCo Sub to take any action which would require a vote of the holders of Exchangeable Shares for approval;

        (b) immediately, upon the earlier of (i) receipt by CCo Sub of notice of, and (ii) CCo Sub otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of CCo Sub or to effect any other distribution of the assets of CCo Sub among its shareholders for the purpose of winding-up its affairs;

        (c) immediately, upon receipt by CCo Sub of a Retraction Request (as defined in the Exchangeable Share Provisions);

        (d) at least 45 days prior to any Automatic Redemption Date determined by the Board of Directors of CCo Sub in accordance with clause (b) of the definition of Automatic Redemption Date in the Exchangeable Share Provisions;

        (e) as soon as practicable upon the issuance by CCo Sub of any Exchangeable Shares or rights to acquire Exchangeable Shares; and

        (f) in the event of any determination by the Board of Directors of CCo Sub to institute voluntary liquidation, dissolution or winding-up proceedings with respect to CCo Sub or to effect any other distribution of the assets of CCo Sub among its shareholders for the purpose of winding-up its affairs, at least 30 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution.

2.5     DELIVERY OF SHARES OF CCO COMMON STOCK

        In furtherance of its obligations hereunder, upon notice of any event which requires CCo Sub to cause to be delivered shares of CCo Common Stock to any holder of Exchangeable Shares, CCo shall forthwith issue and deliver the requisite shares of CCo Common Stock to or to the order of the former holder of the surrendered Exchangeable Shares, as CCo Sub shall direct. All such shares of CCo Common Stock shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim or interest.

2.6     QUALIFICATION OF SHARES OF CCO COMMON STOCK

        CCo covenants that if any shares of CCo Common Stock (or other shares or securities into which CCo Common Stock may be reclassified or changed as contemplated by Section 2.7 hereof) to be issued and delivered hereunder (including for greater certainty, pursuant to the Exchangeable Share Provisions, or pursuant to the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights (all as defined in the Voting and Exchange Trust Agreement)) require registration or qualification with or approval of or the filing of any document including any prospectus or similar document, the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority, or the fulfillment of any other legal requirement (collectively, the "Applicable Laws") before such shares (or other shares or securities into which CCo Common Stock may be reclassified or changed as contemplated by Section 2.7 hereof) may be issued and delivered by CCo to the initial holder thereof (other than CCo Sub) or in order that such shares may be freely traded thereafter (other than any restrictions on transfer by reason of a holder being a "control person" of CCo for purposes of Canadian federal or provincial securities law or an "affiliate" of CCo for purposes of United States federal or state securities law), CCo will in good faith take all such actions and do all such things as are necessary and within its power to cause such shares of CCo Common Stock (or other shares or securities into which CCo Common Stock may be reclassified or changed as contemplated by Section 2.7 hereof) to be and remain duly registered, qualified or approved to the extent expressly provided in the Combination Agreement. CCo represents and warrants that it has in good faith taken all actions and done all things as are necessary under Applicable Laws as they exist on the date hereof to cause the shares of CCo Common Stock (or other shares or securities into which CCo Common Stock may be reclassified or changed as contemplated by Section
2.7 hereof) to be issued and delivered hereunder (including, for greater certainty, pursuant to the Exchangeable Share Provisions, or pursuant to the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights) to be freely tradeable thereafter (other than restrictions on transfer by reason of a holder being a "control person" of CCo for the purposes of Canadian federal and provincial securities law or an "affiliate" of CCo for purposes of United States federal or state securities law). CCo will in good faith take all such actions and do all such things as are necessary and within its power to cause all shares of CCo Common Stock (or other shares or securities into which CCo Common Stock may be reclassified or changed as contemplated by Section 2.7 hereof) to be delivered hereunder (including, for greater certainty, pursuant to Exchangeable Share Provisions, or pursuant to the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights) to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which such shares are listed, quoted or posted for trading at such time. CCo will in good faith take all such action and do all such things as are necessary and within its power to cause all Exchangeable Shares to be and to continue to be listed and posted for trading on The Toronto Stock Exchange or, in the event that a listing on The Toronto Stock Exchange is not available, on another recognized Canadian stock exchange.

2.7     EQUIVALENCE

        (a)    CCo will not:

               (i) issue or distribute shares of CCo Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of CCo Common Stock) to the holders of all or substantially all of the then outstanding shares of CCo Common Stock by way of stock dividend or other distribution; or

               (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of CCo Common Stock entitling them to subscribe for or to purchase shares of CCo Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of CCo Common Stock); or

               (iii) issue or distribute to the holders of all or substantially all of the then outstanding shares of CCo Common Stock (A) shares or securities of CCo of any class other than CCo Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire shares of CCo Common Stock), (B) rights, options or warrants other than those referred to in Section 2.7(a)(ii) above, (C) evidences of indebtedness of CCo or (D) assets of CCo;

               unless:

               (iv) one or both of CCo and CCo Sub is permitted under applicable law to issue or distribute the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets to the holders of the Exchangeable Shares; and

               (v) one or both of CCo and CCo Sub shall issue or distribute the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets simultaneously to the holders of the Exchangeable Shares.

        (b) CCo will not:

               (i) subdivide, redivide or change the then outstanding shares of CCo Common Stock into a greater number of shares of CCo Common Stock; or

               (ii) reduce, combine or consolidate or change the then outstanding shares of CCo Common Stock into a lesser number of shares of CCo Common Stock; or

               (iii) reclassify or otherwise change the shares of CCo Common Stock or effect an amalgamation, merger, reorganization or other transaction involving or affecting the shares of CCo Common Stock;

               unless:

               (iv) CCo Sub is permitted under applicable law to simultaneously make the same or an economically equivalent change to, or in the rights of the holders of, the Exchangeable Shares; and

               (v) the same or an economically equivalent change is simultaneously made to, or in the rights of the holders of, the Exchangeable Shares.

        (c)    CCo will ensure that the record date for any event referred to in
               Section 2.7(a) or 2.7(b) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than 10 Business Days after the date on which such event is declared or announced by CCo (with simultaneous notice thereof to be given by CCo to CCo Sub).

2.8     TENDER OFFERS, ETC.

        In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to CCo Common Stock (an "Offer") is proposed by CCo or is proposed to CCo or its shareholders and is recommended by the board of directors of CCo, or is otherwise effected or to be effected with the consent or approval of the board of directors of CCo, CCo shall, in good faith, take all such actions and do all such things as are necessary and within its power to enable and permit holders of Exchangeable Shares to participate in such Offer to the same extent and on an equivalent basis as the holders of shares of CCo Common Stock, without discrimination, including, without limiting the generality of the foregoing, CCo will use its good faith efforts to (and shall, in the case of a transaction proposed by CCo or where CCo is a participant in the negotiation thereof) ensure that holders of Exchangeable Shares may participate in all such Offers without being required to retract Exchangeable Shares as against CCo Sub or, if so required, ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of the Offer and only to the extent necessary to tender or deposit to the Offer.

2.9     OWNERSHIP OF OUTSTANDING SHARES

        Without the prior approval of CCo Sub and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of the Exchangeable Share Provisions, CCo covenants and agrees in favor of CCo Sub that, as long as any outstanding Exchangeable Shares are owned by any person or entity other than CCo or any of its Subsidiaries, CCo, alone or together with any direct or indirect wholly-owned subsidiary of CCo, will be and remain the beneficial owner of all issued and outstanding voting securities of CCo Sub. Notwithstanding the foregoing, CCo shall not be in violation of this Section if any person or group of persons acting jointly or in concert acquires (a) all or substantially all of the assets of CCo, or (b) CCo Common Stock pursuant to any merger of CCo pursuant to which CCo was not the surviving corporation.

2.10    CCO NOT TO VOTE EXCHANGEABLE SHARES

        CCo covenants and agrees that it will appoint and cause to be appointed proxy holders with respect to all Exchangeable Shares held by CCo and its Subsidiaries for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. CCo further covenants and agrees that it will not, and will cause its Subsidiaries not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of the Act with respect to any Exchangeable Shares held by it or by its Subsidiaries in respect of any matter considered at any meeting of holders of Exchangeable Shares.


                                    ARTICLE 3
                                     GENERAL

3.1     TERM

        This agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any party other than CCo and any of its Subsidiaries.

3.2     CHANGES IN CAPITAL OF CCO AND CCO SUB

        Notwithstanding the provisions of Section 3.4 hereof, at all times after the occurrence of any event effected pursuant to Section 2.7 or 2.8 hereof, as a result of which either CCo Common Stock or the Exchangeable Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which CCo Common Stock or the Exchangeable Shares or both are so changed, and the parties hereto shall as soon as possible execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

3.3     SEVERABILITY

        If any provision of this agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this agreement shall not in any way be affected or impaired thereby and this agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

3.4     AMENDMENTS, MODIFICATIONS, ETC.

        This agreement may not be amended, modified or waived except by an agreement in writing executed by CCo Sub and CCo and approved by the holders of the Exchangeable Shares in accordance with Section 10.2 of the Exchangeable Share Provisions.

3.5     MINISTERIAL AMENDMENTS

        Notwithstanding the provisions of Section 3.4, the parties to this agreement may in writing, at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this agreement for the purposes of:

        (a) adding to the covenants of either or both parties for the protection of the holders of the Exchangeable Shares;

        (b) making such amendments or modifications not inconsistent with this agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of directors of each of CCo Sub and CCo, it may be expedient to make, provided that each such board of directors shall be of the opinion that such amendments or modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

        (c) making such changes or corrections which, on the advice of counsel to CCo Sub and CCo, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error; provided that the boards of directors of each of CCo Sub and CCo shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

3.6     MEETING TO CONSIDER AMENDMENTS

        CCo Sub, at the request of CCo, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval of such shareholders. Any such meeting or meetings shall be called and held in accordance with the by-laws of CCo Sub, the Exchangeable Share Provisions and all Applicable Laws.

3.7     AMENDMENTS ONLY IN WRITING

        No amendment to or modification or waiver of any of the provisions of this agreement otherwise permitted hereunder shall be effective unless made in writing and signed by both of the parties hereto.

3.8     INUREMENT

        This agreement shall be binding upon and inure to the benefit of the parties hereto and the holders, from time to time, of Exchangeable Shares and each of their respective heirs, successors and assigns.

3.9     NOTICES TO PARTIES

        All notices and other communications between the parties shall be in writing and shall be deemed to have been given if delivered personally or by confirmed facsimile to the parties at the following addresses (or at such other address for either such party as shall be specified in like notice):

        (a)    if to CCo:

               Calpine Corporation
               50 West San Fernando Street, 5th Floor

               San Jose, California, 95113
               Attention:  General Counsel
               Facsimile No. 408-975-4648

               with a copy to

               Macleod Dixon LLP,
               Suite 3700, 400 - 3rd Avenue S.W.
               Calgary, Alberta, T2P 4H2
               Attention:  A. G. Love
               Facsimile No. 403-264-5973

        (b) if to CCo Sub to:

               ___________________
               ___________________
               ___________________
               ___________________

        Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by facsimile shall be deemed to have been given and received on the date of confirmed receipt thereof, unless such day is not a Business Day, in which case it shall be deemed to have been given and received upon the immediately following Business Day.

3.10    COUNTERPARTS

        This agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

3.11    JURISDICTION

        This agreement shall be construed and enforced in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.

3.12    ATTORNMENT

        CCo agrees that any action or proceeding arising out of or relating to this agreement may be instituted in the courts of the Province of Alberta, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of such courts in any such action or proceeding, agrees to be bound by any judgment of such courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints CCo Sub at its registered office in the Province of Alberta as CCo's attorney for service of process.

        IN WITNESS WHEREOF, CCo and CCo Sub have caused this agreement to be signed by their respective officers thereunder duly authorized, all as of the date first written above.

                                            CALPINE CORPORATION

                                            Per:
                                                --------------------------------


                                            [CCO SUB]



                                            Per:
                                                --------------------------------

                                    EXHIBIT D

                   FORM OF VOTING AND EXCHANGE TRUST AGREEMENT

        THIS VOTING AND EXCHANGE TRUST AGREEMENT is entered into as of _________, 2001, by and between Calpine Corporation, a Delaware corporation ("CCo"), _________, an [Alberta] corporation ("CCo Sub"), and _________, a Canadian trust company ("Trustee").

        WHEREAS, pursuant to a Combination Agreement dated effective as of February ___, 2001 by and between CCo and Encal Energy Ltd. ("ECo") (such agreement as it may be amended or restated is hereinafter referred to as the "Combination Agreement"), the parties agreed that on the Effective Date (as defined in the Combination Agreement), CCo and CCo Sub would execute and deliver a Voting and Exchange Trust Agreement containing the terms and conditions set forth in Exhibit D to the Combination Agreement together with such other terms and conditions as may be agreed to by the parties to the Combination Agreement acting reasonably.

        AND WHEREAS, pursuant to an arrangement (the "Arrangement") effected by Articles of Arrangement dated _________, 2001 filed pursuant to the Business Corporations Act (Alberta) (or any successor or other corporate statute by which ECo may in the future be governed) (the "Act"), each issued and outstanding common share of ECo (an "ECo Common Share") was exchanged for Exchangeable Shares of CCo Sub (the "Exchangeable Shares");

        AND WHEREAS, the Articles of Incorporation of CCo Sub set forth the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares (collectively, the "Exchangeable Share Provisions"), and a copy of such Articles of Incorporation is attached hereto as Exhibit A;

        AND WHEREAS, CCo is to grant to and in favor of the holders (other than CCo and its Subsidiaries) from time to time of Exchangeable Shares the right, in the circumstances set forth herein, to require CCo to purchase from each such holder all or any part of the Exchangeable Shares held by the holder;

        AND WHEREAS, CCo is to provide voting rights in CCo to each holder (other than CCo and its Subsidiaries) from time to time of Exchangeable Shares, such voting rights per Exchangeable Share to be equivalent to the voting rights per share of CCo Common Stock;

        AND WHEREAS, the parties desire to make appropriate provision and to establish a procedure whereby voting rights in CCo shall be exercisable by holders (other than CCo and its Subsidiaries) from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to and a share certificate in respect of one share of CCo Special Voting Stock (the "CCo Special Voting Stock") to which voting rights attach for the benefit of such holders of Exchangeable Shares and whereby the rights to require CCo or, at the option of CCo, CCo Holdco, to purchase Exchangeable Shares from the holders thereof (other than CCo and its Subsidiaries) shall be exercisable by such holders from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to such rights for the benefit of such holders;

        AND WHEREAS, these recitals and any statements of fact in this agreement are made by CCo and CCo Sub and not by the Trustee;

        NOW THEREFORE, in consideration of the respective covenants and agreements provided in this agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

1.1     DEFINITIONS

        In this agreement, the following terms shall have the following meanings:

        "Act" has the meaning in the recitals hereto;

        "Aggregate Equivalent Vote Amount" means, with respect to any matter, proposition or question on which holders of CCo Common Stock are entitled to vote, consent or otherwise act, the product of (i) the number of shares of Exchangeable Shares issued and outstanding and held by Holders multiplied by (ii) the Equivalent Vote Amount.

        "Arrangement" has the meaning provided in the recitals hereto.

        "Automatic Exchange Rights" means the benefit of the obligation of CCo to effect the automatic exchange of shares of CCo Common Stock for Exchangeable Shares pursuant to Section 5.11 hereof.

        "Board of Directors" means the Board of Directors of CCo Sub.

        "Business Day" has the meaning provided in the Exchangeable Share Provisions.

        "CCo" has the meaning in the recitals hereto.

        "CCo Common Stock" has the meaning provided in the Exchangeable Share Provisions.

        "CCo Consent" has the meaning provided in Section 4.2 hereof.

        "CCo Holdco" means a Subsidiary, if any, of CCo (other than CCo Sub) established by CCo for the purpose of purchasing Exchangeable Shares and delivering CCo Common Stock as provided for in this agreement, the Exchangeable Share Provisions or the Support Agreement.

        "CCo Meeting" has the meaning provided in Section 4.2 hereof.

        "CCo Special Voting Stock" has the meaning provided in the recitals hereto.

        "CCo Sub" has the meaning in the recitals hereto.

        "Combination Agreement" has the meaning in the recitals hereto.

        "ECo" has the meaning in the recitals hereto.

        "ECo Stock Options" means the outstanding options entitling the holders to acquire upon exercise thereof up to _________ ECo Common Shares in the aggregate.

        "Equivalent Vote Amount" means, with respect any matter, proposition or question on which holders of CCo Common Stock are entitled to vote, consent or otherwise act, the number of votes to which a holder of one share of CCo Common Stock is entitled with respect to such matter, proposition or question.

        "Exchange Put Right" has the meaning provided in the Exchangeable Share Provisions.

        "Exchangeable Share Consideration" has the meaning provided in the Exchangeable Share Provisions.

        "Exchangeable Share Price" has the meaning provided in the Exchangeable Share Provisions.

        "Exchangeable Share Provisions" has the meaning provided in the recitals hereto.

        "Exchangeable Shares" has the meaning provided in the recitals hereto.

        "Holder Votes" has the meaning provided in Section 4.2 hereof.

        "Holders" means the registered holders from time to time of Exchangeable Shares, other than CCo and its Subsidiaries.

        "Liquidation Call Right" has the meaning provided in the Exchangeable Share Provisions.

        "Liquidation Event" has the meaning provided in Section 5.11(b) hereof.

        "Liquidation Event Effective Time" has the meaning provided in Section 5.11(c) hereof.

        "List" has the meaning provided in Section 4.6 hereof.

        "Officer's Certificate" means, with respect to CCo or CCo Sub, as the case may be, a certificate signed by any one of the Chairman of the Board, the Vice-Chairman of the Board (if there be one), the President or any Vice-President or other senior officer of CCo or CCo Sub, as the case may be.

        "Person" includes an individual, body corporate, partnership, company, unincorporated syndicate or organization, trust, trustee, executor, administrator and other legal representative.

        "Plan of Arrangement" has the meaning provided in the Exchangeable Share Provisions.

        "Redemption Call Right" has the meaning provided in the Exchangeable Share Provisions.

        "Retracted Shares" has the meaning provided in Section 5.7 hereof.

        "Retraction Call Right" has the meaning provided in the Exchangeable Share Provisions.

        "Subsidiary" has the meaning provided in the Exchangeable Share Provisions.

        "Successor" has the meaning provided in Section 11. 1(a) hereof.

        "Support Agreement" means that certain support agreement made as of even date hereof by and between CCo and CCo Sub.

        "Trust" means the trust created by this agreement.

        "Trust Estate" means the Voting Share, any other securities, the Exchange Put Right, the Automatic Exchange Rights and any money or other property which may be held by the Trustee from time to time pursuant to this agreement.

        "Trustee" means [CIBC Mellon Trust Company] and, subject to the provisions of Article 10 hereof, includes any successor trustee or permitted assigns.

        "Voting Rights" means the voting rights attached to the Voting Share.

        "Voting Share" means the one share of CCo Special Voting [Preferred] Stock, U.S. $0.001 par value, issued by CCo to and deposited with the Trustee, which entitles the holder of record to a number of votes at meetings of holders of CCo Common Stock equal to the Aggregate Equivalent Vote Amount.

1.2     INTERPRETATION NOT AFFECTED BY HEADINGS, ETC.

        The division of this agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement.

1.3     NUMBER, GENDER, ETC.

        Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

1.4     DATE FOR ANY ACTION

        If any date on which any action is required to be taken under this agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

1.5     PAYMENTS

        All payments to be made hereunder will be made without interest and less any tax required by Canadian law to be deducted or withheld.


                                    ARTICLE 2
                              PURPOSE OF AGREEMENT

        The purpose of this agreement is to create the Trust for the benefit of the Holders, as herein provided. The Trustee will hold the Voting Share in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Put Right and the Automatic Exchange Rights in order to enable the Trustee to exercise such rights, in each case as trustee for and on behalf of the Holders as provided in this agreement.


                                    ARTICLE 3
                                  VOTING SHARE

3.1     ISSUANCE AND OWNERSHIP OF THE VOTING SHARE

        CCo hereby issues to and deposits with the Trustee the Voting Share to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Holders and in accordance with the provisions of this agreement. CCo hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Holders of good and valuable consideration (and the adequacy thereof) for the issuance of the Voting Share by CCo to the Trustee. During the term of the Trust and subject to the terms and conditions of this agreement, the Trustee shall possess and be vested with full legal ownership of the Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Voting Share, provided that the Trustee shall:

        (a) hold the Voting Share and the legal title thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this agreement; and

        (b) except as specifically authorized by this agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Voting Share, and the Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this agreement.

3.2     LEGENDED SHARE CERTIFICATES

        CCo Sub will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of their right to instruct the Trustee with respect to the exercise of the Voting Rights with respect to the Exchangeable Shares held by a Holder.

3.3     SAFE KEEPING OF CERTIFICATE

        The certificate representing the Voting Share shall at all times be held in safe keeping by the Trustee or its agent.

3.4     HOLDERS' BENEFIT

        For greater certainty, the Trustee holds the benefit of the Voting Rights for the Holders, but all other rights in respect of the Voting Share, including without limitation any rights to receive dividends on the Voting Share, are for the benefit of CCo.


                                    ARTICLE 4
                            EXERCISE OF VOTING RIGHTS

4.1     VOTING RIGHTS

        The Trustee, as the holder of record of the Voting Share, shall be entitled to all of the Voting Rights, including the right to consent to or to vote in person or by proxy the Voting Share, on any matter, question or proposition whatsoever that may properly come before the stockholders of CCo at a CCo Meeting or in connection with a CCo Consent (in each case, as hereinafter defined). Subject to Section 4.10 hereof, the Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to Section 7.15 hereof, the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Holders entitled to instruct the Trustee as to the voting thereof at the time at which a CCo Consent is sought or a CCo Meeting is held. To the extent that no instructions are received from a Holder with respect to the Voting Rights to which such Holder is entitled, the Trustee shall not exercise or permit the exercise of such Holder's Voting Rights.

4.2     NUMBER OF VOTES

        With respect to all meetings of stockholders of CCo at which holders of shares of CCo Common Stock are entitled to vote (a "CCo Meeting") and with respect to all written consents sought by CCo from its stockholders including the holders of shares of CCo Common Stock (a "CCo Consent"), each Holder shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, a number of votes equal to the Equivalent Vote Amount for each Exchangeable Share owned of record by such Holder on the record date established by CCo or by applicable law for such CCo Meeting or CCo Consent, as the case may be, (the "Holder Votes") in respect of each matter, question or proposition to be voted on at such CCo Meeting or to be consented to in connection with such CCo Consent.

4.3     MAILINGS TO SHAREHOLDERS

        With respect to each CCo Meeting and CCo Consent, the Trustee will mail or cause to be mailed (or otherwise communicate in the same manner as CCo utilizes in communications to holders of CCo Common Stock, subject to the Trustee's ability to provide this method of communication and upon being advised in writing of such method) to each of the Holders named in the List on the same day as the initial mailing or notice (or other communication) with respect thereto is given by CCo to its stockholders:

        (a) a copy of such notice, together with any proxy or information statement and related materials to be provided to holders of CCo Common Stock;

        (b) a statement of the number of Holder Votes which the Holder is entitled to exercise;

        (c) a statement that such Holder is entitled to instruct the Trustee as to the exercise of the Holder Votes with respect to such CCo Meeting or CCo Consent, as the case may be, or, pursuant to
               Section 4.7 hereof, to attend such CCo Meeting and to exercise personally the Holder Votes thereat;

        (d) a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

               (i) a proxy to such Holder or such Holder's designee to exercise personally the Holder Votes; or

               (ii) a proxy to a designated agent or other representative of the management of CCo to exercise such Holder Votes;

        (e) a statement that if no voting instructions are received from the Holder, the Holder Votes to which such Holder is entitled will not be exercised;

        (f) a form of direction whereby the Holder may so direct and instruct the Trustee as contemplated herein; and

        (g) a statement of (i) the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a CCo Meeting shall not be earlier than the close of business on the Business Day prior to such meeting, and
               (ii) the method for revoking or amending such instructions.

        The materials referred to above are to be provided by CCo to the Trustee, but shall be subject to review and comment by the Trustee.

        For the purpose of determining Holder Votes to which a Holder is entitled in respect of any such CCo Meeting or CCo Consent, the number of Exchangeable Shares owned of record by the Holder shall be determined at the close of business on the record date established by CCo or by applicable law for purposes of determining stockholders entitled to vote at such CCo Meeting or to give written consent in connection with such CCo Consent. CCo will notify the Trustee in writing of any decision of the board of directors of CCo with respect to the calling of any such CCo Meeting or the seeking of any such CCo

Consent and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this Section 4.3.

4.4     COPIES OF STOCKHOLDER INFORMATION

        CCo will deliver to the Trustee copies of all proxy materials, (including notices of CCo Meetings, but excluding proxies to vote shares of CCo Common Stock), information statements, reports (including without limitation all interim and annual financial statements) and other written communications that are to be distributed from time to time to holders of CCo Common Stock in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Holder, to the extent possible, at the same time as such materials are first sent to holders of CCo Common Stock. The Trustee will mail or otherwise send to each Holder, at the expense of CCo, copies of all such materials (and all materials specifically directed to the Holders or to the Trustee for the benefit of the Holders by CCo) received by the Trustee from CCo, to the extent possible, at the same time as such materials are first sent to holders of CCo Common Stock. The Trustee will make copies of all such materials available for inspection by any Holder at the Trustee's principal transfer office in the cities of Calgary and Toronto.

4.5     OTHER MATERIALS

        Immediately after receipt by CCo or any stockholder of CCo of any material sent or given generally to the holders of CCo Common Stock by or on behalf of a third party, including without limitation dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), CCo shall use its reasonable best efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Holders by such third party) to each Holder as soon as possible thereafter. As soon as practicable after receipt thereof, the Trustee will mail or otherwise send to each Holder, at the expense of CCo, copies of all such materials received by the Trustee from CCo. The Trustee will also make copies of all such materials available for inspection by any Holder at the Trustee's principal transfer office in the cities of Calgary and Toronto.

4.6     LIST OF PERSONS ENTITLED TO VOTE

        CCo Sub shall, (i) prior to each annual, general or special CCo Meeting or the seeking of any CCo Consent and (ii) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a "List") of the names and addresses of the Holders arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Holder, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a CCo Meeting or a CCo Consent, at the close of business on the record date established by CCo or pursuant to applicable law for determining the holders of CCo Common Stock entitled to receive notice of and/or to vote at such CCo Meeting or to give consent in connection with such CCo Consent. Each such List shall be delivered to the Trustee promptly after receipt by CCo Sub of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time as to enable the Trustee to perform its obligations under this agreement. CCo agrees to give CCo Sub written notice (with a copy to the Trustee) of the calling of any CCo Meeting or the seeking of any CCo Consent, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable CCo Sub to perform its obligations under this Section 4.6.

4.7     ENTITLEMENT TO DIRECT VOTES

        Any Holder named in a List prepared in connection with any CCo Meeting or any CCo Consent will be entitled (i) to instruct the Trustee in the manner described in Section 4.3 hereof with respect to the exercise of the Holder Votes to which such Holder is entitled or (ii) to attend such meeting and personally to exercise thereat (or to exercise with respect to any written consent), as the proxy of the Trustee, the Holder Votes to which such Holder is entitled.

4.8     VOTING BY TRUSTEE, AND ATTENDANCE OF TRUSTEE REPRESENTATIVE, AT MEETING

        (a) In connection with each CCo Meeting and CCo Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Holder pursuant to Section 4.3 hereof, the Holder Votes as to which such Holder is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Holder prior to the time and date fixed by it for receipt of such instructions in the notice given by the Trustee to the Holder pursuant to Section
               4.3 hereof.

        (b) The Trustee shall cause such representatives as are empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each CCo Meeting. Upon submission by a Holder (or its designee) of identification satisfactory to the Trustee's representatives, and at the Holder's request, such representatives shall sign and deliver to such Holder (or its designee) a proxy to exercise personally the Holder Votes as to which such Holder is otherwise entitled hereunder to direct the vote, if such Holder either:

               (i) has not previously given the Trustee instructions pursuant to Section 4.3 hereof in respect of such CCo Meeting, or

               (ii) submits to the Trustee's representatives written revocation of any such previous instructions.

        At such CCo Meeting, the Holder exercising such Holder Votes shall have the same rights as the Trustee to speak at the meeting in respect of any matter, question or proposition, to vote by way of ballot at the meeting in respect of any matter, question or proposition and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

4.9     DISTRIBUTION OF WRITTEN MATERIALS

        Any written materials to be distributed by the Trustee to the Holders pursuant to this agreement shall be delivered or sent by mail (or otherwise communicated in the same manner as CCo utilizes in communications to holders of CCo Common Stock subject to the Trustee's ability to provide this method of communication and upon being advised in writing of such method) to each Holder at its address as shown on the books of CCo Sub. CCo Sub shall provide or cause to be provided to the Trustee for this purpose, on a timely basis and without charge or other expense:

        (a)    current lists of the Holders; and

        (b) on the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this agreement.

        The materials referred to above are to be provided by CCo Sub to the Trustee, but shall be subject to review and comment by the Trustee.

4.10    TERMINATION OF VOTING RIGHTS

        Except as otherwise provided herein or in the Exchangeable Share Provisions, all of the rights of a Holder with respect to the Holder Votes exercisable in respect of the Exchangeable Shares held by such Holder, including the right to instruct the Trustee as to the voting of or to vote personally such Holder Votes, shall be deemed to be surrendered by the Holder to CCo, and such Holder Votes and the Voting Rights represented thereby shall cease and be terminated immediately, upon the delivery by such Holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Holder of the Exchange Put Right or the occurrence of the automatic exchange of Exchangeable Shares for shares of CCo Common Stock, as specified in Article 5 hereof (unless in any case CCo or CCo Holdco shall not have delivered the Exchangeable Share Consideration deliverable in exchange therefor to the Trustee for delivery to the Holders), or upon the redemption of Exchangeable Shares pursuant to Article 6 or Article 7 of the Exchangeable Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of CCo Sub or any other distribution of the assets of CCo Sub among its shareholders for the purpose of winding up its affairs pursuant to Article 5 of the Exchangeable Share Provisions, or upon the purchase of Exchangeable Shares from the holder thereof by CCo pursuant to the exercise by CCo of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right.


                                    ARTICLE 5
                    EXCHANGE PUT RIGHT AND AUTOMATIC EXCHANGE

5.1     GRANT AND OWNERSHIP OF THE EXCHANGE PUT RIGHT AND AUTOMATIC EXCHANGE
        RIGHTS

        CCo hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Holders:

        (a)    the Exchange Put Right; and

        (b)    the Automatic Exchange Rights,

all in accordance with the provisions of this agreement and the Exchangeable Share Provisions, as the case may be. CCo hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Holders of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Put Right and the Automatic Exchange Rights by CCo to the Trustee. During the term of the Trust and subject to the terms and conditions of this agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Put Right and the Automatic Exchange Rights and shall be entitled to exercise and enforce for the benefit of the Holders all of the rights and powers of an owner with respect to the Exchange Put Right and the Automatic Exchange Rights, provided that the Trustee shall:

        (c) hold the Exchange Put Right and the Automatic Exchange Rights and the legal title thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this agreement; and

        (d) except as specifically authorized by this agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Put Right or the Automatic Exchange Rights, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which this Trust is created pursuant to this agreement.

5.2     LEGENDED SHARE CERTIFICATES

        CCo Sub will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of:

        (a) their right to instruct the Trustee with respect to the exercise of the Exchange Put Right in respect of the Exchangeable Shares held by a Holder; and

        (b)    the Automatic Exchange Rights.

5.3     GENERAL EXERCISE OF EXCHANGE PUT RIGHT

        The Exchange Put Right shall be and remain vested in and exercised by the Trustee. Subject to Section 7.15 hereof, the Trustee shall exercise the Exchange Put Right only on the basis of instructions received pursuant to this
Article 5 from Holders entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Holder with respect to the Exchange Put Right, the Trustee shall not exercise or permit the exercise of the Exchange Put Right.

5.4     PURCHASE PRICE

        The purchase price payable by CCo (or CCo Holdco, in the case of a purchase by CCo Holdco) for each Exchangeable Share to be purchased by CCo or CCo Holdco (as the case may be) under the Exchange Put Right shall be the amount determined under the Exchangeable Share Provisions. The applicable Exchangeable Share Price for each such Exchangeable Share so purchased may be satisfied only by CCo's issuing and delivering or issuing and causing to be delivered by CCo Holdco to the Trustee, on behalf of the relevant Holder, the applicable Exchangeable Share Consideration representing the total applicable Exchangeable Share Price.

5.5     EXERCISE INSTRUCTIONS FOR EXCHANGE PUT RIGHT

        Subject to the terms and conditions herein set forth, a Holder shall be entitled to instruct the Trustee to exercise the Exchange Put Right with respect to all or any part of the Exchangeable Shares registered in the name of such Holder on the books of CCo Sub. To cause the exercise of the Exchange Put Right by the Trustee, the Holder shall comply with the provisions of Article 8 of the Exchangeable Share Provisions. The surrender by the Holder of Exchangeable Shares in accordance with Section 8.2 of the Exchangeable Share Provisions shall constitute the representation, warranty and covenant of the Holder that the Exchangeable Shares so surrendered are sold to CCo or CCo Holdco, as the case may be, are free and clear of any lien, encumbrance, security interest or adverse claim or interest.

5.6     DELIVERY OF EXCHANGEABLE SHARE CONSIDERATION; EFFECT OF EXERCISE

        Promptly after receipt of the certificates representing the Exchangeable Shares which the Holder desires CCo or CCo Holdco to purchase under the Exchange Put Right (together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Put Right), duly endorsed for transfer to CCo (or CCo Holdco as CCo may direct), the Trustee shall notify CCo and CCo Sub of its receipt of the same, which notice to CCo and CCo Sub shall constitute exercise of the Exchange Put Right by the Trustee on behalf of the Holder of such Exchangeable Shares, and CCo shall immediately thereafter deliver or cause to be delivered to the Trustee, for delivery to the Holder of such Exchangeable Shares (or to such other persons, if any, properly designated by such Holder), the Exchangeable Share Consideration deliverable in connection with the exercise of the Exchange Put Right; provided, however, that no such delivery shall be made unless and until the Holder requesting the same shall have paid (or provided evidence satisfactory to the Trustee, CCo Sub and CCo of the payment of) the taxes (if any) payable as contemplated by Section 5.8 of this agreement. Immediately upon the giving of notice by the Trustee to CCo and CCo Sub of the exercise of the Exchange Put Right, as provided in this
Section 5.6, (i) the closing of the transaction of purchase and sale contemplated by the Exchange Put Right shall be deemed to have occurred, (ii) CCo shall be required to take all action necessary to permit it to occur, including delivery to the Trustee of the relevant Exchangeable Share Consideration, no later than the close of business on the third Business Day following the receipt by the Trustee of notice, certificates and other documents as aforesaid and (iii) the Holder of such Exchangeable Shares shall be deemed to have transferred to CCo (or CCo Holdco as CCo may direct) all of its right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate, shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total purchase price therefor, unless such Exchangeable Share Consideration is not delivered by CCo to the Trustee by the date specified above, in which case the rights of the Holder shall remain unaffected with respect to such unpaid portion until such Exchangeable Share Consideration is delivered by CCo and such holder is paid his proportionate part of the total purchase price. Concurrently with such Holder ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the shares of CCo Common Stock delivered to it pursuant to the Exchange Put Right. Notwithstanding the foregoing, until the Exchangeable Share Consideration is delivered to the Holder, the Holder shall be deemed to still be a holder of the sold Exchangeable Shares for purposes of the Voting Rights with respect thereto.

5.7     EXERCISE OF EXCHANGE PUT RIGHT SUBSEQUENT TO RETRACTION

        In the event that a Holder has exercised its right under Article 6 of the Exchangeable Share Provisions to require CCo Sub to redeem any or all of the Exchangeable Shares held by the Holder (the "Retracted Shares") and is notified by CCo Sub pursuant to Section 6.6 of the Exchangeable Share Provisions that CCo Sub will not be permitted as a result of liquidity or solvency provisions of applicable law to redeem all such Retracted Shares, subject to receipt by the Trustee of written notice to that effect from CCo Sub and provided that CCo or CCo Holdco, as the case may be, shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Holder has not revoked the retraction request delivered by the Holder to CCo Sub pursuant to Section
6.1 of the Exchangeable Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Holder to the Trustee instructing the Trustee to exercise the Exchange Put Right with respect to those Retracted Shares which CCo Sub is unable to redeem. In any such event, CCo Sub hereby agrees with the Trustee and in favour of the Holder immediately to notify the Trustee of such prohibition against CCo Sub's redeeming all of the Retracted Shares and immediately to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Holder to CCo Sub or to the transfer agent of the Exchangeable Shares (including without limitation a copy of the retraction request delivered pursuant to Section 6.1 of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares, and the Trustee will thereupon exercise the Exchange Put Right with respect to the Retracted Shares which CCo Sub is not permitted to redeem and will require CCo or CCo Holdco, as the case may be, to purchase such shares in accordance with the provisions of this Article 5.

5.8     STAMP OR OTHER TRANSFER TAXES

        Upon any sale of Exchangeable Shares to CCo pursuant to the Exchange Put Right or the Automatic Exchange Rights, the share certificate or certificates representing CCo Common Stock to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Holder of the Exchangeable Shares so sold or in such names as such Holder may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold, provided, however, that such Holder:

        (a) shall pay (and none of CCo, CCo Sub, CCo Holdco, ECo or the Trustee shall be required to pay) any documentary, stamp, transfer or other similar taxes that may be payable, or income taxes that may be required to be withheld, in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Holder; or

        (b) shall have established to the satisfaction of the Trustee, CCo and CCo Sub that such taxes, if any, have been paid.

CCo, CCo Sub, CCo Holdco and the Trustee (as directed in writing by CCo) shall be entitled to deduct and withhold from any consideration otherwise payable under this agreement to any Holder such amounts as CCo, CCo Sub, CCo Holdco or the Trustee is required or permitted to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case as amended or succeeded unless such Holder provides to CCo and the Trustee certificates or such other assurances as are provided for under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or such other applicable taxation provisions. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the Holder in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority as and when required. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a Holder exceeds the cash portion, if any, of the consideration otherwise payable to the Holder, CCo, CCo Sub, CCo Holdco and the Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to CCo, CCo Sub, CCo Holdco or the Trustee, as the case may be, to enable it to comply with such deduction or withholding requirement and CCo, CCo Sub, CCo Holdco or the Trustee, as the case may be, shall notify the Holder and remit to such Holder any unapplied balance of the net proceeds of such sale.

5.9     QUALIFICATION OF CCO COMMON STOCK

        CCo covenants with the Trustee for the benefit of Holders that if any shares of CCo Common Stock to be issued and delivered pursuant to the Exchange Put Right or the Automatic Exchange Rights require registration or qualification with or approval of or the filing of any document including any prospectus or similar document, the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority, or the fulfillment of any other legal requirement (collectively, the "Applicable Laws") before such shares may be issued and delivered by CCo to the initial holder thereof (other than CCo Sub) or in order that such shares may be freely traded thereafter (other than any restrictions on transfer by reason of a holder being a "control person" of CCo for purposes of Canadian provincial securities law or an "affiliate" of CCo for purposes of United States federal or state securities law), CCo will in good faith take all such actions and do all such things as are necessary and within its power to cause such shares of CCo Common Stock to be and remain duly registered, qualified or approved to the extent expressly provided in the Combination Agreement. CCo represents and warrants that it has in good faith taken all actions and done all things as are necessary under Applicable Laws as they exist on the date hereof to cause the shares of CCo Common Stock to be issued and delivered pursuant to the Exchange Put Right and the Automatic Exchange Rights and to be freely tradeable thereafter (other than restrictions on transfer by reason of a holder being a "control person" of CCo for the purposes of Canadian provincial securities law or an "affiliate" of CCo for the purposes of United States federal or state securities law). CCo will in good faith take all such actions and do all such things as are necessary and within its power to cause all shares of CCo Common Stock to be delivered pursuant to the Exchange Put Right or the Automatic Exchange Rights to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which such shares are listed, quoted or posted for trading at such time.

5.10    RESERVATION OF SHARES OF CCO COMMON STOCK

        CCo hereby represents, warrants and covenants with the Trustee for the benefit of the Holders that it has irrevocably reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of shares of CCo Common Stock:

        (a)    as is equal to the sum of

               (i) the number of Exchangeable Shares issued and outstanding from time to time, and

               (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time; and

        (b) as are now and may hereafter be required to enable and permit CCo Sub to meet its obligations hereunder, under the Articles of Incorporation of CCo, under the Support Agreement, under the Exchangeable Share Provisions and under any other security or commitment pursuant to the Arrangement with respect to which CCo may now or hereafter be required to issue shares of CCo Common Stock.

5.11    AUTOMATIC EXCHANGE ON LIQUIDATION OF CCO

        (a) CCo will give the Trustee written notice of each of the following events at the time set forth below:

               (i) in the event of any determination by the board of directors of CCo to institute voluntary liquidation, dissolution or winding-up proceedings with respect to CCo or to effect any other distribution of assets of CCo among its stockholders for the purpose of winding-up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

               (ii)   immediately, upon the earlier of

                      (A)    receipt by CCo of notice of, and

                      (B)    CCo otherwise becoming aware of

               any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of CCo or to effect any other distribution of assets of CCo among its stockholders for the purpose of winding up its affairs.

        (b) Immediately following receipt by the Trustee from CCo of notice of any event (a "Liquidation Event") contemplated by Section 5.11(a) above, the Trustee will give notice thereof to the Holders. Such notice will be provided by CCo to the Trustee and shall include a brief description of the automatic exchange of Exchangeable Shares for shares of CCo Common Stock provided for in Section 5.11(c) below.

        (c) In order that the Holders will be able to participate on a pro rata basis with the holders of CCo Common Stock in the distribution of assets of CCo in connection with a Liquidation Event, immediately prior to the effective time (the "Liquidation Event Effective Time") of a Liquidation Event, all of the then outstanding Exchangeable Shares shall be automatically exchanged for shares of CCo Common Stock. To effect such automatic exchange, CCo or, at the option of CCo, CCo Holdco, shall be deemed to have purchased each Exchangeable Share outstanding immediately prior to the Liquidation Event Effective Time and held by Holders, and each Holder shall be deemed to have sold the Exchangeable Shares held by it at such time, for a purchase price per share equal to the Exchangeable Share Price applicable at such time. In connection with such automatic exchange, CCo will provide to the Trustee an Officer's Certificate setting forth the calculation of the Exchangeable Share Price for each Exchangeable Share.

        (d) The closing of the transaction of purchase and sale contemplated by Section 5.11(c) above shall be deemed to have occurred immediately prior to the Liquidation Event Effective Time, and each Holder of Exchangeable Shares shall be deemed to have transferred to CCo or CCo Holdco, as the case may be, all of the Holder's right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares, and CCo or CCo Holdco, as the case may be, shall deliver to the Holder the Exchangeable Share Consideration deliverable upon the automatic exchange of Exchangeable Shares. Concurrently with such Holder's ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the shares of CCo Common Stock issued to it pursuant to the automatic exchange of Exchangeable Shares for CCo Common Stock, and the certificates held by the Holder previously representing the Exchangeable Shares exchanged by the Holder with CCo or CCo Holdco, as the case may be, pursuant to such automatic exchange shall thereafter be deemed to represent the shares of CCo Common Stock issued to the Holder by CCo or CCo Holdco, as the case may be, pursuant to such automatic exchange. Upon the request of a Holder and the surrender by the Holder of Exchangeable Share certificates deemed to represent shares of CCo Common Stock, duly endorsed in blank and accompanied by such instruments of transfer as CCo may reasonably require, CCo or CCo Holdco, as the case may be, shall deliver or cause to be delivered to the Holder certificates representing the shares of CCo Common Stock of which the Holder is the holder. Notwithstanding the foregoing, until each Holder is actually entered on the register of holders of CCo Common Stock, such Holder shall be deemed to still be a holder of the transferred Exchangeable Shares for purposes of all Voting Rights with respect thereto.


                                    ARTICLE 6
        RESTRICTIONS ON ISSUANCE OF CCO SPECIAL VOTING [PREFERRED] STOCK

        During the term of this agreement, CCo will not issue any shares of CCo Special Voting [Preferred] Stock in addition to the Voting Share.

                                    ARTICLE 7
                             CONCERNING THE TRUSTEE

7.1     POWERS AND DUTIES OF THE TRUSTEE

The rights, powers and authorities of the Trustee under this agreement, in its capacity as trustee of the Trust, shall include:

        (a) receipt and deposit of the Voting Share from CCo as trustee for and on behalf of the Holders in accordance with the provisions of this agreement;

        (b) granting proxies and distributing materials to Holders as provided in this agreement;

        (c) voting the Holder Votes in accordance with the provisions of this agreement;

        (d) receiving the grant of the Exchange Put Right and the Automatic Exchange Rights from CCo as trustee for and on behalf of the Holders in accordance with the provisions of this agreement;

        (e) exercising the Exchange Put Right and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this agreement, and in connection therewith receiving from Holders Exchangeable Shares and other requisite documents and distributing to such Holders the shares of CCo Common Stock and cheques, if any, to which such Holders are entitled upon the exercise of the Exchange Put Right or pursuant to the Automatic Exchange Rights, as the case may be;

        (f)    holding title to the Trust Estate;

        (g) investing any moneys forming, from time to time, a part of the Trust Estate as provided in this agreement;

        (h) taking action at the direction of a Holder or Holders to enforce the obligations of CCo under this agreement; and

        (i) taking such other actions and doing such other things as are specifically provided in this agreement.

        In the exercise of such rights, powers and authorities, the Trustee shall have (and is granted) such incidental and additional rights, powers and authority not in conflict with any of the provisions of this agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers and authorities by the Trustee shall be final, conclusive and binding upon all persons. For greater certainty, the Trustee shall have only those duties as are set out specifically in this agreement. The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith with a view to the best interests of the Holders and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances. The Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof nor shall the Trustee be required to take any notice of, or to do or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notices shall distinctly specify the default or breach desired to be brought to the attention of the Trustee and in the absence of such notice the Trustee may for all purposes of this agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

7.2     NO CONFLICT OF INTEREST

        The Trustee represents to CCo Sub and CCo that at the date of execution and delivery of this agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in
Article 10 hereof. If, notwithstanding the foregoing provisions of this Section 7.2, the Trustee has such a material conflict of interest, the validity and enforceability of this agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this Section 7.2, any interested party may apply to the superior court of the province in which CCo Sub has its registered office for an order that the Trustee be replaced as trustee hereunder.

7.3     DEALINGS WITH TRANSFER AGENTS, REGISTRARS, ETC.

        CCo Sub and CCo irrevocably authorize the Trustee, from time to time, to:

        (a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and CCo Common Stock; and

        (b)    requisition, from time to time,

               (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this agreement, and

               (ii) from the transfer agent of CCo Common Stock, and any subsequent transfer agent of such shares, to complete the exercise from time to time of the Exchange Put Right and the Automatic Exchange Rights in the manner specified in
                      Article 5 hereof, the share certificates issuable upon such exercise.

        CCo Sub and CCo irrevocably authorize their respective registrars and transfer agents to comply with all such requests. CCo covenants that it will supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Put Right and the Automatic Exchange Rights, in each case pursuant to Article 5 hereof.

7.4     BOOKS AND RECORDS

        The Trustee shall keep available for inspection by CCo and CCo Sub, at the Trustee's principal transfer office in Calgary, Alberta, correct and complete books and records of account relating to the Trustee's actions under this agreement, including without limitation all information relating to mailings and instructions to and from Holders and all transactions pursuant to the Voting Rights, the Exchange Put Right and the Automatic Exchange Rights for the term of this agreement. On or before March 31, 2002, and on or before March 31 in every year thereafter, so long as the Voting Share is on deposit with the Trustee, the Trustee shall transmit to CCo and CCo Sub a brief report, dated as of the preceding December 31, with respect to:

        (a) the property and funds comprising the Trust Estate as of that date;

        (b) the number of exercises of the Exchange Put Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Holders in consideration of the issue and delivery by CCo of shares of CCo Common Stock in connection with the Exchange Put Right, during the calendar year ended on such date; and

        (c) all other actions taken by the Trustee in the performance of its duties under this agreement which it had not previously reported.

7.5     INCOME TAX RETURNS AND REPORTS

        The Trustee shall, to the extent necessary, prepare and file on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded and, in connection therewith, may obtain the advice and assistance of such experts as the Trustee may consider necessary or advisable. If requested by the Trustee, CCo shall retain such experts for purposes of providing such advice and assistance.

7.6     INDEMNIFICATION PRIOR TO CERTAIN ACTIONS BY TRUSTEE

        The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this agreement at the request, order or direction of any Holder upon such Holder's furnishing to the Trustee reasonable funding, security and indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby; provided that no Holder shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Voting Share pursuant to Article 4 hereof, subject to Section 7.15 hereof, and with respect to the Exchange Put Right pursuant to Article 5 hereof, subject to Section 7.15 hereof, and with respect to the Automatic Exchange Rights pursuant to Article 5 hereof, subject to
Section 7.15 hereof. None of the provisions contained in this agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties or authorities unless funded, given funds, security and indemnified as aforesaid.

7.7     ACTIONS BY HOLDERS

        No Holder shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Holder has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security and indemnity referred to in Section 7.6 hereof and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Holder shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Holders shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or under the Voting Rights, the Exchange Put Right or the Automatic Exchange Rights, except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Holders.

7.8     RELIANCE UPON DECLARATIONS

        The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder, and such lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents comply with the provisions of Section 7.9 hereof, if applicable, and with any other applicable provisions of this agreement.

7.9     EVIDENCE AND AUTHORITY TO TRUSTEE

        CCo Sub and/or CCo shall furnish to the Trustee evidence of compliance with the conditions provided for in this agreement relating to any action or step required or permitted to be taken by CCo Sub and/or CCo or the Trustee under this agreement or as a result of any obligation imposed under this agreement, including, without limitation, in respect of the Voting Rights or the Exchange Put Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of CCo Sub and/or CCo forthwith if and when:

        (a) such evidence is required by any other Section of this agreement to be furnished to the Trustee in accordance with the terms of this Section 7.9; or

        (b) the Trustee, in the exercise of its rights, powers, duties and authorities under this agreement, gives CCo Sub and/or CCo written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

        Such evidence shall consist of an Officer's Certificate of CCo Sub and/or CCo or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this agreement.

        Whenever such evidence relates to a matter other than the Voting Rights, the Exchange Put Right or the Automatic Exchange Rights, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by him, provided that, if such report or opinion is furnished by a director, officer or employee of CCo Sub and/or CCo, it shall be in the form of an Officer's Certificate or a statutory declaration.

        Each statutory declaration, certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this agreement shall include a statement by the person giving the evidence:

               (i) declaring that such person has read and understands the provisions of this agreement relating to the condition in question;

               (ii) describing the nature and scope of the examination or investigation upon which such person based the statutory declaration, certificate, statement or opinion; and

               (iii) declaring that such person has made such examination or investigation as such person believes is necessary to enable such person to make the statements or give the opinions contained or expressed therein.

7.10    EXPERTS, ADVISERS AND AGENTS

        The Trustee may:

        (a) in relation to these presents act and rely on the opinion or advice of or information obtained from or prepared by any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by CCo Sub and/or CCo or otherwise, and may employ such assistants as may be necessary to the proper determination and discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

        (b) employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the determination and discharge of its duties hereunder and in the management of the Trust.

7.11    INVESTMENT OF MONEYS HELD BY TRUSTEE

        Unless otherwise provided in this agreement, any moneys held by or on behalf of the Trustee which under the terms of this agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee, may be invested and reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of Alberta, trustees are authorized to invest trust moneys; provided that such securities are stated to mature within two years after their purchase by the Trustee, and the Trustee shall so invest such moneys on the written direction of CCo Sub. Pending the investment of any moneys as hereinbefore provided, such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of CCo Sub, in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

7.12    TRUSTEE NOT REQUIRED TO GIVE SECURITY

        The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this agreement or otherwise in respect of the premises.

7.13    TRUSTEE NOT BOUND TO ACT ON REQUEST

        Except as in this agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of CCo Sub and/or CCo or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act and rely upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

7.14    AUTHORITY TO CARRY ON BUSINESS

        The Trustee represents to CCo Sub and CCo that at the date of execution and delivery by it of this agreement it is authorized to carry on the business of a trust company in the Province of Alberta but if, notwithstanding the provisions of this Section 7.14, it ceases to be so authorized to carry on business, the validity and enforceability of this agreement and the Voting Rights, the Exchange Put Right and the

Automatic Exchange Rights shall not be affected in any manner whatsoever by reason only of such event; provided, however, the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in the Province of Alberta, either become so authorized or resign in the manner and with the effect specified in Article 10 hereof.

7.15    CONFLICTING CLAIMS

        If conflicting claims or demands are made or asserted with respect to any interest of any Holder in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Holder in any Exchangeable Shares resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claim or demand. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Put Right or Automatic Exchange Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

        (a) the rights of all adverse claimants with respect to the Voting Rights, Exchange Put Right or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

        (b) all differences with respect to the Voting Rights, the Exchange Put Right or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement.

        If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate fully to indemnify it as between all conflicting claims or demands.

7.16    ACCEPTANCE OF TRUST

        The Trustee hereby accepts the Trust created and provided for by and in this agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Holders, subject to all the terms and conditions herein set forth.


                                    ARTICLE 8
                                  COMPENSATION

        CCo and CCo Sub jointly and severally agree to pay to the Trustee reasonable compensation for all of the services rendered by it under this agreement and will reimburse the Trustee for all reasonable expenses (including but not limited to taxes, compensation paid to experts, agents and advisors, and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency, reasonably incurred by the Trustee in connection with its rights and duties under this agreement; provided that CCo and CCo Sub shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with negligence or willful misconduct.

                                    ARTICLE 9
                   INDEMNIFICATION AND LIMITATION OF LIABILITY

9.1     INDEMNIFICATION OF THE TRUSTEE

        CCo and CCo Sub jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this agreement (collectively, the "Indemnified Parties") against all claims, losses, damages, costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, negligence, willful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason of or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this agreement, or any written or oral instructions delivered to the Trustee by CCo or CCo Sub pursuant hereto. In no case shall CCo or CCo Sub be liable under this indemnity for any claim against any of the Indemnified Parties unless CCo and CCo Sub shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii) below, CCo and CCo Sub shall be entitled to participate at their own expense in the defense and, if CCo or CCo Sub so elect at any time after receipt of such notice, either of them may assume the defense of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by CCo or CCo Sub, such authorization not to be unreasonably withheld; or (ii) the named parties to any such suit include both the Trustee and CCo or CCo Sub and the Trustee shall have been advised by counsel acceptable to CCo or CCo Sub that there may be one or more legal defenses available to the Trustee that are different from or in addition to those available to CCo or CCo Sub and that an actual or potential conflict of interest exists (in which case CCo and CCo Sub shall not have the right to assume the defense of such suit on behalf of the Trustee, but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee). This indemnity shall survive the resignation or removal of the Trustee and the termination of the trust.

9.2     LIMITATION OF LIABILITY

        The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this agreement, except to the extent that such loss is attributable to the fraud, negligence, willful misconduct or bad faith on the part of the Trustee.


                                   ARTICLE 10
                                CHANGE OF TRUSTEE

10.1    RESIGNATION

        The Trustee, or any trustee hereafter appointed in accordance with the terms of this agreement, may at any time resign by giving written notice of such resignation to CCo and CCo Sub specifying the date on which it desires to resign, provided that such notice shall never be given less than 60 days before such desired resignation date unless CCo and CCo Sub otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee in accordance with the terms of this agreement. Upon receiving such notice of resignation, CCo and CCo Sub shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing acceptance by a successor trustee, a successor trustee may be appointed by an order of the superior court of the province in which CCo Sub has its registered office upon application of one or more of the parties hereto.

10.2    REMOVAL

        The Trustee, or any trustee hereafter appointed, may be removed with or without cause, at any time on 60 days prior notice by written instrument executed by CCo and CCo Sub, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee; provided that, in connection with such removal, provision is made for a replacement trustee similar to that contemplated in Section 10.1.

10.3    SUCCESSOR TRUSTEE

        Any successor trustee appointed as provided under this agreement shall execute, acknowledge and deliver to CCo and CCo Sub and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this agreement, with like effect as if originally named as trustee in this agreement. However, on the written request of CCo and CCo Sub or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, CCo, CCo Sub and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

10.4    NOTICE OF SUCCESSOR TRUSTEE

        Upon acceptance of appointment by a successor trustee as provided herein, CCo and CCo Sub shall cause to be mailed notice of the succession of such trustee hereunder to each Holder specified in a List. If CCo or CCo Sub shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of CCo and CCo Sub.


                                   ARTICLE 11
                                   SUCCESSORS

11.1    CERTAIN REQUIREMENTS IN RESPECT OF COMBINATION, ETC.

        Neither CCo nor CCo Sub shall enter into any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing corporation resulting therefrom, but may do so if:

        (a) such other Person or continuing corporation (the "Successor"), by operation of law, becomes, without further action, bound by the terms and provisions of this agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction an agreement supplemental hereto and such other instruments (if any) as are reasonably satisfactory to the Trustee and in the opinion of legal counsel to the Trustee are necessary or advisable to evidence the assumption by the Successor of liability for all moneys payable and property deliverable hereunder, the covenant of such Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of CCo or CCo Sub, as the case may be, under this agreement; and

        (b) such transaction shall, to the satisfaction of the Trustee, be upon such terms which substantially preserve and do not impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Holders hereunder.

11.2    VESTING OF POWERS IN SUCCESSOR

        Whenever the conditions of Section 11.1 hereof have been duly observed and performed, the Trustee, if required by Section 11.1 hereof, the Successor and CCo or CCo Sub, as the case may be, shall execute and deliver the supplemental agreement provided for in Article 12 hereof, and thereupon the Successor shall possess and from time to time may exercise each and every right and power of CCo or CCo Sub, as the case may be, under this agreement in the name of CCo or CCo Sub, as the case may be, or otherwise and any act or proceeding by any provision of this agreement required to be done or performed by the board of directors or any officers of CCo or CCo Sub may be done and performed with like force and effect by the directors or officers of such Successor.

11.3    WHOLLY-OWNED SUBSIDIARIES

        Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned subsidiary of CCo with or into CCo or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of CCo provided that all of the assets of such subsidiary are transferred to CCo or another wholly-owned subsidiary of CCo, and any such transactions are expressly permitted by this Article 11.


                                   ARTICLE 12
                     AMENDMENTS AND SUPPLEMENTAL AGREEMENTS

12.1    AMENDMENTS, MODIFICATIONS, ETC.

        Subject to Sections 12.2 and 12.4, this agreement may not be amended, modified or waived except by an agreement in writing executed by CCo Sub, CCo and the Trustee and approved by the Holders in accordance with Section 10.2 of the Exchangeable Share Provisions. No amendment to or modification or waiver of any of the provisions of this agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

12.2    MINISTERIAL AMENDMENTS

        Notwithstanding the provisions of Section 12.1 hereof, the parties to this agreement may in writing, at any time and from time to time, without the approval of the Holders, amend or modify this agreement for the purposes of:

        (a) adding to the covenants of any or all of the parties hereto for the protection of the Holders hereunder subject to the receipt by the Trustee of an opinion of its counsel that the addition of the proposed covenant is not prejudicial to the interests of the holders as a whole or the Trustee;

        (b) making such amendments or modifications not inconsistent with this agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of directors of each of CCo and CCo Sub and in the opinion of the Trustee and its counsel, having in mind the best interests of the Holders as a whole, it may be expedient to make, provided that such boards of directors and the Trustee and its counsel shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Holders as a whole;

        (c) making such changes or corrections which, on the advice of counsel to CCo Sub, CCo and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error; provided that the Trustee and its counsel and the board of directors of each of CCo Sub and CCo shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the Holders as a whole; or

        (d) making such changes as may be necessary or appropriate to implement or give effect to any assignment or assumption made pursuant to Section 14.9 hereof.

12.3    MEETING TO CONSIDER AMENDMENTS

        CCo Sub, at the request of CCo, shall call a meeting or meetings of the Holders for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of CCo Sub, the Exchangeable Share Provisions and all applicable laws.

12.4    CHANGES IN CAPITAL OF CCO AND CCO SUB

        At all times after the occurrence of any event effected pursuant to
Section 2.7 or Section 2.8 of the Support Agreement, as a result of which either CCo Common Stock or the Exchangeable Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which CCo Common Stock or the Exchangeable Shares or both are so changed, and the parties hereto shall execute and deliver a supplemental agreement giving effect to and evidencing such necessary amendments and modifications.

12.5    EXECUTION OF SUPPLEMENTAL AGREEMENTS

        From time to time, CCo Sub (when authorized by a resolution of its Board of Directors), CCo and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

        (a) evidencing the succession of any Successors to CCo and the covenants of and obligations assumed by each such Successor in accordance with the provisions of Article 11 and the successor of any successor trustee in accordance with the provisions of
               Article 10;

        (b) making any additions to, deletions from or alterations of the provisions of this agreement or the Voting Rights, the Exchange Put Right or the Automatic Exchange Rights which, in the opinion of the Trustee and its counsel, will not be prejudicial to the interests of the Holders as a whole or are in the opinion of counsel to the Trustee necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to CCo, CCo Sub, the Trustee or this agreement;

        (c) to implement or give effect to any assignment or assumption made pursuant to Section 14.9 hereof; and

        (d) for any other purposes not inconsistent with the provisions of this agreement, including without limitation to make or evidence any amendment or modification to this agreement as contemplated hereby, provided that, in the opinion of the Trustee and its counsel, the rights of the Trustee and the Holders as a whole will not be prejudiced thereby.


                                   ARTICLE 13
                                   TERMINATION

13.1    TERM

        The Trust created by this agreement shall continue until the earliest to occur of the following events:

        (a)    no outstanding Exchangeable Shares are held by a Holder;

        (b) each of CCo Sub and CCo elects in writing to terminate the Trust and such termination is approved by the Holders of the Exchangeable Shares in accordance with Section 10.1 of the Exchangeable Share Provisions; and

        (c) 21 years after the death of the last survivor of the descendants of Her Majesty Queen Elizabeth II of the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

13.2    SURVIVAL OF AGREEMENT

        This agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Holder; provided, however, that the provisions of Articles 8 and 9 hereof shall survive any such termination of this agreement.


                                   ARTICLE 14
                                     GENERAL

14.1    SEVERABILITY

        If any provision of this agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this agreement shall not in any way be affected or impaired thereby, and the agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

14.2    INUREMENT

        This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Holders.

14.3    NOTICES TO PARTIES

        All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed facsimile to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

        (a)    if to CCo to:

               Calpine Corporation
               50 West San Fernando Street, 5th Floor
               San Jose, California, 95113
               Attention:  General Counsel
               Facsimile No. 408-975-4648

               with a copy to

               Macleod Dixon LLP,
               Suite 3700, 400 - 3rd Avenue S.W.
               Calgary, Alberta, T2P 4H2
               Attention:  A. G. Love
               Facsimile No. 403-264-5973

        (b) if to CCo Sub to:

               -
               -
               -
               -

        (c)    if to the Trustee to:

               -

        Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof, and if given by facsimile shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

14.4    NOTICE TO HOLDERS

        Any and all notices to be given and any documents to be sent to any Holders may be given or sent to the address of such Holder shown on the register of Holders of Exchangeable Shares in any manner permitted by the Exchangeable Share Provisions and shall be deemed to be received (if given or sent in such manner) at the time specified in such Exchangeable Share Provisions, the provisions of which Exchangeable Share Provisions shall apply mutatis mutandis to notices or documents as aforesaid sent to such Holders.

14.5    RISK OF PAYMENTS BY POST

        Whenever payments are to be made or documents are to be sent to any Holder by the Trustee, by CCo Sub or by CCo or by such Holder to the Trustee or to CCo or CCo Sub, the making of such payment or sending of such document sent through the mail shall be at the risk of CCo Sub or CCo, in the case of payments made or documents sent by the Trustee or CCo Sub or CCo, and the Holder, in the case of payments made or documents sent by the Holder.

14.6    COUNTERPARTS

        This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

14.7    JURISDICTION

        This agreement shall be construed and enforced in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.

14.8    ATTORNMENT

CCo agrees that any action or proceeding arising out of or relating to this agreement may be instituted in the courts of Alberta, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of such courts in any such action or proceeding, agrees to be bound by any judgment of such courts and agrees not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints CCo Sub at its registered office in the Province of Alberta as CCo's attorney for service of process.

14.9    PERMITTED ASSIGNMENT

        CCo may assign any or all of its rights and obligations under this agreement to CCo Holdco, provided that each of CCo and CCo Holdco shall thereafter, jointly and severally, be liable for the performance by CCo Holdco of the obligations of CCo pursuant to this agreement. Any and all of the obligations of CCo may be performed and satisfied by CCo Holdco, except that nothing in this Section 14.9 will permit any change to the rights, privileges, restrictions and conditions attaching to the Voting Share or Exchangeable Shares or to the Exchange Put Right or Automatic Exchange Rights.

14.10   NECESSARY ACTION

        Whenever CCo elects to have any action undertaken by CCo Holdco as provided in this agreement, CCo agrees to cause CCo Holdco to duly perform such action in accordance with the terms of this agreement.

        IN WITNESS WHEREOF, the parties hereby have caused this agreement to be duly executed as of the date first above written.

                                            CALPINE CORPORATION


                                            Per:
                                                --------------------------------

                                            [CCO SUB]


                                            Per:
                                                --------------------------------

                                            [TRUSTEE]


                                            Per:
                                                --------------------------------

                                    EXHIBIT E

                                ENCAL ENERGY LTD.

                              AFFILIATE'S AGREEMENT



February ____, 2001

Calpine Corporation
50 West San Fernando Street,
5th Floor,
San Jose, California  95113


Encal Energy Ltd.
1800, 421 Seventh Avenue S.W.
Calgary, Alberta
T2P 4K9

Ladies and Gentlemen:

        I have been advised that as of the date hereof, I may be deemed to be an "affiliate" (as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act")) of Encal Energy Ltd., a company existing under the laws of Alberta ("ECo").

        I understand that pursuant to an arrangement (the "Arrangement") to be effected by Articles of Arrangement filed pursuant to the Business Corporations Act (Alberta), each issued and outstanding common share (a "ECo Common Share") of ECo will be exchanged for a number of non-voting exchangeable shares of a subsidiary of CCo (the "Exchangeable Shares"). The Exchangeable Shares will be exchangeable for shares of common stock ("CCo Common Stock") of Calpine Corporation, a Delaware corporation ("CCo") pursuant to a Voting and Exchange Trust Agreement. I further understand that the Arrangement is being entered into pursuant to a Combination Agreement dated on or about February 7, 2001 (the "Combination Agreement") by and between ECo and CCo.

        I further understand that the Arrangement will be treated for financial accounting purposes as a "pooling of interests" in accordance with United States generally accepted accounting principles and that the staff of the SEC has issued certain guidelines that should be followed to ensure the pooling of the entities.

        In consideration of the agreements contained herein, CCo's and ECo's reliance on this letter in connection with the consummation of the Arrangement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, I hereby represent, warrant and agree that, unless the Combination Agreement is terminated in circumstances where the Arrangement is not completed, during the period commencing 30 days prior to the Effective Date (as defined in the Combination Agreement) and ending at such time as financial results that include at least 30 days of post-combination combined operations of CCo and ECo after the Arrangement shall have been published, I will not sell, transfer or otherwise dispose of or, as contemplated by Accounting Series Releases 130 and 135 as amended, of the SEC, reduce my risk relative to any ECo Common Shares held by me or any Exchangeable Shares or CCo Common Stock received in exchange therefor except:

        a) during the period beginning on the date 30 days prior to the Effective Date and ending on the Effective Date, I may transfer, sell, put, pledge or otherwise dispose of, or reduce my risk relative to, up to a number of shares equal to (x) 10% of my ECo Common Shares held on the date of any sale, less (y) the number of such shares sold by me on and after February 7, 2001, provided that:

               i) such disposition is required to prevent expiry of options granted pursuant to a ECo option plan;

               ii) all affiliate dispositions of all equivalent ECo Common Shares by all affiliates during the prescribed period do not exceed 1,170,000 equivalent ECo Common Shares as such equivalent is calculated pursuant to the Arrangement (or the equivalent number of shares of CCo Common Stock); and

               iii) before I dispose of any ECo Common Shares or otherwise reduce my risk relative to any equivalent ECo Common Shares during the period prescribed in this paragraph, I will consult with CCo who, in consultation with its independent accountants, will, as soon as reasonably practicable, determine if such disposition or risk reduction transaction violates the conditions for pooling-of-interests accounting under U.S. generally accepted accounting principles. If the ECo Common Share disposition or risk reduction transaction is determined to violate the conditions for pooling-of-interests accounting under U.S. generally accepted accounting principles, I agree not to make the disposition or enter into the risk reduction transaction.

I agree not to transfer, sell, put, pledge or otherwise dispose of, or direct or cause the sale, transfer or other disposition of, or reduce my risk relative to, any Exchangeable Shares or shares of CCo Common Stock received upon the exchange of such Exchangeable Shares (together, the "Combination Shares") held by me or on my behalf or received by me during the period beginning on the Effective Date and ending on the date (the "Expiration Date") CCo shall have publicly released a report in the form of a quarterly earnings report, registration statement filed with the SEC, a report filed with the SEC on Form 10-K, 10-Q or 8-K or any other public filing, statement or public announcement which includes the combined financial results (including combined sales and net income) of CCo and ECo for a period which includes at least 30 days of post-combination combined operations of CCo and ECo following the Effective Date except:

        b) during the period beginning on the Effective Date and ending on the Expiration Date, I may transfer, sell, put, pledge or otherwise dispose of, or reduce my risk relative to, Combination Shares equal to (x) 10% of my ECo Common Shares held on the effective date of the Arrangement, less (y) the number of ECo Common Shares sold by me on and after February 7, 2001, provided that:

               i) such disposition is required to prevent expiry of options granted pursuant to a ECo option plan;

               ii) the appropriate dispositions of Combination Shares by all affiliates during the period prescribed in this paragraph when combined with any dispositions or risk reduction transactions in paragraph a)(ii) above do not exceed the equivalent of 1,170,000 ECo Common Shares (or the equivalent number of shares of CCo Common Stock) determined by reference to the Exchange Ratio for the exchange of ECo Common Shares for Exchangeable Shares; and

               iii) before I dispose of any Combination Shares or otherwise reduce my risk relative to any Combination Shares during the period prescribed in this paragraph, I will consult with CCo who, in consultation with its independent accountants, will determine if such disposition or risk-reduction transaction violates the conditions for pooling-of-interests accounting under U.S. generally accepted accounting principles. If the Combination Shares disposition or risk-reduction transaction is determined to violate the conditions for pooling-of-interests accounting under U.S. generally accepted accounting principles, I agree not to make the disposition or enter into the risk reduction transaction.

        I have been advised that since I may be deemed to be an affiliate of ECo at the time the Arrangement is submitted for a vote of the holders of ECo Common Shares, the Exchangeable Shares acquired by me on the Effective Date pursuant to the Arrangement (and any shares of CCo Common Stock issued in exchange therefor) can be sold by me only (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 promulgated by the SEC under the Securities Act, or (iii) in reliance upon an exemption from registration that is available under the Securities Act.

        By its execution hereof, CCo agrees that it will, as long as I own any Exchangeable Shares acquired by me on the Effective Date pursuant to the Arrangement (or shares of CCo Common Stock issued in exchange therefor), take all reasonable efforts to make timely filings with the SEC of all reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended, and will promptly furnish upon written request of the undersigned a written statement confirming that such reports have been so timely filed.

        CCo agrees that it shall publicly release the combined financial results (including combined sales and net income) of CCo and ECo for the period ending at the end of the first full calendar month of post-combination combined operations of CCo and ECo as soon as reasonably practicable following Closing, notwithstanding that such release may not coincide with a financial quarterly report or be in the form of a report filed with the SEC on Form 10-Q.

        Execution of this letter should not be considered an admission on my part that I am an affiliate of ECo as described above, or as a waiver of any rights I may have to object to any claim that I am such as affiliate on or after the date of this letter.

        If you are in agreement with the foregoing, please so indicate by signing below and returning a copy of this letter to the undersigned, at which time this letter shall become a binding agreement between us.


Very truly yours,



By:________________________________

Name:______________________________
Address:___________________________
Date:______________________________



ACCEPTED this____day of February, 2001.


CALPINE CORPORATION                        ENCAL ENERGY LTD.

By:________________________________        By:__________________________________
Name:______________________________        Name:________________________________
Title:_____________________________        Title:_______________________________

                                   SCHEDULE F
                               CALPINE CORPORATION
                              AFFILIATE'S AGREEMENT




Calpine Corporation
50 West San Fernando Street,
5th Floor
San Jose, California  95113


Encal Energy Ltd.
1800, 421 Seventh Avenue S.W.
Calgary, Alberta
T2P 4K9


Ladies and Gentlemen:

I have been advised that as of the date hereof, I may be deemed to be an "affiliate" (as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act")) of Calpine Corporation, a Delaware corporation ("CCo").

        I understand that pursuant to an arrangement (the "Arrangement") to be effected by Articles of Arrangement filed pursuant to the Business Corporations Act (Alberta), each issued and outstanding common share (a "ECo Common Share") of Encal Energy Ltd. ("ECo") will be exchanged for a number of non-voting exchangeable shares of a subsidiary of CCo (the "Exchangeable Shares"). The Exchangeable Shares will be exchangeable for shares of CCo common stock ("CCo Common Stock") pursuant to a Voting and Exchange Trust Agreement. I further understand that the Arrangement is being entered into pursuant to a Combination Agreement dated on or about February 7, 2001 (the "Combination Agreement") by and between ECo and CCo.

        I further understand that the Arrangement will be treated for financial accounting purposes as a "pooling of interests" in accordance with United States generally accepted accounting principles and that the staff of the SEC has issued certain guidelines that should be followed to ensure the pooling of the entities.

        In consideration of the agreements contained herein, CCo's and ECo's reliance on this letter in connection with the consummation of the Arrangement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, I hereby represent, warrant and agree that, unless the Combination Agreement is terminated in circumstances where the

Arrangement is not completed, during the period commencing 30 days prior to the Effective Date (as defined in the Combination Agreement) and ending at such time as financial results that include at least 30 days of post-combination combined operations of CCo and ECo after the Arrangement shall have been published, I will not sell, transfer or otherwise dispose of or, as contemplated by Accounting Series Releases 130 and 135, as amended, of the SEC, reduce my risk relative to any CCo Common Stock held by me, except:

        a) during the period beginning on the date 30 days prior to the Effective Date and ending on the Effective Date, I may transfer, sell, put, pledge or otherwise dispose of, or reduce my risk relative to, up to a number of shares equal to (x) 10% of my CCo Common Shares held on the date of any sale, less (y) the number of such shares sold by me on and after February 7, 2001 provided that:

               i) such disposition is required to prevent expiry of options granted pursuant to a CCo option plan;

               ii) all affiliate dispositions of all equivalent ECo Common Shares by all affiliates during the prescribed period do not exceed 1,170,000 equivalent ECo Common Shares as such equivalent is calculated pursuant to the Arrangement (or the equivalent number of shares of CCo Common Stock); and

               iii) before I dispose of any shares of CCo Common Stock or otherwise reduce my risk relative to any equivalent shares of CCo Common Stock during the period prescribed in this paragraph, I will consult with CCo who, in consultation with its independent accountants, will, as soon as reasonably practicable, determine if such disposition or risk reduction transaction violates the conditions for pooling-of-interests accounting under U.S. generally accepted accounting principles. If the CCo Common Stock disposition or risk reduction transaction is determined to violate the conditions for pooling-of-interests accounting under U.S. generally accepted accounting principles, I agree not to make the disposition or enter into the risk reduction transaction.

I agree not to transfer, sell, put, pledge or otherwise dispose of, or direct or cause the sale, transfer or other disposition of, or reduce my risk relative to, any Exchangeable Shares or shares of CCo Common Stock received upon the exchange of such Exchangeable Shares (together, the "Combination Shares") or shares of CCo Common Stock held by me or on my behalf or received by me during the period beginning on the Effective Date and ending on the date (the "Expiration Date") CCo shall have publicly released a report in the form of a quarterly earnings report, registration statement filed with the SEC, a report filed with the SEC on Form 10-K, 10-Q or 8-K or any other public filing, statement or public announcement which includes the combined financial results (including combined sales and net income) of CCo and ECo for a period which includes at least 30 days of post-combination combined operations of CCo and ECo following the Effective Date except:

        b) during the period beginning on the Effective Date and ending on the Expiration Date, I may transfer, sell, put, pledge or otherwise dispose of, or reduce my risk relative to, Combination Shares or shares of CCo Common Stock equal to (x) 10% of my Combination Shares or shares of CCo Common Stock held on the effective date of the Arrangement, less (y) the number of Eco Common Shares sold by me on and after February 7, 2001, provided that:

               i) such disposition is required to prevent expiry of options granted pursuant to a CCo option plan;

               ii) the appropriate dispositions of shares of CCo Common Stock and Combination Shares by all affiliates during the period prescribed in this paragraph when combined with any dispositions or risk reduction transactions in paragraph
                      a)(ii) above do not exceed the equivalent of 1,170,000 ECo Common Shares (or the equivalent number of shares of CCo Common Stock) determined by reference to the Exchange Ratio for the exchange of ECo Common Shares for Exchangeable Shares; and

               iii) before I dispose of any Combination Shares or shares of CCo Common Stock or otherwise reduce my risk relative to any Combination Shares or shares of CCo Common Stock during the period prescribed in this paragraph, I will consult with CCo who, in consultation with its independent accountants, will determine if such disposition or risk-reduction transaction violates the conditions for pooling-of-interests accounting under U.S. generally accepted accounting principles. If the Combination Shares or CCo Common Stock disposition or risk-reduction transaction is determined to violate the conditions for pooling-of-interests accounting under U.S. generally accepted accounting principles, I agree not to make the disposition or enter into the risk reduction transaction.


        By its execution hereof, CCo agrees that it will, as long as I own any Combination Shares or shares of CCo Common Stock owned by me on the Effective Date pursuant to the Arrangement, take all reasonable efforts to make timely filings with the SEC of all reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended, and will promptly furnish upon written request to the undersigned a written statement confirming that such reports have been so timely filed.

        CCo agrees that it shall publicly release the combined financial results (including combined sales and net income) of CCo and ECo for the period ending at the end of the first full calendar month of post-combination combined operations of CCo and ECo as soon as reasonably practicable following Closing, notwithstanding that such release may not coincide with a financial quarterly report or be in the form of a report filed with the SEC on Form 10-Q.

        c) Execution of this letter should not be considered an admission on my part that I am an affiliate of ECo as described above, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

        If you are in agreement with the foregoing, please so indicate by signing below and returning a copy of this letter to the undersigned, at which time this letter shall become a binding agreement between us.


Very truly yours,



Very truly yours,



By:________________________________

Name:______________________________
Address:___________________________
Date:______________________________



ACCEPTED this____day of February, 2001.


CALPINE CORPORATION                        ENCAL ENERGY LTD.

By:________________________________        By:__________________________________
Name:______________________________        Name:________________________________
Title:_____________________________        Title:_______________________________